UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2026

Silence Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-39487	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hammersmith Grove London United Kingdom	W6 7AP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 20 3457 6900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing three ordinary shares, nominal value £0.05 per share	SLN	The Nasdaq Stock Market LLC
Ordinary share, nominal value £0.05 per share*	*	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Agreement

On October 18, 2026, Silence Therapeutics plc, a public limited company incorporated in England and Wales (the “Company”), entered into a transaction agreement (the “Transaction Agreement”) with Merck KGaA, Darmstadt, Germany, a German corporation with general partners (“Purchaser”).

The Transaction Agreement provides, among other things, that, subject to the satisfaction or waiver of the conditions set forth therein, Purchaser (or, in the case of the American Depositary Shares of the Company (each a “Company ADS”), Purchaser’s nominee, in accordance with the Transaction Agreement) will acquire the entire issued and to be issued share capital of the Company pursuant to a scheme of arrangement under Part 26 of the U.K. Companies Act 2006 (the “Scheme of Arrangement” and such acquisition, the “Transaction”).

Under the Transaction Agreement, at the effective time of the Scheme of Arrangement (the “Effective Time”), all ordinary shares, nominal value £0.05 per share (“Company Ordinary Shares”), issued and outstanding as of the Effective Time will be transferred to Purchaser, and the holders of Company Ordinary Shares will have the right to receive, for each such share, $6.6667 in cash (the “Per Share Consideration”), without interest on the terms and subject to the conditions set forth in the Transaction Agreement and the Scheme of Arrangement, including as to rounding of fractional entitlements. Because each Company ADS represents a beneficial ownership interest in three (3) Company Ordinary Shares, immediately following the Effective Time and as an indirect consequence of the Scheme of Arrangement, holders of Company ADSs shall cease to have any rights with respect to the Company ADSs and will be entitled to receive, for each Company ADS, $20.00 in cash (the “Per ADS Consideration”), without interest and subject to the conditions set forth in the Transaction Agreement, the Scheme of Arrangement and the deposit agreement governing the Company ADSs, including as to rounding of fractional entitlements, being an amount equal to three times the Per Share Consideration. The Transaction and the Scheme of Arrangement have been recommended by the board of directors of the Company.

Conditions to the Transaction

The respective obligations of the Company and Purchaser to consummate the Transaction are subject to the satisfaction or waiver of a number of customary conditions, including: (1) approval by the Company’s shareholders of the Scheme of Arrangement by a majority in number representing not less than three-fourths (75%) in value of the members or class of members (as the case may be) present and voting either in person or by proxy at the Scheme Meeting (as defined in the Transaction Agreement) and the passing of the special resolution to amend the Company’s organizational documents and other related matters by members representing not less than three-fourths (75%) of the total voting rights of eligible members present and voting either in person or by proxy at the Company GM (as defined in the Transaction Agreement) (the “Company Shareholder Approvals”); (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approval or deemed approval under the antitrust laws of the Federal Republic of Germany; (3) compliance by the other party in all material respects with such other party’s obligations under the Transaction Agreement; (4) accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Transaction Agreement; (5) sanction of the Scheme of Arrangement by the High Court of Justice of England and Wales (the “Court”); (6) the absence of any law or order prohibiting consummation of the Transaction; (7) delivery of certain customary closing documents by the other party; and (8) the absence of a Company material adverse effect. The consummation of the Transaction is not subject to any financing condition.

Representations and Warranties; Covenants

The Transaction Agreement contains customary representations and warranties given by the Company and Purchaser. The Transaction Agreement also contains customary pre-closing covenants, including the obligation of the Company to conduct its business in the ordinary course of business and covenants by each of the parties to refrain from taking specified actions without the consent of the other party. The parties have agreed to use their respective reasonable best efforts to complete the Transaction as promptly as reasonably practicable, including in obtaining each third party consent or regulatory approval necessary, proper or advisable to complete the Transaction. The Transaction Agreement also provides that, during the period from the date of the Transaction Agreement until the Effective Time, the Company is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide information to third parties, to engage in discussions with third parties regarding alternative acquisition proposals or to change the recommendation of the Company’s board in favor of the Transaction, subject to customary exceptions.

Treatment of Equity Awards

Under the Transaction Agreement, at the Effective Time, each Company Other Share Option (as defined in the Transaction Agreement) (i.e., each Company Share Option other than a Company Exercised CSOP Option (each as defined in the Transaction Agreement)) that is outstanding and unexercised, whether vested or unvested, will be deemed fully vested and will be canceled and converted into the right to receive an all-cash payment equal to the product of (i) the aggregate number of Company ADSs underlying such option and (ii) the excess, if any, of the Per ADS Consideration over the per Company ADS exercise price of such option, subject, in the case of certain options, to the holder executing a cancellation agreement. For the avoidance of doubt, no amount will be payable in respect of any Company Other Share Option where such excess is zero. Prior to Closing, the Company will make arrangements for each Company CSOP Option (as defined in the Transaction Agreement) (i.e., each Company Share Option intended to qualify as a “company share option” under Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003) that is outstanding and unexercised, whether vested or unvested, to be deemed fully vested and exercised by the holder, conditional upon, and effective as of immediately prior to, the Court’s sanction of the Scheme of Arrangement, with the holder becoming a Scheme Shareholder (as defined in the Transaction Agreement) in respect of the Company ADSs acquired on exercise and the aggregate exercise price and any applicable withholding taxes to be satisfied by retention from the resulting Per ADS Consideration otherwise payable to such holder.

Termination and Termination Fees

The Transaction Agreement contains certain customary termination rights, including, among others, if (1) the Transaction is not completed on or before 11:59 p.m. London time on April 30, 2027 (the “End Date”), subject to extension if the Scheme of Arrangement has not been sanctioned by the Court less than five business days before such date, then the end date will be automatically extended by five business days, (2) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Transaction, (3) the Company’s shareholders do not provide the requisite approvals for the Transaction at the applicable shareholder meetings or (4) the Court declines or refuses to sanction the Scheme of Arrangement and any associated appeal is unsuccessful.

In addition, Purchaser may terminate the Transaction Agreement in certain circumstances, including if (a) the Company’s board has changed or failed to reaffirm its recommendation in favor of the Transaction, or (b) an uncured breach by the Company of its representations, warranties or covenants that would cause a closing condition not to be satisfied. The Company may terminate the Transaction Agreement in certain circumstances, including (x) following an uncured breach by Purchaser of its representations, warranties or covenants that would cause a closing condition not to be satisfied or (y) prior to the time at which the Company Shareholder Approvals have been obtained , in order to enter into a definitive agreement providing for a “superior proposal.”

Under the Transaction Agreement, the Company will be required to make a cash payment to Purchaser equal to $13 million (the “Termination Fee”) if the Transaction Agreement is terminated in certain circumstances, including (1) in the circumstances described in clause (a) in the preceding paragraph; or (2) if the Company terminates the Transaction Agreement in order to accept a superior proposal, or (3)(a) if the Transaction Agreement is terminated in the circumstances described in clause (b) of the preceding paragraph or because of the failure of the closing to occur by the End Date or to obtain the Company Shareholder Approvals, (b) a bona fide alternative acquisition proposal or acquisition inquiry has been publicly announced and not publicly withdrawn without qualification at least five business days prior to the Company shareholder meetings, and (c) within 12 months from termination, (1) the Company enters into a definitive agreement with respect to an alternative transaction and such transaction is subsequently consummated (regardless of whether such consummation is within such 12 month period) or (2) the Company consummates an alternative transaction.

Additional Information

The foregoing description of the Transaction, the Scheme of Arrangement and the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement (including the Form of Scheme of Arrangement attached thereto), which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference. A copy of the Transaction Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about the Company or Purchaser.

The Transaction Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Transaction Agreement reflect negotiations between the parties to the Transaction Agreement and are not intended as statements of fact to be relied upon by the Company’s or Purchaser’s securityholders or any other person. In particular, the representations, warranties, covenants and agreements in the Transaction Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Transaction Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Transaction Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

Voting and Support Agreements

In connection with the execution of the Transaction Agreement, certain securityholders of the Company holding approximately 14% of the Company’s voting power have entered into voting and transaction support agreements with Purchaser (collectively, the “Voting and Support Agreements”).

Pursuant to the Voting and Support Agreements, the relevant securityholders of the Company have agreed, among other things, to: (i) vote their beneficially owned voting securities of the Company in favor of the transactions contemplated by the Transaction Agreement, including any matter necessary for the consummation of the Transaction; and (ii) comply with certain restrictions on the disposition of such securities, in each case subject to the terms and conditions contained therein.

The Voting and Support Agreements will terminate upon the earliest to occur of: (1) as to the securityholder that is party to a Voting and Support Agreement, the Effective Time; (2) the termination of the Transaction Agreement pursuant to and in compliance with its terms; (3) as to the securityholder that is party to a Voting and Support Agreement, any amendment to the Transaction Agreement without such securityholder’s prior written consent that (a) decreases the amount, or changes the form, of consideration or (b) imposes any additional conditions on the consummation of the transactions contemplated by a Transaction Agreement or the payment of consideration to the Company’s securityholders, or (4) as to the securityholder that is party to a Voting and Support Agreements, the written agreement of Purchaser and the securityholder.

The description of the Voting and Support Agreements contained in this report does not purport to be complete and is qualified in its entirety by reference to the full form of Voting and Support Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Press Release

On October 19, 2026, the Company issued a press release announcing its entry into the Transaction Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Transaction Agreement, dated as of October 18, 2026, by and between Company and Purchaser.

10.1*	Form of Voting and Support Agreement, by and between Purchaser and the Securityholder signatory thereto.

99.1	Press Release, dated October 19, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

* * *

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Purchaser pursuant to the Transaction Agreement. In connection with the proposed transaction, the Company intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). The Company may also file other relevant documents with the SEC regarding the proposed transaction. The definitive proxy statement (if and when available) (the “Proxy Statement”) will be mailed to shareholders of the Company. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF THE COMPANY, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K. COMPANIES ACT 2006) AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and securityholders will be able to obtain free copies of the Proxy Statement (if and when available) and other documents containing important information about the Company and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the investor relations section of the Company’s website (https://silence-therapeutics.com/).

Participants in the Solicitation

The Company and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s securityholders in connection with the proposed transaction. Information about the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Non-Executive Director Remuneration” contained in the Company’s proxy statement on Schedule 14A for the Company 2026 Annual General Meeting filed with the SEC on April 29, 2026. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the applicable “as of” date described in its 2026 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC, including the Forms 4 filed by Mr. Griffiths on July 7, 2026 and August 13, 2026, respectively. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s securityholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC. These filings, when available, may be obtained free of charge on the investor relations section of the Company’s website (https://silence-therapeutics.com/) or on the SEC’s website (https://www.sec.gov).

No Offer or Solicitation

This Current Report on Form 8-K is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws regarding the Company, including, but not limited to, statements related to the proposed acquisition of the Company by Purchaser and the anticipated timing, results and benefits thereof, the timing of the filing of the Proxy Statement in connection with the proposed acquisition, the ability to obtain shareholder approval, and other statements that are not historical facts. These forward-looking statements can generally be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond the Company’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: (i) Purchaser’s and the Company’s ability to complete the transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and shareholder approvals, the sanction of the High Court of Justice of England and Wales and satisfaction of other closing conditions to consummate the acquisition; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction and the possibility that competing acquisition proposals will be made; (iii) risks related to diverting the attention of the Company’s management from ongoing business operations; (iv) significant transaction costs and/or unknown or inestimable liabilities; (vi) the risk of shareholder or other litigation in connection with the proposed transaction, including resulting expense or delay; (vi) pharmaceutical product development and the uncertainty of clinical success; (vii) the regulatory approval process, including the risks that the Company may be unable to submit anticipated regulatory filings on the timeframe anticipated, or at all, or that the Company may be unable to obtain regulatory approvals of any of its product candidates in a timely manner or at all; (ix) disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; (ix) costs and expenses related to the proposed acquisition; (xi) effects relating to the announcement of the acquisition or any further announcements or the consummation of the acquisition on the market price of the Company’s American depositary shares or ordinary shares; (x) regulatory initiatives and changes in tax laws; (xii) market volatility; and (xii) other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Proxy Statement and other filings made by the Company from time to time with the SEC. These filings, when available, will be available on the investor relations section of the Company’s website (https://silence-therapeutics.com/) or on the SEC’s website (https://www.sec.gov). The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILENCE THERAPEUTICS PLC

By:	/s/ Iain Ross
Name:	Iain Ross
Title:	Interim Principal Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

Date: October 19, 2026

Exhibit 2.1

TRANSACTION AGREEMENT

by and between

MERCK KGAA, DARMSTADT, GERMANY

and

SILENCE THERAPEUTICS PLC

dated as of

October 18, 2026

i

ii

ANNEXES

Annex A – Definitions
Annex B – Form of Scheme of Arrangement
Annex C – Form of Company Shareholder Resolution

iii

TRANSACTION AGREEMENT

THIS TRANSACTION AGREEMENT (this “Agreement”), dated as of October 18, 2026, is by and between MERCK KGAA, DARMSTADT, GERMANY, a German corporation with general partners (“Purchaser”), and SILENCE THERAPEUTICS PLC, a public limited company incorporated in England and Wales with registered number 02992058 (“Company” and, together with Purchaser, the “Parties”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex A or as otherwise defined elsewhere in this Agreement.

RECITALS

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Parties intend that the entire issued and to be issued share capital of Company be acquired by Purchaser (or, at Purchaser’s election (subject to Section 7.9(c)), (a) in respect of any or all of the Residual Shares, Purchaser and (b) in respect of the Depositary Shares, the DR Nominee) pursuant to the Scheme of Arrangement (the “Transaction”);

WHEREAS, the United Kingdom Panel on Takeovers and Mergers (the “Panel”) has advised the Company that (a) the Panel does not consider that Company has its place of central management and control in the United Kingdom, Channel Islands or Isle of Man, based on the residency of the current board of directors of Company (the “Company Board”), for the purposes of the United Kingdom City Code on Takeovers and Mergers (“Takeover Code”) and (b) accordingly, the Takeover Code does not apply to Company or the Transaction;

WHEREAS, the Parties intend that, (a) at the Effective Time, the Scheme Shares (including, for the avoidance of doubt, the Depositary Shares) shall be transferred by the Scheme Shareholders to Purchaser (or, at Purchaser’s election (subject to Section 7.9(c)), (a) in respect of any or all of the Residual Shares, Purchaser and (b) in respect of the Depositary Shares, the DR Nominee) in accordance with the provisions of this Agreement and the Scheme of Arrangement, and the Scheme Shareholders shall cease to have any rights with respect to the Scheme Shares, except their rights, in accordance with the terms of the Scheme of Arrangement, to receive, in exchange for each Scheme Share so transferred, $6.6667 in cash, without interest (the “Per Share Consideration”) on the terms and subject to the conditions set forth in this Agreement and the Scheme of Arrangement, and (b) accordingly, immediately following the Effective Time and as an indirect consequence of the Scheme of Arrangement, the holders of Company ADSs shall cease to have any rights with respect to the Company ADSs except for the right to receive an amount of cash equal to the Per Share Consideration multiplied by three to equal $20.00 per Company ADS (the “Per ADS Consideration”), in each case on the terms and subject to the conditions set forth in this Agreement, the Scheme of Arrangement and the Deposit Agreement;

WHEREAS, the Company Board has unanimously (a) resolved that the entry by Company into this Agreement, and the implementation of the Transaction and the Scheme of Arrangement, is fair to and in the best interests of Company for the benefit of the Company Shareholders as a whole, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Transaction and the Scheme of Arrangement, (c) resolved to recommend to the Company Shareholders the approval of the Scheme of Arrangement at the Scheme Meeting and the passing of the Company Shareholder Resolution at the Company GM and (d) directed that the Scheme of Arrangement be submitted for approval by the Company Shareholders at the Scheme Meeting on the terms and subject to the conditions set forth herein and therein;

WHEREAS, the executive board (Geschäftsleitung) of Purchaser has unanimously approved this Agreement, the Transaction and the other transactions contemplated by this Agreement;

WHEREAS, as a condition and inducement to the willingness of Purchaser to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Purchaser is entering into one or more voting and transaction support agreements with one or more of the Company Shareholders (each, a “Support Agreement”), pursuant to which, on the terms and subject to the conditions therein, each such Company Shareholder has agreed to vote its Company ADSs and/or Company Ordinary Shares in favor of the approval of the Scheme of Arrangement at the Scheme Meeting and the passing of the Company Shareholder Resolution at the Company GM; and

WHEREAS, Company and Purchaser desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Company and Purchaser agree as follows:

ARTICLE I

THE TRANSACTION

Section 1.1 The Transaction. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, Purchaser (or, at Purchaser’s election (subject to Section 7.9(c)), (a) in respect of any or all of the Residual Shares, Purchaser and (b) in respect of the Depositary Shares, the DR Nominee) shall acquire the Scheme Shares pursuant to the Scheme of Arrangement. The Scheme Shares will be acquired fully paid, with full title guarantee, free from all Liens (other than transfer restrictions arising under applicable securities laws) and together with all rights at the Effective Time or thereafter attached or relating thereto, including voting rights and the right to receive and retain all dividends and other distributions (if any) and any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) thereon.

Section 1.2 Closing. Unless otherwise mutually agreed in writing between Purchaser and Company, the closing of the Transaction shall occur as promptly as practicable at the Effective Time (calculated in accordance with Section 1.3) (the “Closing”) and such date shall occur (and in any event within two Business Days) following the satisfaction or (to the extent permitted by Applicable Law) waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs is referred to as the “Closing Date”. To the extent that documents and signatures are required to be executed or provided at the Closing, such matters shall be dealt with by way of a virtual closing through electronic exchange of documents and signatures.

Section 1.3 Delivery of Court Order. On the Closing Date, prior to the Closing, Company shall (a) deliver, or cause to be delivered, the order of the Court sanctioning the Scheme of Arrangement (such order being the “Court Order”) to the Registrar of Companies in England and Wales and the Scheme of Arrangement shall become effective upon such delivery in accordance with its terms (the date and time of such delivery being the time that the Scheme of Arrangement shall become effective, herein referred to as the “Effective Time”) and (b) deliver a copy of the Court Order to Purchaser together with appropriate evidence of the Effective Time.

ARTICLE II

TRANSFER OF SCHEME SHARES

Section 2.1 Transfer of Scheme Shares.

(a) At the Effective Time, the Scheme Shares (including, for the avoidance of doubt, the Depositary Shares) shall be transferred from the Scheme Shareholders to Purchaser (or, at Purchaser’s election (subject to Section 7.9(c)), (i) in respect of any or all of the Residual Shares, Purchaser and (ii) in respect of the Depositary Shares, the DR Nominee) in accordance with the provisions of this Agreement and the Scheme of Arrangement, and the Scheme Shareholders shall cease to have any rights with respect to the Scheme Shares, except their rights, in accordance with the terms of the Scheme of Arrangement, to receive, in exchange for each Scheme Share so transferred, the Per Share Consideration noting that aggregate entitlements shall be rounded up or down to the nearest cent in accordance with the terms of the Scheme of Arrangement. For the avoidance of doubt, the Parties acknowledge that, although the holders of Company ADSs are not Scheme Shareholders by virtue of their holdings of Company ADSs, the Depositary Shares are Scheme Shares to be transferred pursuant to the Scheme of Arrangement and accordingly, immediately following the Effective Time and as an indirect consequence of the Scheme of Arrangement, the holders of Company ADSs shall cease to have any rights with respect to the Company ADSs except for the right to receive (in the case of certificated Company ADSs, in exchange for surrendering each Company ADS to the Depositary (or the Depositary Custodian)), the Per ADS Consideration, in each case subject to the terms and conditions set forth in this Agreement, the Scheme of Arrangement and the Deposit Agreement, noting that aggregate entitlements shall be rounded up or down to the nearest cent in accordance with the terms of the Scheme of Arrangement and the Deposit Agreement. As soon as reasonably practicable after the Effective Time, and subject to the stamping of any relevant instruments of transfer (to the extent required), the register of members of the Company will be updated in accordance with this Agreement and the Scheme of Arrangement to reflect the transfer of the Scheme Shares, as contemplated hereby and thereby.

(b) Prior to the Closing, Purchaser shall appoint a commercial bank or trust company reasonably acceptable to Company (the “Paying Agent”) and enter into a paying agent agreement with the Paying Agent in a form that is reasonably acceptable to Company. At or prior to the Effective Time, Purchaser shall procure the deposit with the Paying Agent, for the benefit of the Scheme Shareholders, of cash in an amount equal to the aggregate amount of the Per Share Consideration. All cash deposited with the Paying Agent pursuant to the preceding sentence shall hereinafter be referred to as the “Company Payment Fund”. No interest shall be paid or shall accrue for the benefit of Scheme Shareholders on the Per Share Consideration. Notwithstanding anything to the contrary in this Section 2.1(b), all obligations of Purchaser with respect to consideration required to be provided by Purchaser to the Paying Agent in respect of the Depositary Shares shall be satisfied to the extent Purchaser provides such consideration directly to the Depositary (or, to the extent that the Depositary is not itself the registered holder of the relevant Scheme Shares that underly the Company ADSs, whichever nominee, custodian or other entity is the Scheme Shareholder in respect of such Scheme Shares (the “Depositary Custodian”)) pursuant to the procedures contemplated by Section 2.1(c).

(c) Prior to the Closing, Company and Purchaser shall establish procedures with the Depositary that are reasonably acceptable to Company and Purchaser to ensure that (i) the Depositary (or the Depositary Custodian) shall promptly deliver the Per ADS Consideration to each holder of a Company ADS (in the case of certificated Company ADSs, that has duly surrendered Company ADSs to the Depositary (or the Depositary Custodian)), (ii) any funds unclaimed by holders of Company ADSs shall be treated, as closely as reasonably possible, in the same manner as provided under Section 2.1(d), and (iii) if reasonably practicable, the Per Share Consideration in respect of the Depositary Shares will be delivered directly by Purchaser to the Depositary rather than through the Paying Agent. If reasonably deemed necessary by the Parties in furtherance of the establishment of such procedures, Company shall enter into one or more amendments to the Deposit Agreement that are reasonably acceptable to the Depositary, Company and Purchaser, and the Parties shall deliver any certificates and opinions of counsel reasonably requested by the Depositary in connection therewith. Purchaser will bear the fees, charges and expenses that the Company ADS holders are required to bear under the Deposit Agreement in connection with the Transaction and the other transactions contemplated hereby, the cancellation of the Company ADSs and the receipt of the Per ADS Consideration, but in no event will Purchaser be required to bear more than $0.05 per Company ADS pursuant to this sentence. No interest will be paid or accrued on any amount payable in respect of the Company ADSs.

(d) Any portion of the Company Payment Fund which has not been transferred to the holders of Scheme Shares within twelve (12) months of the Closing Date shall be delivered to Purchaser or its designee(s) promptly upon demand by Purchaser (it being understood that no such delivery shall affect any legal right that a Scheme Shareholder may have to receive the Per Share Consideration), and thereafter such Scheme Shareholders shall be entitled to look only to Purchaser for, and Purchaser shall remain liable for, payment of their claims for the Per Share Consideration pursuant to the provisions of this Article II.

(e) To the fullest extent permitted by Applicable Law, none of Purchaser, any member of the Purchaser Group, any DR Nominee, Company, the Paying Agent, the Depositary (or the Depositary Custodian) or any other Person acting as agent for, or otherwise at the direction of, any of the foregoing Persons, including any of their respective Affiliates, directors, officers or employees, will be liable to Company, Scheme Shareholders or any other Person in respect of the Per Share Consideration from the Company Payment Fund or any other cash or property delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Laws.

Section 2.2 Changes to Company Ordinary Shares. If, between the date of this Agreement and the Effective Time, the outstanding Company Ordinary Shares shall have been changed to, or exchanged for, a different number or class of shares or securities by reason of any share dividend, bonus issue, scrip dividend, subdivision, reorganization, merger, consolidation, reclassification, redesignation, recapitalization, share split, reverse share split, combination or exchange of shares, or a share or scrip dividend shall be declared with a record date within such period, or any similar event shall have occurred (or if the number of Company Ordinary Shares represented by each Company ADS shall have been changed pursuant to the Deposit Agreement), then the amount of the Per Share Consideration (and/or the Per ADS Consideration), as applicable, shall be appropriately adjusted to provide to Purchaser and the Scheme Shareholders the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.2 shall be construed to permit Company to take any action with respect to its securities that is prohibited by Section 6.1 or the other terms of this Agreement.

Section 2.3 Company Share Options.

(a) Each Company Other Share Option that is outstanding and unexercised as of immediately prior to the Effective Time shall, whether vested or unvested, be deemed to be fully vested, and shall be canceled at the Effective Time and converted into the right to receive from Company, at the time and in the manner set out in Section 2.3(c), in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the product of (i) the aggregate number of Company ADSs underlying such Company Other Share Option and (ii) the excess, if any, of (x) the Per ADS Consideration over (y) the per Company ADS exercise price of such Company Other Share Option subject, in the case of any Company Other Share Option which is granted pursuant to a Company 2018 Equity Plan, to the holder thereof executing and delivering to Company a cancellation agreement in respect of such Company Other Share Option. No amount shall be due in respect of a Company Other Share Option where the excess calculated in accordance with the foregoing sentence is zero, and any such Company Other Share Option shall, if it is granted pursuant to the Company 2023 Equity Plan, be cancelled effective as at the Closing for no consideration and, if it is granted pursuant to a Company 2018 Equity Plan, expire in accordance with its terms effective as of the date falling one month after the date of the sanction of the Court of the Scheme of Arrangement.

(b) Prior to Closing, the Company shall make arrangements for each Company CSOP Option that is outstanding and unexercised to, whether vested or unvested, be deemed to be fully vested and for the exercise of such Company CSOP Option by the holder thereof, conditional upon the sanction of the Court of the Scheme of Arrangement and effective as of immediately prior to the Scheme Record Time (as such term is defined in the Scheme of Arrangement). The Company shall cause each such holder that elects to exercise such Company CSOP Option to (i) execute and deliver to Company documents in relation to the exercise of such Company CSOP Option (the “Option Exercise Documents”), and (ii) acknowledge such holder’s obligation to pay to Company the aggregate exercise price and any applicable withholding Taxes required by Applicable Law (if any) in each case due on the exercise of such Company CSOP Option (such option being a “Company Exercised CSOP Option”), and each such holder shall become a Scheme Shareholder in respect of the Company ADSs acquired on the exercise of such Company Exercised CSOP Option for all purposes hereunder and for the purposes of the Scheme of Arrangement. Each holder of such a Company Exercised CSOP Option shall irrevocably and unconditionally authorize and direct Purchaser to retain (or to instruct the Paying Agent to retain) for the benefit of the Company on such holder’s behalf acting as their agent, such amount from the Per ADS Consideration, as applicable, payable to such holder as is equal to (x) the aggregate exercise price of such Company Exercised CSOP Option owing from them to Company (unless such amount has already been remitted by such holder to, and has been received by, Company) and (y) any amount equal to any applicable withholding Taxes required by Applicable Law (if any) in connection with the exercise of such Company Exercised CSOP Options (unless such amount has already been remitted by such holder to, and has been received by, Company ), in satisfaction of their outstanding obligation to pay the aggregate exercise price and satisfy any such withholding Taxes. The retention of an amount equal to the aggregate exercise price and any applicable withholding Taxes (if any) for the benefit of Company on such holder’s behalf pursuant to this Section 2.3(b) shall fully satisfy Purchaser’s obligation to pay such corresponding amount of the Per ADS Consideration to such holder. As soon as practicable following the Effective Time (but in no event later than five Business Days following the Effective Time), Purchaser shall or shall cause the Paying Agent to pay any net amount of Per ADS Consideration to the holders of the Company Exercised CSOP Options pursuant to the Scheme of Arrangement.

(c) As soon as practicable following the Effective Time (but in no event later than the first administratively practicable payroll period after the Effective Time), Purchaser shall, or shall cause Company or applicable Subsidiary of Company to, satisfy through its payroll systems (to the extent required by Applicable Law, or to the extent not required by Applicable Law, Purchaser shall cause the Paying Agent to pay to the applicable recipient) all amounts payable pursuant to the foregoing in Section 2.3(a) and Section 2.3(b) to the applicable recipients thereof, in each case net of any withholding Taxes deducted or withheld in accordance with Section 2.4.

(d) The Parties shall each take, or procure the taking, of all actions necessary to provide for the treatment of the Company Share Options as set forth in this Section 2.3.

(e) Approval of the Company Shareholders shall be sought at the Company GM, as part of the Company Shareholder Resolution, to amend the Company Organizational Documents so that (i) any Company Ordinary Shares or Company ADSs issued or transferred out of treasury prior to the Scheme Record Time (as such term is defined in the Scheme of Arrangement) shall be issued or transferred subject to the terms of the Scheme of Arrangement, and (ii) any Company Ordinary Shares or Company ADSs issued or transferred out of treasury at or after the Scheme Record Time (including as a result of the exercise of any Company Share Option) will automatically be transferred to, or to the order of, Purchaser in exchange for the same Per Share Consideration payable to Scheme Shareholders under the Scheme of Arrangement.

Section 2.4 Withholding Rights. Purchaser, any member of the Purchaser Group, any Affiliates of any member of the Purchaser Group, any DR Nominee, the Paying Agent and any other Person making any payment or delivery of the Per Share Consideration or Per ADS Consideration shall be entitled to deduct and withhold from such payment or delivery such amounts, if any, of Tax as it is required to deduct and withhold with respect to the making of such payment or delivery under Applicable Law. The Parties will cooperate in good faith to implement payment arrangements in respect of the settlement of the Per Share Consideration or Per ADS Consideration (including through the use of appropriate agents that will, to the extent legally permissible, minimize both the amount of, and the administrative burdens associated with, such deduction or withholding). To the extent that amounts of Tax are so deducted and withheld, such deducted and withheld amounts (i) shall be remitted to the applicable Taxing Authority within the time limits imposed by Applicable Law; and (ii) shall be treated for all purposes of this Agreement and the Scheme of Arrangement as having been paid to the person in respect of which such deduction and withholding was made.

Section 2.5 Company and Purchaser Actions Prior to and at the Closing.

(a) On or prior to the Closing, Company shall procure that a meeting of the Company Board (or any committee thereof) is held at which resolutions are passed, conditional upon the delivery of the Court Order to the Registrar of Companies in England and Wales (and effective as of the Effective Time), approving:

(i) the resignation of such directors of Company as Purchaser shall determine from the Company Board; and

(ii) the appointment of such persons as Purchaser shall determine as the directors of Company.

(b) On the Closing Date, Company shall deliver to Purchaser a letter of resignation (in customary form) from (or evidence of the removal of) each director who is to resign in accordance with Section 2.5(a)(i), each director of the board of any Subsidiary of the Company and each officer of Company or any of its Subsidiaries, in each case, as Purchaser shall request (provided, that the delivery thereof shall not be a condition to the Closing).

Section 2.6 Further Assurances. Subject to the terms and conditions of this Agreement and the Scheme of Arrangement, at any time before or after the Effective Time, Purchaser and Company shall each execute any further instruments, deeds, documents, conveyances, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Transaction and to carry out the intent and purposes of this Agreement.

ARTICLE III

IMPLEMENTATION OF THE SCHEME

Section 3.1 Responsibilities of Company in Respect of the Scheme of Arrangement and Company Shareholder Meetings. Company shall:

(a) as promptly as practicable following the date hereof (with the Company using its reasonable best efforts to do so within twenty-five (25) Business Days after the date hereof, except to the extent the Company is unable to do so due to Purchaser’s failure to comply with its obligations under Section 2.2), prepare and file with the SEC a proxy statement in preliminary form relating to the Company Shareholder Meetings, which shall, among other customary items, contain and set out the terms and conditions of the Scheme of Arrangement, the explanatory statement required by section 897 of the Companies Act and the notices convening the Scheme Meeting and the Company GM (such proxy statement, including any amendment or supplement thereto, being the “Proxy Statement” and such matters within the Proxy Statement that relate to the Scheme of Arrangement being the “Scheme Document Annex”);

(b) as soon as reasonably practicable following the date hereof, prepare a draft of any other documentation which is to be filed, published and/or mailed in connection with the Proxy Statement (including the forms of proxy for use by the Company Shareholders at the Company GM and by the Scheme Shareholders at the Scheme Meeting (the “Forms of Proxy”)) (such other documentation, being the “Ancillary Scheme Documentation”);

(c) if it determines that it is required pursuant to Applicable Law to file any document other than the Proxy Statement with the SEC in connection with the Transaction (such document, as amended or supplemented being an “Other Required Filing”), promptly prepare and file such Other Required Filing with the SEC;

(d) use its reasonable best efforts to cause the Proxy Statement (including the Scheme Document Annex), the Ancillary Scheme Documentation and any Other Required Filing (and, in each case, any amendment or supplement thereto) (together, the “Transaction Documentation”) to comply in all material respects with Applicable Law (including the Companies Act and any applicable rules and regulations of the SEC and Nasdaq);

(e) prior to filing, publishing or mailing any Transaction Documentation or responding to any requests or comments of the SEC or the Court with respect thereto, consult with the Purchaser Group as to the form and content of such Transaction Documentation, and, for such purpose, shall afford the Purchaser Group reasonably sufficient time to consider the Transaction Documentation and shall take into consideration in good faith all comments reasonably proposed by Purchaser, except that no such consultation or consideration shall be required with respect to disclosure regarding any Company Adverse Recommendation Change or action with respect to an Acquisition Proposal taken pursuant to Section 6.2(b) through Section 6.2(f);

(f) advise Purchaser promptly after it receives any oral or written request by the SEC or the Court for amendment of any of the Transaction Documentation or Court Documentation or comments thereon and responses thereto or requests by the SEC or the Court for additional information, and promptly provide Purchaser with copies of any written communication from the SEC or the Court or any state securities commission and use reasonable best efforts to respond as promptly as practicable to any comments, responses or requests by the SEC or the Court with respect to the Transaction Documentation and/or Court Documentation;

(g) provide Purchaser with drafts of any further documents, witness statements, affidavits or evidence to be submitted to the Court in relation to the Scheme of Arrangement (the “Court Documentation”), afford Purchaser reasonably sufficient time to consider all Court Documentation and take into consideration in good faith all comments reasonably proposed by Purchaser, other than comments regarding a Company Adverse Recommendation Change made in accordance with Section 6.2(d);

(h) for the purpose of implementing the Scheme of Arrangement, instruct a King’s Counsel from Erskine Chambers (“Counsel”) and promptly provide Purchaser and its advisers with a summary of any advice given by such counsel that is material to the Scheme of Arrangement (including its terms, structure and implementation) and, subject to prior agreement from Counsel, provide Purchaser’s advisers with reasonable access to Counsel and attendance at any key discussions or conferences with Counsel;

(i) as promptly as reasonably practicable, make all necessary applications to the Court in connection with the implementation of the Scheme of Arrangement (including applying to the Court for directions to convene the Scheme Meeting and settling with the Court the Transaction Documentation and the Forms of Proxy), use reasonable best efforts to take such other steps as may be required or desirable in connection with such applications so as to ensure that such matters are dealt with as promptly as reasonably practicable, and consult in good faith with Purchaser in relation to the determination of the relevant classes of Scheme Shareholders for the purposes of the Scheme of Arrangement;

(j) as promptly as reasonably practicable, notify Purchaser of any event or circumstance occurring after the date hereof which, to Company’s knowledge, would reasonably be expected to prevent, materially delay or materially impede the filing, publication or mailing of any Transaction Documentation or Court Documentation;

(k) procure the publication of the advertisements required by Applicable Law and dispatch of the relevant Transaction Documentation to Company Shareholders on the register of members of Company on the record date and time established by Company (in accordance with Applicable Law and, in respect of the Scheme Meeting, with the consent of the Court) as promptly as reasonably practicable after the direction of the Court to dispatch such documents has been obtained, and thereafter shall file, publish and/or mail such other documents and information as the Court may approve or direct from time to time in connection with the implementation of the Scheme of Arrangement in accordance with Applicable Law (and Company shall consult with Purchaser as with respect thereto and shall afford Purchaser reasonably sufficient time to consider such documents and information and shall take into consideration in good faith all comments reasonably proposed by Purchaser, except that no such consultation or consideration shall be required with respect to disclosure regarding any Company Adverse Recommendation Change made in accordance with Section 6.2), as promptly as reasonably practicable after the approval or direction of the Court to file, publish or mail such documents and information has been given;

(l) unless the Company Board (or any committee thereof) has effected a Company Adverse Recommendation Change in accordance with Section 6.2(d), procure that the Proxy Statement includes the Company Board Recommendation;

(m) establish a record date and time for and convene and hold the Scheme Meeting and the Company GM as soon as reasonably practicable following the date of this Agreement (and such that, subject to only Section 3.2, the Scheme Meeting and the Company GM are convened for the date that is as soon after the date of dispatch of the relevant Transaction Documentation as is reasonably practicable and permissible under Applicable Law and the Company Organizational Documents and in any event no later than the date falling 45 days after the dispatch of the Transaction Documentation) and use reasonable best efforts to ensure that the Scheme Meeting and Company GM are convened, held and conducted in compliance with this Agreement, the Company Organizational Documents and Applicable Law (including, where relevant, the directions of the Court);

(n) keep Purchaser informed on a reasonably regular basis as requested by Purchaser, during the period between the dispatch of the Transaction Documentation to Company Shareholders and the date of the Company Shareholder Meetings, of the number of valid proxy votes received in respect of resolutions to be proposed at the Scheme Meeting and the Company GM (with the number of valid proxy votes for, against and withheld being separately identified), and of any changes to the register of members of Company which Company reasonably considers are likely to impact adversely the satisfaction of the “majority in number” requirement for the approval of the Scheme of Arrangement under section 899 of the Companies Act, and, unless the Company Board has effected a Company Adverse Recommendation Change in accordance with Section 6.2, use reasonable best efforts to obtain the Company Shareholder Approvals, including (i) coordinating with the Depositary to facilitate the voting of the Depositary Shares at the Company Shareholder Meetings, (ii) conducting a proxy solicitation exercise and reasonably consulting with Purchaser in connection therewith and taking into consideration in good faith all comments reasonably proposed by Purchaser (it being understood that Company shall control the strategy therefor after having taken into consideration comments reasonably proposed by Purchaser), (iii) keeping Purchaser informed on a regular basis as requested by Purchaser of its solicitation efforts, and (iv) undertaking such other steps as may reasonably be requested by Purchaser to assist in obtaining Company Shareholder Approvals;

(o) (A) notify Purchaser as promptly as reasonably practicable if it becomes aware of any concerns or issues raised by the Company Shareholders, or any holder of Company ADSs, any persons interested (or who may become interested) in securities relating to the Company or any third party in connection with or which may have an impact on the Transaction or the matters contemplated therein, in each case, to the extent that such concerns or issues would have the effect of preventing, materially delaying or impeding the consummation of the Transaction or the other transactions contemplated by this Agreement, and (B) reasonably consult with, and consider in good faith the reasonable views and requests of Purchaser in connection with addressing any such concerns or issues;

(p) permit a reasonable number of Representatives of Purchaser to attend and observe the Scheme Meeting and the Company GM and, unless the Court otherwise directs, to attend and observe each hearing of the Court;

(q) except as required by Applicable Law or the Court, not postpone or adjourn the Scheme Meeting or the Company GM without Purchaser’s prior written consent (not to be unreasonably withheld, delayed or conditioned); provided, however, that Company may, without the consent of Purchaser and only in accordance with the Company Organizational Documents, Applicable Law and, if relevant, the consent of the Court, adjourn or postpone the Scheme Meeting and/or the Company GM (i) in the case of adjournment, if requested by the Company Shareholders (on a poll) to do so, provided that the adjournment resolution was not proposed, procured or instigated by or on behalf of Company or any of its Representatives, (ii) to the extent necessary to ensure that any required or advisable supplement or amendment to the Proxy Statement is provided to the Company Shareholders or to permit dissemination of information which is material to the Company Shareholders voting at the Company Shareholder Meetings, with such postponement or adjournment to extend for no longer than the period that the Company Board determines in good faith (after having consulted with outside counsel and Purchaser) is reasonably necessary or advisable to give the Company Shareholders sufficient time to evaluate any such disclosure or information so provided or disseminated, (iii) if, as of the time for which the Scheme Meeting or the Company GM is scheduled, there are insufficient Company Ordinary Shares or Scheme Shares (as applicable) represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Scheme Meeting or the Company GM, but only until a meeting can be held at which there are a sufficient number of Company Ordinary Shares or Scheme Shares (as applicable) represented to constitute a quorum, or (iv) to solicit additional proxies for the purpose of obtaining the Company Shareholder Approvals, but only until a meeting can be held at which there are sufficient number of votes of the Company Shareholders or Scheme Shareholders (as applicable) to obtain the relevant Company Shareholder Approvals (provided, that no such postponement or adjournment pursuant to the foregoing clauses (iii) or (iv) may be for a period of more than ten (10) Business Days on any single occasion or, on any occasion, to a date after the earlier of (x) forty-five (45) days after the date on which the Scheme Meeting or the Company GM were originally scheduled, as applicable, and (y) ten (10) Business Days before the End Date);

(r) not propose any matters to be voted on at the Scheme Meeting or the Company GM other than the matters contemplated by this Agreement in connection with the Company Shareholder Approvals (and matters of procedure and matters required by or, as determined by the Company Board acting reasonably and in good faith after consulting with outside counsel and having first consulted with Purchaser advisable under Applicable Law to be voted on by the Company Shareholders in connection therewith);

(s) not withdraw the Scheme of Arrangement or allow it to lapse without the prior written consent of Purchaser;

(t) following the Company Shareholder Meetings, if the Company Shareholder Approvals have been obtained and all other conditions set forth in Article VIII are satisfied or (to the extent permitted by Applicable Law) waived (other than (i) those conditions that by their nature are to be satisfied at the Closing (but subject to those conditions being able to be satisfied or having been waived) and (ii) the condition set forth in Section 8.1(b)) use reasonable best efforts to take all necessary steps on the part of Company, including to prepare and issue, serve and lodge all such Court documents as are required, to seek the sanction of the Court to the Scheme of Arrangement as promptly as practicable thereafter; provided that Company shall be permitted to make honest and complete disclosure to the Court at the hearing to sanction the Scheme of Arrangement as required by Applicable Law;

(u) give such undertakings as are required by the Court in connection with the Scheme of Arrangement;

(v) promptly provide Purchaser with a certified copy of the resolution passed at the Scheme Meeting, the Company Shareholder Resolution passed at the Company GM and of each order of the Court (including the Court Order) once obtained, and use reasonable best efforts to deliver the Court Order to the Registrar of Companies in England and Wales on, or as promptly as practicable (and in any event within two Business Days) after, the date that the condition set forth in Section 8.1(b) is satisfied;

(w) to the extent not covered by the foregoing clauses (a) through (v) of this Section 3.1 (which specific clauses shall control over this clause (w)), use reasonable best efforts to cooperate fully and in good faith with the Purchaser Group and their respective Representatives in preparing the Transaction Documentation and Court Documentation, convening and holding the Company Shareholder Meetings and obtaining the sanction of the Court of the Scheme of Arrangement (including making such confirmations to the Court and otherwise engaging with the Court, and instructing its counsel to engage with the Court, in such a manner as to obtain such sanction from the Court); and

(x) notwithstanding anything to the contrary in this Agreement, the obligations of Company under this Section 3.1 shall continue in full force and effect following any Company Adverse Recommendation Change unless this Agreement is validly terminated in accordance with Article IX or as expressly provided in clauses (a) through (x).

Section 3.2 Responsibilities of Purchaser in Respect of the Scheme of Arrangement. Purchaser shall:

(a) instruct counsel (which shall be Counsel unless Counsel objects, and if Counsel objects, shall be such other counsel as instructed by Purchaser) to appear on its behalf at the Court hearing to sanction the Scheme of Arrangement, and undertake to the Court to be bound by the terms of the Scheme of Arrangement insofar as it relates to Purchaser, it being understood, for the avoidance of doubt, that this shall not oblige Purchaser to waive any of the conditions to Closing or treat them as satisfied;

(b) subject to the terms of this Agreement, afford all such prompt cooperation and assistance and provide all such documentation and information, and procure that each member of the Purchaser Group affords all such prompt cooperation and assistance and provides all such documentation and information, as may reasonably be requested by Company in respect of the preparation and verification of any document required for the implementation of the Scheme of Arrangement or any other matter covered by Section 3.1, including the prompt and timely provision to Company of such information and confirmations relating to it, its Subsidiaries and any of its or their respective directors or employees as Company may reasonably request (including for the purposes of preparing the Transaction Documentation and the Court Documentation);

(c) notify Company promptly of (i) any changes in the information disclosed in any document or announcement published by Purchaser in connection with the transactions contemplated by this Agreement which would reasonably be expected to be material in the context of that document or announcement; and (ii) any new information which would reasonably be expected to be material to a Scheme Shareholder in considering the merits of the transactions contemplated by this Agreement, and agree that any such information may be published by Company if (A) the Company Board determines in good faith (after consulting with outside counsel) that such disclosure is reasonably necessary to ensure that all Scheme Shareholders have sufficient information to consider the merits of the transactions contemplated by this Agreement and (B) Purchaser has consented to the content and form of the disclosure (such consent not to be unreasonably withheld, delayed or conditioned);

(d) provide any comments on all Transaction Documentation and Court Documentation submitted to it as promptly as reasonably practicable;

(e) following the Company Shareholder Meetings, if the Company Shareholder Approvals have been obtained and all other conditions set forth in Article VIII are satisfied or (to the extent permitted by Applicable Law) waived (other than (i) those conditions that by their nature are to be satisfied at the Closing (but subject to those conditions being able to be satisfied or having been waived) and (ii) the condition set forth in Section 8.1(b)), use reasonable best efforts to take all necessary steps on the part of Purchaser to enable Company to seek the sanction of the Court to the Scheme of Arrangement as promptly as practicable thereafter, including by giving written notice to Company of such satisfaction and/or waiver by 9:00 a.m. (London Time) on the date of the hearing of the Court to sanction the Scheme of Arrangement; and

(f) to the extent not covered by the foregoing clauses (a) through (f) of this Section 3.2, use reasonable best efforts to cooperate in good faith, and procure that its Subsidiaries and its and their respective Representatives cooperate in good faith, with Company and its Representatives in preparing the Transaction Documentation and Court Documentation, convening and holding the Company Shareholder Meetings and obtaining the sanction of the Court to the Scheme of Arrangement as expeditiously as reasonably practicable.

Section 3.3 Mutual Provisions in Relation to the Scheme of Arrangement and the Company Shareholder Meetings.

(a) If Purchaser or Company acting reasonably considers that an amendment should be made to the provisions of the Scheme of Arrangement in order to implement the Transaction in as efficient a manner as practicable, to comply with Applicable Law, or to address any technical or structural defect, it may notify the other Party and the Parties shall be obliged to consider implementing, acting reasonably and in good faith, such amendment; provided that no Party shall be required to consider or negotiate any amendment that would (i) prevent, materially delay or materially impede the Closing, (ii) alter or change the amount or nature of the Per Share Consideration or Per ADS Consideration or (iii) adversely affect it or its shareholders in any material respect.

(b) If, at any time Company or Purchaser discovers that any of the Transaction Documentation contains any misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties, and, if such discovery is made prior to the receipt of the Company Shareholder Approvals, and Company, having first consulted with Purchaser and Counsel deems it necessary to do so, shall as promptly as reasonably practicable thereafter file with the Court any necessary amendment of, or supplement to, the Transaction Documentation and, to the extent required by Applicable Law, disseminate the information contained in such amendment or supplement to the Company Shareholders.

(c) If (i) after the Scheme Meeting has been held, the resolution to approve the Scheme of Arrangement has not been lawfully passed due to a technical or procedural defect relating to the Scheme of Arrangement, being either a failure to comply with the provisions of the Companies Act (including as to the composition of classes for the purposes of the Scheme Meeting) or a “blot” on the Scheme of Arrangement (as per the decision of Mr. Justice Morgan in Re TDG [2009] 1 BCLC 445 at [29]) (each, a “Scheme Technical Defect”), (ii) after the Company GM has been held, the Company Shareholder Resolution has not been lawfully passed due to a technical or procedural defect, being a failure to comply with the Companies Act, Applicable Law or the Company Organizational Documents, or (iii) the Court does not sanction the Scheme of Arrangement on the grounds of a Scheme Technical Defect or on such other grounds, in each case which reasonably appears to be capable of remedy or rectification without having any material adverse commercial or financial impact for Purchaser (in its judgment, acting reasonably after having consulted with outside counsel) or for Company or its shareholders (in Company’s judgment, acting reasonably after having consulted with outside counsel), then Company and Purchaser shall implement the Transaction (subject to obtaining any necessary Company Shareholder Approval) by way of a new, revised or renewed Scheme of Arrangement (a “Technical Revision”), which shall be made and implemented on substantially the same terms as this Agreement save for any changes necessary to address the relevant technical or procedural defect (it being acknowledged that any change to the Per Share Consideration or Per ADS Consideration shall not constitute a Technical Revision).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as disclosed in (i) the Company Disclosure Schedule in accordance with Section 10.13(b) or (ii) any Company SEC Document publicly filed since January 1, 2026 and prior to the date of this Agreement; provided that in no event shall any information contained in any “risk factors” part of any Company SEC Document or any other disclosures in any Company SEC Document that are not statements of fact or are cautionary, predictive or forward-looking in nature be deemed to be a disclosure for purposes of or otherwise qualify any such representations and warranties; provided, further, that this clause (ii) will not apply to the representations and warranties contained in Section 4.1, Section 4.2, Section 4.5(a), Section 4.5(b), Section 4.6, Section 4.26, Section 4.27 and Section 4.28, Company hereby represents and warrants to Purchaser as set forth below:

Section 4.1 Corporate Existence and Power. Company is a public limited company duly incorporated and validly existing under the laws of England and Wales. Company has all requisite corporate power and authority required to own or lease all of its properties or assets and to carry on its business as now conducted, except where the failure to have such power and authority would not reasonably be expected to, individually or in the aggregate, (a) have a Material Adverse Effect or (b) prevent, materially delay or materially impair the ability of Company to perform its obligations under this Agreement or to consummate the Transaction. Company is duly qualified to do business and, where applicable, is in good standing in each jurisdiction where such qualification and/or standing is necessary, except for those jurisdictions where failure to be so qualified or in good standing (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the ability of Company to perform its obligations under this Agreement or to consummate the Transaction. Prior to the date of this Agreement, Company has made available to Purchaser a true and complete copy of the articles of association of Company as in effect on the date of this Agreement (the “Company Organizational Documents”). The Company Organizational Documents are in full force and effect and Company is not in violation of the Company Organizational Documents in any material respect.

Section 4.2 Corporate Authorization.

(a) The execution, delivery and performance by Company of this Agreement and the Scheme of Arrangement and the consummation by Company of the transactions contemplated by this Agreement and the Scheme of Arrangement are within the corporate powers and authority of Company and, except for the Company Shareholder Approvals and the sanction of the Scheme of Arrangement by the Court, have been duly authorized by all necessary corporate action on the part of Company. The Company Shareholder Approvals are the only votes of the Company Shareholders or the holders of any other Equity Securities of Company necessary in connection with this Agreement and the Scheme of Arrangement and the consummation by Company of the transactions contemplated by this Agreement and the Scheme of Arrangement. This Agreement has been and the Scheme of Arrangement will be duly executed and delivered by Company and (assuming due authorization, execution and delivery by Purchaser) constitutes a valid, legal and binding agreement of Company enforceable against Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity (collectively, the “Bankruptcy and Equity Exceptions”)).

(b) At a meeting duly called and held, the Company Board unanimously resolved (i) that this Agreement, the Scheme of Arrangement and the transactions contemplated hereby and thereby (including the Transaction) are fair to and in the best interests of Company for the benefit of the Company Shareholders as a whole, (ii) that this Agreement, the Scheme of Arrangement and the transactions contemplated hereby and thereby (including the Transaction) be and are approved and (iii) to recommend to the Company Shareholders the approval of the Scheme of Arrangement at the Scheme Meeting and the passing of the Company Shareholder Resolution at the Company GM (such recommendation referred to herein as the “Company Board Recommendation”). Except, with respect to clause (iii) of the preceding sentence, as permitted by Section 6.2, the Company Board has not subsequently rescinded, modified in a manner adverse to Purchaser or withdrawn any such resolutions.

Section 4.3 Governmental Authorization. The execution, delivery and performance by Company of this Agreement and the Scheme of Arrangement and the consummation by Company of the transactions contemplated hereby and by the Scheme of Arrangement (including the Transaction) require no action by or in respect of, Consents of, or Filings with, any Governmental Authority other than (a) compliance with any applicable requirements of the HSR Act, (b) compliance with the Antitrust Laws of non-U.S. jurisdictions set forth in Section 8.1(d) of the Company Disclosure Schedule (collectively, “Foreign Antitrust Laws”), (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable U.S. state or federal securities laws or pursuant to the rules of the NASDAQ Global Market or the NASDAQ Stock Market LLC, as applicable (the NASDAQ Global Market or the NASDAQ Stock Market LLC, as applicable, collectively “Nasdaq”), (d) compliance with any applicable requirements of the Companies Act, (e) the sanction of the Scheme of Arrangement by the Court and (f) any other actions, Consents or Filings the absence of which (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the ability of Company to perform its obligations under this Agreement or to consummate the Transaction.

Section 4.4 Non-Contravention. Assuming compliance with the matters referred to in Section 4.3 and receipt of the Company Shareholder Approvals and the sanction of the Scheme of Arrangement by the Court, the execution, delivery and performance by Company of this Agreement and the consummation of the transactions contemplated hereby and thereby and by the Scheme of Arrangement (including the Transaction) do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Company Organizational Documents, (b) contravene, conflict with or result in any violation or breach of any provision of any Applicable Law, (c) require any Consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Company or any of its Subsidiaries is entitled under, any provision of any Company Material Contract, or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Company or any of its Subsidiaries, except, in the case of clauses (b)-(d), as (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the ability of Company to perform its obligations under this Agreement or to consummate the Transaction.

Section 4.5 Capitalization.

(a) As of the close of business on October 15, 2026 (the “Capitalization Date”), (i) there were 186,609,072 Company Ordinary Shares in issue (of which (A) none were held in treasury and (B) 185,842,997 Company Ordinary Shares were deposited with the Depositary or the Depositary Custodian pursuant to the Deposit Agreement and represented by 61,947,666 Company ADSs), (ii) there were outstanding Company Share Options to issue an aggregate of 7,609,878 Company ADSs. Except as set forth in the preceding sentence of this Section 4.5(a), as of the date hereof, there are no issued or outstanding Company Ordinary Shares or other Equity Securities of Company, other than (x) Company ADSs issued after the Capitalization Date under the Deposit Agreement in exchange for the deposit with the Depositary (or the Depositary Custodian) of Company Ordinary Shares outstanding as of the Capitalization Date as set forth in the preceding sentence, (y) Company Ordinary Shares included in the amount specified in clause (i)(B) of the preceding sentence and delivered after the Capitalization Date upon the surrender and cancellation of Company ADSs pursuant to the Deposit Agreement or (z) Company Ordinary Shares or Company ADSs issued after the Capitalization Date pursuant to the exercise of Company Share Options outstanding as of the Capitalization Date as set forth in the preceding sentence. Each Company ADS represents a beneficial ownership interest in three (3) Company Ordinary Shares, subject to the terms and conditions of the Deposit Agreement.

(b) Section 4.5(b) of the Company Disclosure Schedule sets forth a true and complete list (except that names and titles may be redacted), as of the close of business on the Capitalization Date, of (i) each Company Share Option, (ii) whether such Company Share Option is intended to qualify as a Company CSOP Option, (iii) the number of Company ADSs underlying each Company Share Option, (iv) the Company Equity Plan under which the Company Share Option was granted, (v) the exercise price of each Company Share Option, (vi) the date of grant of such Company Share Option and (vii) the expiration date of each Company Share Option. Company has made available to Purchaser a true and complete copy of the Deposit Agreement. All outstanding Company Ordinary Shares and Company ADSs as of the date hereof have been duly authorized and validly issued, fully paid or credited as fully paid, nonassessable, free from any transfer restrictions (other than transfer restrictions arising under applicable securities laws) and have not been issued in violation of any preemptive rights, rights of first refusal, subscription rights or similar rights of any Person. No Subsidiary of Company owns any Company Ordinary Shares or other Equity Securities of Company. All Company Share Options were granted under the Company Equity Plans. Accurate and complete copies of the standard agreement evidencing Company Share Options, and each agreement evidencing a Company Share Option that does not conform to the standard agreement, have been made available to Purchaser. All Company Share Options have been granted in compliance in all material respects with Applicable Laws and the terms of the Company Equity Plans.

(c) There are no outstanding bonds, debentures, notes or other indebtedness of Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Company have the right to vote. There are no outstanding obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Ordinary Shares or other Equity Securities of Company. Neither Company nor any of its Subsidiaries is a party to any agreement with respect to the voting of any Company Ordinary Shares or other Equity Securities of Company other than the Deposit Agreement and the Registration Rights Agreement.

Section 4.6 Subsidiaries.

(a) Each Subsidiary of Company is, directly or indirectly, wholly owned by Company and is a corporation or other entity duly incorporated, formed or organized, validly existing and in good standing (except to the extent such concept is not applicable under Applicable Law of such Subsidiary’s jurisdiction of incorporation, formation or organization, as applicable) under the laws of its jurisdiction of incorporation, formation or organization and has all corporate or other organizational powers and authority, as applicable, required to own, lease and operate its properties and assets and to carry on its business as now conducted, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each such Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification and/or standing is necessary, except for those jurisdictions where failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Prior to the date of this Agreement, Company has made available to Purchaser true and complete copies of the organizational documents of each Subsidiary of Company as in effect on the date of this Agreement. Other than the wholly owned Subsidiaries of Company, Company does not, directly or indirectly, hold an equity or other economic interest in any Person.

(b) All of the issued and outstanding share capital or other Equity Securities of each Subsidiary of Company have been validly issued and are fully paid or credited as fully paid and nonassessable (except to the extent such concepts are not applicable under Applicable Law of such Subsidiary’s jurisdiction of incorporation, formation or organization, as applicable) and are owned by Company, directly or indirectly, free and clear of any Lien (other than transfer restrictions arising under securities laws or under the organizational documents of such Subsidiary) and have not been issued in violation of any preemptive rights, rights of first refusal, subscription rights or similar rights of any Person. There are no outstanding obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of any Subsidiary of Company.

Section 4.7 SEC Filings; Sarbanes-Oxley Act.

(a) Company has timely filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by Company since the Lookback Date (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”). No Subsidiary of Company is required to file or furnish any report, schedule, form, statement, prospectus, registration statement or other document with the SEC.

(b) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), the Company SEC Documents filed or furnished prior to the date of this Agreement complied, and each Company SEC Document filed or furnished subsequent to the date of this Agreement will comply (assuming, in the case of the Proxy Statement, that the representations and warranties set forth in Section 5.5 are true and correct), in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act, as the case may be. Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and the applicable listing and corporate governance rules and regulations of Nasdaq.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), each Company SEC Document filed or furnished prior to the date of this Agreement did not, and each Company SEC Document filed or furnished subsequent to the date of this Agreement (assuming, in the case of the Proxy Statement, that the representations and warranties set forth in Section 5.5 are true and correct) will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(d) As of the date of this Agreement, (i) there are no outstanding or unresolved comments received from the SEC staff with respect to any of the Company SEC Documents and (ii) to the knowledge of Company, none of the Company SEC Documents (including the financial statements included therein) are subject to ongoing SEC review.

(e) Company maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act) that are designed to provide reasonable assurance that all information required to be disclosed in Company’s reports filed under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of Company and the principal financial officer of Company to make the certifications required under the 1934 Act with respect to such reports. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(f) Company maintains a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) (“internal controls”) designed to provide reasonable assurance regarding the reliability of Company’s financial reporting and the preparation of Company’s financial statements for external purposes in accordance with GAAP, and Company’s principal executive officer and principal financial officer have disclosed, based on their most recent evaluation of such internal controls prior to the date of this Agreement, to Company’s auditors and the audit committee of the Company Board (i) all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Company has made available to Purchaser prior to the date of this Agreement a true and complete summary (in all material respects) or copies of any disclosure of the type described in the preceding sentence made by management to Company’s auditors and audit committee during the period beginning on the Lookback Date and ending as of the date hereof. From the Lookback Date to the date of this Agreement, each of the principal executive officer and principal financial officer of Company (or each former principal executive officer and principal financial officer of Company, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and Nasdaq. As of the date of this Agreement, neither Company nor any of its executive officers has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(g) The Proxy Statement will not, on the date the Proxy Statement (and any amendment or supplement thereto) is first made available to Company Shareholders in final form and on the date of the Scheme Meeting and the Company GM, as applicable, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing, Company makes no representation or warranty with respect to statements made or incorporated by reference in the Proxy Statement (including any amendment or supplement thereto) based on information supplied in writing by or on behalf of Purchaser or any of its Affiliates for inclusion or incorporation by reference therein.

Section 4.8 Financial Statements and Financial Matters.

(a) The audited consolidated financial statements and unaudited consolidated interim financial statements of Company included or incorporated by reference in Company SEC Documents (or, if any such Company SEC Document is amended or superseded by a filing prior to the date of this Agreement, such amended or superseding Company SEC Document) present fairly in all material respects, in conformity with GAAP applied on a consistent basis during the periods presented (except as may be indicated in the notes thereto), the consolidated financial position of Company and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in each case, to normal and recurring year-end audit adjustments in the case of any unaudited interim financial statements). Such consolidated financial statements have been prepared in all material respects from the books and records of Company and its Subsidiaries.

(b) From the Lookback Date through the date of this Agreement, Company has not received written notice from the SEC or any other Governmental Authority indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Authority. From the Lookback Date through the date of this Agreement, neither Company nor any Subsidiary of Company has received any material, unresolved complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Company or any Subsidiary of Company or their respective internal accounting controls.

Section 4.9 Absence of Certain Changes.

(a) From the Balance Sheet Date through the date of this Agreement, (i) except for the negotiation of this Agreement, the Support Agreements and the transactions contemplated hereby (including the matters leading up to the execution of this Agreement), the business of Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business and (ii) there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) From the Balance Sheet Date through the date of this Agreement, there has not been any action taken by Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would require Purchaser’s consent under clauses (ii), (iii), (viii), (ix), (x), (xii), (xiii), (xiv), (xv) or (xvii) of Section 6.1(b) or, solely with respect to the foregoing clauses, clause (xxi) of Section 6.1(b).

Section 4.10 No Undisclosed Material Liabilities. There are no liabilities or obligations of Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities or obligations disclosed, reflected or reserved against in the Company Balance Sheet or in the notes thereto, (b) liabilities or obligations incurred in the ordinary course of business since the Balance Sheet Date, (c) liabilities expressly required or expressly contemplated by this Agreement, (d) liabilities incurred under this Agreement or in connection with the Transaction, (e) liabilities which have been discharged or paid in full prior to the date hereof or (f) other liabilities or obligations that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, there are no off-balance sheet arrangements of any type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the 1933 Act (“Regulation S-K”) that have not been so described in Company SEC Documents.

Section 4.11 Litigation. There are no Proceedings pending or, to the knowledge of Company, threatened against Company, any of its Subsidiaries, present or, to the knowledge of Company, former officers, directors or employees of Company or any of its Subsidiaries in their respective capacities as such, or any of the respective properties or assets of Company or any of its Subsidiaries, by or before (or, in the case of threatened Proceedings, that would be by or before) any Governmental Authority, (a) arising from the Lead Product, (b) that have had, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (c) that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the ability of Company to perform its obligations under this Agreement or to consummate the Transaction; provided that, to the extent any such representations or warranties in the foregoing clauses (b) and (c) pertain to Proceedings that relate to the execution, delivery, performance or consummation of this Agreement or any of the transactions contemplated by this Agreement, such representations and warranties are made only as of the date hereof. There is no Order outstanding against Company, any of its Subsidiaries or, to the knowledge of Company, officers, directors or employees of Company or any of its Subsidiaries in their respective capacities as such, or any of the respective properties or assets of any of Company or any of its Subsidiaries or, to the knowledge of Company, threatened against or affecting Company, any of its Subsidiaries or, to the knowledge of Company, officers, directors or employees of Company in their respective capacities as such, or any of the respective properties or assets of any of Company or any of its Subsidiaries, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that, to the extent any such representations or warranties in this sentence pertain to Orders that relate to the execution, delivery, performance or consummation of this Agreement or any of the transactions contemplated by this Agreement, such representations and warranties are made only as of the date hereof.

Section 4.12 Permits. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Company and each of its Subsidiaries hold all governmental licenses and Consents necessary for the operation of its respective businesses as they are now being conducted (the “Company Permits”). Company and each of its Subsidiaries are, and since the Lookback Date have been, in compliance with the terms of Company Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Company Permits are in full force and effect (subject to the Bankruptcy and Equity Exceptions to the extent applicable thereto) and no default (with or without notice, lapse of time, or both) has occurred under any Company Permit and there are no Proceedings pending, or, to the knowledge of Company, threatened that seek the revocation, cancellation, termination, non-renewal or adverse modification of any Company Permit, except where such revocation, cancellation, termination, non-renewal or adverse modification has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.13 Compliance with Laws. Company and each of its Subsidiaries are, and since the Lookback Date have been, in compliance with, and are not, and since the Lookback Date have not been, in default under or in violation of, all Applicable Laws, except for failures to comply that (a) have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the ability of Company to perform its obligations under this Agreement or to consummate the Transaction.

Section 4.14 Regulatory Matters.

(a) Except as would not reasonably be expected to be material to the business of Company and its Subsidiaries, taken as a whole, (i) each of Company and its Subsidiaries holds (A) all authorizations under the U.S. Food, Drug, and Cosmetic Act of 1938 (the “FDCA”), the U.S. Public Health Service Act (the “PHSA”), the regulations of the U.S. Food and Drug Administration (the “FDA”) promulgated thereunder, and all comparable Applicable Laws and the rules and regulations promulgated pursuant to all such Applicable Laws, and (B) authorizations of any applicable Company Regulatory Agency necessary for the lawful operation of the businesses of Company or any of its Subsidiaries as currently conducted (the “Company Regulatory Permits”); (ii) all such Company Regulatory Permits are valid and in full force and effect (subject to the Bankruptcy and Equity Exceptions to the extent applicable thereto) and have been timely renewed to maintain their validity without interruption; and (iii) Company and its Subsidiaries are in compliance with the terms of all Company Regulatory Permits.

(b) As of the date hereof, neither Company nor any of its Subsidiaries are party to any material corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Company Regulatory Agency.

(c) All pre-clinical and clinical investigations in respect of a Company Product conducted or sponsored by Company or any of its Subsidiaries are being, and since the Lookback Date have been, conducted in compliance in all material respects with all Applicable Laws administered or issued by the applicable Company Regulatory Agencies, including (i) FDA standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56, 312, 314 and 320 of the Code of Federal Regulations and (ii) any Applicable Laws restricting the collection, use and disclosure of individually identifiable health information and personal information.

(d) Except as would not reasonably be expected to be material to the business of Company and its Subsidiaries, taken as a whole, during the period beginning on the Lookback Date and ending on the date of this Agreement, neither Company nor any of its Subsidiaries has received any written notice from the FDA or any foreign agency with jurisdiction over the development, marketing, labeling, sale, use handling and control, safety, efficacy, reliability, distribution, storage, transport, packaging or manufacturing of Company Products that would reasonably be expected to lead to the denial, limitation, revocation, or rescission of any of the Company Regulatory Permits or of any application for marketing approval currently pending before the FDA or such other Company Regulatory Agency.

(e) From the Lookback Date through the date of this Agreement, all reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other Company Regulatory Agency by Company and its Subsidiaries have been so filed, maintained or furnished, except where failure to file, maintain or furnish such reports, documents, claims, permits or notices have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such reports, documents, claims, permits and notices were true and complete in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing). Except as would not reasonably be expected to be material to the business of Company and its Subsidiaries, taken as a whole, since the Lookback Date, (i) neither Company nor any of its Subsidiaries, nor, to the knowledge of Company, any officer, employee or contractor of Company or any of its Subsidiaries, has been debarred or convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Applicable Law or authorized by 21 U.S.C. § 335a(b) or any similar Applicable Law applicable in other jurisdictions in which material quantities of any of the Company Products are sold or where Company has publicly announced an intention to sell a Company Product; and (ii) neither Company nor any of its Subsidiaries, nor, to the knowledge of Company, any officer, employee or contractor of Company or any of its Subsidiaries, has been excluded from participation in any federal health care program or convicted of any crime or engaged in any conduct for which such Person could reasonably be expected to be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935 or any similar program, including any conduct that would constitute non-compliance with the Federal Anti-Kickback Statute, Federal False Claims Act, or their respective state equivalents. Since the Lookback Date, neither Company nor any of its Subsidiaries, nor, to the knowledge of Company, any officer, employee, agent or distributor of Company or any of its Subsidiaries, has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Company Regulatory Agency, failed to disclose a material fact required to be disclosed to the FDA or any other Company Regulatory Agency, or committed an act, made a statement, or failed to make a statement, in each such case, related to the business of Company or any of its Subsidiaries, that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the FDA or any other Company Regulatory Agency to invoke any similar policy.

(f) Except as would not reasonably be expected to be material to the business of Company and its Subsidiaries, taken as a whole, as to each Company Product subject to the FDCA and the regulations of the FDA promulgated thereunder or any similar Applicable Law in any foreign jurisdiction to which Company is subject that has been developed, manufactured, tested, distributed or marketed by or on behalf of Company or any of its Subsidiaries, each such Company Product is being or has been developed, manufactured, stored, distributed and marketed in compliance with all Applicable Laws, including those relating to investigational use, marketing approval, current good manufacturing practices, packaging, labeling, advertising, record keeping, reporting, and security. There are no Proceedings pending or, to the knowledge of Company, threatened, including any prosecution, injunction, seizure, civil fine, debarment, suspension or recall, in each case alleging any violation applicable to any Company Product by Company or any of its Subsidiaries of any Applicable Law, except as would not reasonably be expected to be material to the business of Company and its Subsidiaries, taken as a whole.

(g) Neither Company nor any of its Subsidiaries has received since the Lookback Date any written notifications from any institutional review board, ethics committee or safety monitoring committee raising any material issues that require or would require the termination, suspension or investigation of, or seeking to place a clinical hold order on or otherwise delay or materially restrict any, clinical studies proposed or currently conducted by, or on behalf of, Company or any of its Subsidiaries, and, to the knowledge of Company, no such action is currently threatened.

(h) Except as would not reasonably be expected to be material to the business of Company and its Subsidiaries, taken as a whole, Company and each of its Subsidiaries is and since the Lookback Date, has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in Company’s ongoing clinical or pre-clinical studies or tests. In using or disclosing patient information received by Company in connection with Company’s ongoing clinical or pre-clinical studies or tests, Company has complied in all material respects with all laws and regulatory rules or requirements, in each case to the extent applicable, including the Health Insurance Portability and Accountability Act of 1996, the FDCA and the rules and regulations thereunder (or their foreign equivalent). Neither Company nor any of its Subsidiaries is subject to any enforcement, regulatory or administrative proceedings regarding compliance with healthcare laws and, to the knowledge of Company, no such enforcement, regulatory or administrative proceeding is currently threatened.

(i) To the extent required by Applicable Laws, to the knowledge of Company, all manufacturing operations conducted for the benefit of Company with respect to any Company Product, either approved or investigational, have been conducted in accordance with GMP Regulations, except where the failure to comply would not reasonably be expected to be material to the business of Company and its Subsidiaries, taken as a whole.

Section 4.15 Material Contracts.

(a) Section 4.15(a) of the Company Disclosure Schedule sets forth a list as of the date of this Agreement (except that the Company Disclosure Schedule need not list any Company Employee Plan or any Contract filed with the Company SEC Documents) of each of the following Contracts to which Company or any of its Subsidiaries is a party or by which any of them are bound (each such Contract required to be so listed, a “Company Material Contract”):

(i) any Contract (other than Leases), including any manufacturing, supply or distribution agreement, that involved in the fiscal year ending December 31, 2025 or is reasonably expected to involve in the fiscal year ending December 31, 2026, the payment or delivery of cash or other consideration by or to Company or any of its Subsidiaries in an amount in excess of $2,000,000;

(ii) each Contract relating to the acquisition or disposition of assets comprising a business or division or equity securities to any Third Party that (A) contains ongoing financial or diligence obligations (including “earn-out”, contingent value rights or other contingent payment or value obligations) that would involve or would reasonably be expected to require the receipt or making of payments in excess of $1,000,000, (B) contains any provision pursuant to which any Equity Securities of Company or any of its Subsidiaries (including any Company ADS, but excluding any Company Employee Plans) may be issued or (C) involved since the Lookback Date the payment of consideration in excess of $1,000,000 in the aggregate with respect to such Contract;

(iii) any Contract between any Governmental Authority, on the one hand, and Company or any of its Subsidiaries, on the other hand, involving or that would reasonably be expected to involve payments to or from such Governmental Authority in an amount in excess of $1,000,000 in the fiscal year ending December 31, 2025;

(iv) other than distributor agreements, any Contract that is material to Company and its Subsidiaries, taken as a whole, and that (A) limits or purports to limit, in any material respect, the freedom of Company or any of its Subsidiaries to engage or compete in any line of business or with any Person or in any area, (B) contains material exclusivity or “most favored nation” obligations or restrictions with respect to Company or any of its Subsidiaries, (C) contains any other provisions that restrict the ability of Company or any of its Subsidiaries to sell, market, distribute, promote, manufacture, develop, commercialize, or test or research any Company Product, directly or indirectly through third parties, in any material respect, or (D) by its terms would require the disposition of any material assets or line of business of Company or any of its Subsidiaries;

(v) any Contract relating to Indebtedness of Company or any of its Subsidiaries in an amount in excess of $1,000,000 (whether incurred, assumed, guaranteed or secured by any asset of Company or any of its Subsidiaries) other than any Contract exclusively between or among Company and any of its wholly owned Subsidiaries;

(vi) any Contract restricting the payment of dividends or the making of distributions in respect of any Equity Securities of Company or any of its Subsidiaries or the repurchase or redemption of, any Equity Securities of Company or any of its Subsidiaries (other than Contracts relating to Indebtedness described in clause (v) of this Section 4.15(a));

(vii) any material joint venture, profit-sharing, partnership, collaboration or co-promotion agreement;

(viii) any Contracts pursuant to which Company or any of its Subsidiaries (A) receives or is granted any license (including any sublicense) to, or covenant not to be sued under, any material Intellectual Property Rights that are, or currently planned to be, incorporated into any Company Product or is actually used by the Company in its business as currently conducted (other than any material transfer agreements, clinical trial agreements, nondisclosure agreements, service agreements, licenses to commercially available software, including off-the-shelf software, or other commercially available technology), or (B) grants any license (including any sublicense) to, or covenant not to be sued under, any material Company Intellectual Property (other than any material transfer agreements, clinical trial agreements, nondisclosure agreements, service agreements or non-exclusive licenses granted in the ordinary course of business);

(ix) any Contract involving the settlement or compromise of any Proceedings (whether pending or threatened) which (A) will involve payments after the date of this Agreement in excess of $500,000 or (B) will impose materially burdensome monitoring or reporting obligations or other material restrictions on Company or any Subsidiary of Company (or, following the Closing, on Purchaser or any Subsidiary of Purchaser), excluding regulatory commitments in the ordinary course of business;

(x) any Contract that obligates Company or any Subsidiary of Company to make any capital investment or capital expenditure outside the ordinary course of business and in excess of $500,000;

(xi) any Contract with (A) a contract manufacturing organization, (B) a contract development and manufacturing organization or (C) a contract research organization (other than any individual clinical trial site) for providing services to Company or any of its Subsidiaries involving management of clinical trials of a Company Product, that, in the case of each of clauses (A)-(C), involved in the fiscal year ending December 31, 2025 or is reasonably expected to involve in the fiscal year ending December 31, 2026, the payment or delivery of cash or other consideration by Company or any of its Subsidiaries in an amount in excess of $5,000,000, or (D) any Person relating to a phase three Clinical Trial of the Lead Product that is reasonably expected to involve aggregate payments of more than $1,000,000;

(xii) any material Contract with any Person (A) pursuant to which Company or its Subsidiaries are required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, commercial manufacture or other similar occurrences, developments, activities or events or (B) under which Company or its Subsidiaries grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license, or any other similar rights with respect to any Company Product or any material Intellectual Property Rights, in the case of each of clauses (A) and (B), which payments are in an amount having an expected value in excess of $1,000,000 in the fiscal year ending December 31, 2026; and

(xiii) any other Contract required to be filed by Company pursuant to Item 601(b)(10) or Item 404 of Regulation S-K.

(b) All of the Company Material Contracts are, subject to the Bankruptcy and Equity Exceptions, (i) valid and binding obligations of Company or a Subsidiary of Company (as the case may be) and, to the knowledge of Company, each of the other parties thereto, and (ii) in full force and effect and enforceable in accordance with their respective terms against Company or its Subsidiaries (as the case may be) and, to the knowledge of Company, each of the other parties thereto (in each case except for such Company Material Contracts that are terminated after the date of this Agreement in accordance with their respective terms, other than as a result of a default or breach by Company or any of its Subsidiaries of any of the provisions thereof), except where the failure to be valid and binding obligations and in full force and effect and enforceable has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Company, as of the date of this Agreement, no Person is seeking to terminate or challenging the validity or enforceability of any Company Material Contract, except such terminations or challenges which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries, nor, to the knowledge of Company, any of the other parties thereto, has violated any provision of, or committed or failed to perform any act that (with or without notice, lapse of time or both) would constitute a default under any provision of, and neither Company nor any of its Subsidiaries has received written notice that it has violated or defaulted under, any Company Material Contract, except for those violations and defaults (or potential defaults) that would not have had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Company has made available to Purchaser true and complete copies of each Company Material Contract as in effect as of the date hereof.

Section 4.16 Taxes.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) all Tax returns required by Applicable Law to be filed with any Taxing Authority by Company or any of its Subsidiaries have so been filed, and all such Tax returns were completed in accordance with Applicable Law;

(ii) each of Company and its Subsidiaries has paid to the appropriate Taxing Authority all Tax due and payable by it;

(iii) each of Company and its Subsidiaries has withheld and deducted all Tax required by Applicable Law to be so withheld or deducted, and has paid such Tax to the proper Taxing Authority to the extent due and payable by it, and complied with all applicable information reporting and record retention requirements with respect to any such withholding and/or deductions;

(iv) neither Company nor any of its Subsidiaries is involved in (or has been threatened in writing with) any dispute with or any non-routine investigation or audit by any Taxing Authority in respect of any Tax matter or any Tax return of such Person, and no deficiency for Taxes has been proposed, asserted or assessed in writing against Company or any of its Subsidiaries that has not been fully satisfied by payment;

(v) neither Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of (A) any change in or incorrect method of accounting occurring prior to the Closing, (B) any installment sale or open transaction made prior to the Closing, (C) any settlement or compromise entered into prior to the Closing with respect to any Tax claim or assessment by a Taxing Authority, (D) any prepaid amount received or paid (or deferred revenue recognized) prior to the Closing outside the ordinary course of business, (E) any intercompany transaction occurring prior to the Closing giving rise to a deferred intercompany gain or an excess loss account under Section 1502 of the Code and the underlying Treasury Regulations (or any similar provision of state, local, or non-U.S. law), (F) any “gain recognition agreement” entered into prior to the Closing under Section 367 of the Code and the underlying Treasury Regulations (or any similar provision of state, local or non-U.S. law), or (G) any “domestic use election” made prior to the Closing under Section 1503(d) of the Code and the underlying Treasury Regulations (or any similar provision of state, local, or non-U.S. law);

(vi) within the past three years, no jurisdiction in which Company or any of its Subsidiaries does not file a Tax return has asserted in writing that Company or such Subsidiary is subject to Taxes or required to file Tax returns in such jurisdiction, which claim has not since been fully resolved (and any relevant liability to Tax fully discharged);

(vii) neither Company nor any of its Subsidiaries has agreed with any Taxing Authority to defer payment of any Tax to a period after the Closing; and

(viii) all documents to which Company or any of its Subsidiaries is a party and under which Company or any of its Subsidiaries has any rights or that form part of Company’s or any of its Subsidiaries’ title to any asset and which are required to be stamped have been duly stamped and any applicable stamp or any other transfer, registration or documentary Tax in respect of such documents has been paid and no stamp or other transfer, registration or documentary Tax which is reasonably required to be paid in respect of such documents remains to be paid in respect of any such documents that are outside the United Kingdom and have yet to be brought into the United Kingdom.

(b) Neither Company nor any of its Subsidiaries is (i) a “United States shareholder” of any foreign corporation within the meaning of Section 951(b) of the Code or (ii) a “foreign controlled United States shareholder” of any foreign corporation within the meaning of Section 951B(b) of the Code that “owns” (within the meaning of Section 958(a) of the Code) any stock in such foreign corporation.

(c) Within the last two years, neither Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a transaction intended to qualify under Section 355 of the Code (or any similar provision of state, local or non-U.S. law).

(d) Company is, and at all times since its formation has been, properly treated as a foreign corporation for U.S. federal income Tax purposes, and neither Company nor any of its Subsidiaries (nor any of their respective predecessors) is or has been a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or a domestic corporation under Section 7874(b) of the Code.

(e) Neither Company nor any of its Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary, aggregate, or similar group for Tax purposes (including any arrangement for group or consortium relief or similar arrangement), other than a group of which Company or any of its Subsidiaries was the common parent; (ii) is party to or bound by, or has any obligation under, any material Tax sharing or indemnification agreement (other than (x) an agreement solely between or among Company and/or one or more of its Subsidiaries or (y) Tax indemnification provisions in ordinary course commercial agreements that are not primarily related to Taxes); (iii) has settled or compromised any material Tax claim or assessment by a Taxing Authority, or entered into a closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) with respect to material Taxes; or (iv) has any liability for the Taxes of any Person (other than Company or any of its Subsidiaries) as a result of being or having been a member of any affiliated, consolidated, combined, unitary, aggregate, or similar group for Tax purposes (including any arrangement for group or consortium relief or similar arrangement), or as a result of being or having been a transferee or successor, or otherwise by operation of Applicable Law.

(f) Neither Company nor any of its Subsidiaries has participated or engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any other similar provision of state, local or non-U.S. law.

(g) Company and its Subsidiaries are and have always been resident for income Tax purposes only in their jurisdictions of incorporation, and neither Company nor any of its Subsidiaries has, or has had, a permanent establishment within the meaning of an applicable income Tax treaty in any jurisdiction other than its jurisdiction of incorporation.

(h) Company and each of its subsidiaries is in compliance with all requirements and conditions of any Tax credit (including any research and development Tax credit), Tax holiday, deferral, or incentive claimed by it.

(i) Company and each of its Subsidiaries have at all times complied in all material respects with all Applicable Laws regarding transfer pricing, including the execution and maintenance of all documentation required to be executed or maintained by Applicable Laws to substantiate the transfer pricing practices and methodology of Company and its Subsidiaries.

Section 4.17 Employees and Employee Benefit Plans.

(a) Section 4.17(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of each material Company Employee Plan, other than individual employment agreements or offer letters that do not materially deviate from the applicable sample employment agreements or offer letters which have been made available to Purchaser. Except for the Company Employee Plans, Company has no material obligations or liabilities (whether current, prospective, contingent or otherwise) to or in respect of a scheme or arrangement for the provision of Relevant Benefits or otherwise to provide Relevant Benefits. For each material Company Employee Plan, Company has made available to Purchaser a copy of such plan (or a description, if such plan is not written) and all amendments thereto, together with a copy of (if applicable) (i) each material trust, insurance or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service Forms 5500, (iv) the most recent favorable determination or opinion letter from the Internal Revenue Service, (v) the most recently prepared actuarial reports and financial statements in connection with each such Company Employee Plan and (vi) all material documents and correspondence relating thereto received from or provided to the Department of Labor, the PBGC, the Internal Revenue Service or any other Governmental Authority during the past year.

(b) Neither Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has, since the Lookback Date, sponsored, maintained, administered or contributed to (or had any obligation to contribute to), any plan subject to Title IV of ERISA, including any multiemployer plan, as defined in Section 3(37) of ERISA. Neither Company nor any of its Subsidiaries have in the last six years been an “associate” of or “connected” with an “employer” (within the meaning of the United Kingdom Pensions Act 2004) of an “occupational pension scheme” which is not a “money purchase scheme” (as such terms are defined in the United Kingdom Pension Schemes Act 1993). Neither Company nor any of its Subsidiaries have at any time prior to the date of this Agreement participated in or had any liability in relation to a defined benefit pension scheme in any jurisdiction.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or may rely on a favorable opinion letter from the Internal Revenue Service or has applied to the Internal Revenue Service for such a letter within the applicable remedial amendment period or such period has not expired and, to the knowledge of Company, no circumstances exist that would reasonably be expected to result in any such letter being revoked or not being reissued or a penalty under the Internal Revenue Service Closing Agreement Program if discovered during an Internal Revenue Service audit or investigation.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Company Employee Plan has been maintained in compliance with its terms and all Applicable Law, including ERISA, the Code, and any applicable provisions of the United Kingdom Pensions Act 2008. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no Proceeding (other than routine claims for benefits) is pending against or involves or, to Company’s knowledge, is threatened against or reasonably expected to involve, any Company Employee Plan before any Governmental Authority, including the Internal Revenue Service, the Department of Labor, the PBGC, the United Kingdom Pensions Ombudsman or the United Kingdom Pensions Regulator.

(e) Except as provided under this Agreement or pursuant to Applicable Law, with respect to each director, officer, employee or independent contractor (including each former director, officer, employee or independent contractor) of Company or any of its Subsidiaries, the consummation of the transactions contemplated by this Agreement will not, either alone or together with any other event: (i) entitle any such individual to any payment or benefit, including any bonus, retention, severance or retirement benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Company Employee Plan or Company Equity Plan, (iii) contractually limit or restrict the right to amend or terminate any Company Employee Plan or (iv) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(f) Neither Company nor any of its Subsidiaries has any liability for, and no Company Employee Plan provides for any post-employment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any director, officer, or employee (including any former director, officer, or employee) of Company or any of its Subsidiaries other than coverage mandated by Applicable Law (such as health care continuation coverage as required by Section 4980B of the Code or any similar state law). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all contributions and expenses due and payable by Company or any of its Subsidiaries in respect of a Company Employee Plan have been paid in full.

(g) Neither Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any Person for any Tax incurred by such Person under Section 409A or 4999 of the Code.

(h) Any lump sum, gratuity or other like benefit payable in the event of the death in service of a United Kingdom-based employee or officer of Company or any of its Subsidiaries is fully insured with an insurance company authorized under the United Kingdom Financial Services and Markets Act 2000 with permission under Part 4A of that Act to effect and carry out contracts of long-term insurance.

(i) With respect to any Company Employee Plan for the benefit of Company employees or dependents thereof who perform services or who are employed outside of the United States (a “Non-U.S. Plan”), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) if required to have been approved by any non-U.S. Governmental Authority (or required to have been approved to obtain any beneficial Tax or other status), such Non-U.S. Plan has been so approved or timely submitted for approval; no such approval has been revoked (nor, to the knowledge of Company, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor that is reasonably likely to affect any such approval; (ii) if intended to be funded and/or book reserved, such Non-U.S. Plan is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions; and (iii) no liability exists or reasonably could be imposed upon the assets of Company or any of its Subsidiaries by reason of such Non-U.S. Plan.

Section 4.18 Labor Matters.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Company and its Subsidiaries are, and since the Lookback Date have been, in compliance with all Applicable Laws relating to labor and employment, including those relating to all obligations imposed on it, where applicable, by the relevant individual’s contract of employment or engagement, labor management relations, wages, hours, overtime, employee classification, discrimination, immigration, sexual harassment, civil rights, affirmative action, work authorization, safety and health, information privacy and security and workers compensation.

(b) Neither Company nor any of its Subsidiaries operates, and since the Lookback Date has not operated, any custom, policy or practice (whether contractual or non-contractual) pursuant to which employees based in the United Kingdom on or by reason of the termination of their employment or loss of office by reason of redundancy (within the meaning of section 139 of the United Kingdom Employment Rights Act 1996 and/or section 195 of the United Kingdom Trade Union and Labour Relations (Consolidation) Act 1992) are entitled to payments which are in excess of those required to be paid under section 135 of the United Kingdom Employment Rights Act 1996.

(c) Neither Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or any other similar agreement or arrangement with, or commitment to, any labor organization, labor or trade union, works council, staff association or other employee representative, and, to Company’s knowledge: (i) no employee of Company or any of its Subsidiaries is a member of any trade or labor union, works council, staff association or similar labor organization; and (ii) from the Lookback Date through the date of this Agreement, there has not been any organizational campaign, card solicitation, petition or other unionization or similar activity seeking recognition of a collective bargaining or similar unit relating to any director, officer, or employee of Company or any of its Subsidiaries. No works council has been established at Company or any of its Subsidiaries, and, to Company’s knowledge, there has been no effort by any employee of Company or any of its Subsidiaries based in Germany to establish a works council. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date of this Agreement, (A) there are no unfair labor practice complaints pending or, to Company’s knowledge, threatened in writing against Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving any director, officer, or employee (including any former director, officer, or employee) of Company or any of its Subsidiaries with respect to Company or its Subsidiaries, and (B) since the Lookback Date there has not been, and there is, no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to Company’s knowledge, threatened in writing against or affecting Company or any of its Subsidiaries.

(d) No current request made pursuant to: Schedule A1 Part I of the United Kingdom Trade Union and Labour Relations (Consolidation) Act 1992 for recognition of any trade union or Regulation 7 of the United Kingdom Information and Consultation of Employees Regulations 2004 to negotiate an agreement in respect of information or consultation, has been received by Company or any of its Subsidiaries nor, to Company’s knowledge does any trade or labor union, works council, staff association or group of employees currently intend to submit any such request to Company or any of its Subsidiaries.

(e) Company and its Subsidiaries have not entered into any agreement with any works council, labor union, or similar labor organization that would require Company to obtain the consent of, or provide advance notice, to such works council, labor union or similar labor organization of the transactions contemplated by this Agreement.

(f) Section 4.18(f) of the Company Disclosure Schedule sets forth, with respect to each employee of Company and its Subsidiaries as of the date of this Agreement, such employee’s (i) employing entity, (ii) job title, (iii) annual base salary, (iv) target annual bonus (expressed as a percentage of annual base salary), (v) date of hire, (vi) work location (including country and city), (vii) any contractual severance entitlement and (vii) active or inactive status; provided that, where required by Applicable Law, such information may be provided on an anonymized basis (including by reference to employee or personnel number in lieu of name).

(g) Since the Lookback Date, (i) to Company’s knowledge, no allegations of sexual harassment or sexual misconduct have been made against any officer or director of Company or any of its Subsidiaries, and (ii) neither Company nor any of its Subsidiaries has entered into any settlement agreement relating to allegations of sexual harassment or sexual misconduct by any such officer or director.

Section 4.19 Intellectual Property.

(a) Section 4.19(a)(i) of the Company Disclosure Schedule is a complete and accurate list, as of the date of this Agreement, of all Patents, registered Marks, registered Copyrights and registered domain names, and applications for any of the foregoing, that are owned by, or that are filed or registered in the name of, Company or any of its Subsidiaries (in each case, alone or together with any other party) (the “Company Registered IP”). Each item of Company Registered IP is legally and beneficially owned by the owners identified in Section 4.19(a)(i) of the Company Disclosure Schedule.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the Lead Product, (i) each item of Company Intellectual Property is legally, beneficially and solely owned by Company or one of its Subsidiaries, free and clear of all Liens (other than Permitted Liens), (ii) none of the registered Company Intellectual Property has lapsed, expired, or been abandoned (including as a result of failure to pay the necessary renewal or maintenance fees) prior to the end of the applicable term of such Company Intellectual Property, except where Company has made a reasonable business decision to not maintain such Company Intellectual Property, (iii) none of the registered Company Intellectual Property that has issued has, since the Lookback Date, been adjudged invalid or unenforceable, (iv) to the knowledge of Company, all Company Intellectual Property is subsisting, and if registered, not invalid or unenforceable and (v) to the knowledge of the Company, there is no opposition, interference, derivation, or cancellation Proceeding pending or threatened against Company or its Subsidiaries challenging or contesting the ownership, validity, scope or enforceability of any Company Registered IP (other than ordinary course Proceedings related to the application for, or renewal of, any item of Company Registered IP).

(c) The Company Intellectual Property and the Licensed Intellectual Property constitutes all of the material Intellectual Property Rights necessary to develop, manufacture, sell and otherwise exploit each material Company Product (including the Lead Product) as currently developed and manufactured by Company and its Subsidiaries as of the date of this Agreement.

(d) Other than under a Company Material Contract disclosed in the Company Disclosure Schedule pursuant to Section 4.15(a)(viii), neither Company nor any Subsidiary of Company has granted or transferred (or is obligated to grant or transfer) to any Person or has permitted (or is obligated to permit) any Person to retain any ownership interest, including any joint ownership interest, or any exclusive rights, in any Intellectual Property Rights that are or were Company Intellectual Property that is either: (i) material to the conduct of the business of Company and its Subsidiaries, taken as a whole; or (ii) material to the exploitation of the Lead Product.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the Lead Product, (i) to the knowledge of the Company, none of the Company Intellectual Property is subject to any Order or Proceeding pending or threatened, naming Company or any of its Subsidiaries contesting the proprietorship, validity, enforceability, or use thereof, or rights thereto by or of Company or any of its Subsidiaries, (ii) to the knowledge of Company, neither the operation of the business of Company or any of its Subsidiaries nor the development or manufacture of any Company Product or the use of the Company Platform infringes, misappropriates, misuses or otherwise violates and has not since the Lookback Date infringed, misappropriated, misused or otherwise violated, any Intellectual Property Rights of any Third Party, (iii) to the knowledge of Company, as of the date of this Agreement no Third Party has infringed, misappropriated, misused or otherwise violated any Company Intellectual Property, or any Intellectual Property Rights exclusively licensed to Company or any of its Subsidiaries, material to the development, manufacture or sale of a Company Product and (iv) neither Company nor any Subsidiary of Company has instituted or threatened in writing to institute any Order or Proceeding against any Third Party alleging that such Third Party is infringing, misappropriating, or otherwise violating any material Company Intellectual Property.

(f) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the Lead Product, Company and its Subsidiaries have taken commercially reasonable steps to protect and maintain any material Trade Secrets included in Company Intellectual Property, and to the knowledge of Company, since the Lookback Date, there have been no material unauthorized uses or disclosures of any such Trade Secrets.

(g) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the Lead Product, to the knowledge of Company, (i) Company and its Subsidiaries have complied with any and all obligations, to the extent applicable, pursuant to the Bayh-Dole Act, 35 U.S.C. § 200-212, with respect to any Patents that are part of the Company Registered IP and which cover or are practiced by a Company Product (including its manufacture), and (ii) no funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other institution has been used to create or develop any Patents that are part of Company Registered IP and which cover or are practiced by a Company Product (or the manufacture of a Company Product or sale thereof), except for any such funding or use of facilities or personnel that has not resulted in such Governmental Authority or any university, college, research institute or other institution holding any ownership interest in such Patents that are part of Company Registered IP and are covered or practiced by a Company Product (or the manufacture of a Company Product or sale thereof).

(h) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the Lead Product, neither Company nor any of its Subsidiaries is party to any Contract which, as a result of the consummation of the transactions contemplated by this Agreement, would (i) grant to any Third Party any right to any material Intellectual Property Rights (other than Company Intellectual Property) owned by, or licensed to, Purchaser or any of its Subsidiaries or (ii) result in the grant of (or requirement to grant) any license, covenant not to assert, release, agreement not to enforce or prosecute, or other immunity to or under any Company Intellectual Property to any Third Party. The consummation of the transactions contemplated by this Agreement shall not cause (i) any Company Material Contract relating to Company Intellectual Property or Licensed Intellectual Property to no longer remain in full force and effect following the Effective Time in accordance with its terms, or (ii) as of immediately after the Effective Time, cause Company and its Subsidiaries to no longer be entitled to exercise all of their respective rights under all such Company Material Contracts to the same extent as prior to the Effective Time, in each case, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the Lead Product.

(i) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Company and its Subsidiaries have obtained from all current or former employees, officers, consultants, contractors and others who have created or developed material Intellectual Property Rights for or on behalf of Company or any of its Subsidiaries, valid assignments (or, in the case of consultants and contractors, assignment or license) of such parties’ rights in such Intellectual Property Rights to Company or one of its Subsidiaries, to the extent permitted by Applicable Law, or Company and its Subsidiaries otherwise exclusively own such Intellectual Property Rights by operation of law. Company and its Subsidiaries have, and enforce, a policy requiring each employee, officer, consultant, contractor or other Person that has access to any material Intellectual Property Rights to execute a confidentiality agreement that obligates such Person to maintain the confidentiality thereof, except where the failure to enforce such policy has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the Lead Product.

(j) In relation to each AI System deployed by Company and its Subsidiaries in the research, testing or development of the Lead Product, (i) Company and its Subsidiaries have obtained and maintained and hold all necessary rights, consents, permissions and licenses to permit its collection and use of the training data to train and deploy that AI System, (ii) Company and each of its Subsidiaries are and have been in compliance with all Applicable Laws in relation to their deployment of that AI System, (iii) the training data for that AI System does not include material non-public information or Personal Data, and has not been licensed from a third party on terms that would allow the relevant third party licensor to assert ownership of any output or that would require any output to be disclosed or licensed back to the relevant third party licensor, and (iv) the Company and its Subsidiaries have taken reasonable steps to mitigate the risk of that AI System generating any output that causes unfairness or discrimination against a class of individuals.

Section 4.20 Data.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all collection, acquisition, use, storage, transfer (including any cross-border transfers), distribution, dissemination or other processing by or on behalf of Company and any of its Subsidiaries of Personal Data are and have at all times since the Lookback Date been in compliance with all applicable Privacy Legal Requirements and Privacy Commitments. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since the Lookback Date, (i) neither Company nor any of its Subsidiaries has received any written notice alleging any violation by Company or any of its Subsidiaries of any Privacy Legal Requirement or Privacy Commitments, nor, to the knowledge of Company, has Company or any of its Subsidiaries been threatened in writing to be charged with any such violation by any Governmental Authority, (ii) as of the date of this Agreement, neither Company nor any of its Subsidiaries has received any written complaint by any Person with respect to the collection, acquisition, use, storage, transfer (including any cross-border transfers), distribution, dissemination or other processing of Personal Data by Company or any of its Subsidiaries, (iii) Company and its Subsidiaries have taken commercially reasonable actions (including implementing and maintaining commercially reasonable written policies and procedures with respect to technical, organizational, administrative, and physical safeguards) reasonably designed to protect Personal Data and the security, confidentiality, integrity and availability of the information technology systems of Company and its Subsidiaries against any unauthorized use, access or disclosure, and (iv) to the knowledge of Company as of the date hereof, there has been no unauthorized use, access or disclosure of Personal Data nor any material non-compliance or material violation by or on behalf of the Company and its Subsidiaries of any Privacy Legal Requirement or Privacy Commitment.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since the Lookback Date, (i) Company and its Subsidiaries have entered into written agreements with all third-party service providers, outsourcers, processors or other third parties who process, store or otherwise handle Personal Data for or on behalf of Company and its Subsidiaries that obligate such persons to comply with all applicable Privacy Legal Requirements and to take steps to protect and secure Personal Data from loss, theft, misuse or unauthorized use, access, modification or disclosure, and (ii) to the knowledge of Company, there has been no unauthorized use, access or disclosure or other security incident of or involving Personal Data collected or used in connection with or under the control of Company or any of its Subsidiaries. To Company’s knowledge, from the Lookback Date through the date of this Agreement, none of the third-party service providers, outsourcers, processors or other third parties who process, store or otherwise handle Personal Data for or on behalf of Company and its Subsidiaries have (A) suffered any security breach that resulted in any unauthorized access to, modification of, use of, disclosure of or loss of or damage to any Personal Data processed, stored or otherwise handled on behalf of Company or (B) breached any Contracts with Company or any Subsidiary of Company relating to Personal Data, in the case of each of clauses (A) and (B), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since the Lookback Date, to the knowledge of Company (i) there have been no security breaches of, or unauthorized access to, the information technology systems of Company nor any of its Subsidiaries, and (ii) there have been no disruptions in any such information technology systems that adversely affected the operations of the business of Company or any of its Subsidiaries.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no transfer of Personal Data in connection with the transactions contemplated by this Agreement (including the Transaction) will violate any applicable Privacy Legal Requirement or Privacy Commitment.

Section 4.21 Properties. Section 4.21 of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date hereof, of any real property which Company or any Subsidiary of Company leases, subleases, licenses, uses or occupies and any Contract pursuant to which Company or any Subsidiary of Company leases, subleases, licenses, uses or occupies any real property (any such properties, the “Real Properties”, and any such Contracts, the “Leases”). Neither Company nor any Subsidiary of Company owns any real property or is party to any Contract or option to purchase any real property or interest therein. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) Company or the relevant Subsidiary set forth in Section 4.21(a) of the Company Disclosure Schedule has a good and valid leasehold or license interest in the Real Properties, free and clear of all Liens, except for Permitted Liens, and together with all rights necessary for the use of the Real Properties for the purpose of the business carried on by Company and its Subsidiaries and all necessary registrations have been made in relation to the Real Properties, (b) each Lease under which Company or any of its Subsidiaries leases, subleases or licenses any real property is, subject to the Bankruptcy and Equity Exceptions, a valid and binding obligation of Company or a Subsidiary of Company (as the case may be) and, to the knowledge of Company, each of the other parties thereto, and in full force and effect and enforceable in accordance with its terms against Company or its Subsidiaries (as the case may be) and, to the knowledge of Company, each of the other parties thereto (except for such Leases that are terminated after the date of this Agreement in accordance with their respective terms, other than as a result of a default or breach by Company or any of its Subsidiaries of any of the provisions thereof), (c) neither Company nor any of its Subsidiaries, nor, to the knowledge of Company, any of the other parties thereto has violated or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under any provision of any Lease, (d) as of the date hereof, neither Company nor any of its Subsidiaries has received written notice that it has violated or defaulted under any Lease or under any covenant, restriction, stipulation or other encumbrance affecting the Real Property, (e) neither Company nor its Subsidiaries has subleased, assigned, or otherwise granted to any Person the right to use or occupy the Real Property or any material portion thereof, (f) neither Company nor any of its Subsidiaries is obligated to pay any leasing or brokerage commission relating to any Lease that has not already been paid, and (g) no construction, alteration or other leasehold improvement work with respect to any Lease remains to be paid for or to be performed by Company or any Subsidiary. Company has made available to Purchaser true and complete copies of each Lease (and all material documents supplemental to it) in effect as of the date hereof.

Section 4.22 Environmental Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) Company and its Subsidiaries are, and since the Lookback Date have been, in compliance with all Environmental Laws and all Environmental Permits and hold all applicable Environmental Permits, (b) none of Company or any of its Subsidiaries has released any Hazardous Substance at any real properties owned or subject to any Lease or otherwise operated by Company or any of its Subsidiaries and (c) from the Lookback Date through the date of this Agreement, no written notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Proceeding is pending or, to the knowledge of Company, threatened by any Governmental Authority or other Person alleging that Company or any of its Subsidiaries has any liability that relates to, or arises under, any Environmental Law or Environmental Permit.

Section 4.23 FCPA; Anti-Corruption; Sanctions.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of Company, any of its Subsidiaries or any of their respective directors or officers, or, to the knowledge of Company, any employee or contractor of Company or any of its Subsidiaries, in each case acting on behalf of Company or any of its Subsidiaries, has, in the last five years, in connection with the business of Company or any of its Subsidiaries, (i) taken any action in violation of the FCPA or other applicable Bribery Legislation (in each case to the extent applicable), (ii) offered, authorized, provided or given (or made attempts at doing any of the foregoing) any payment or thing of value to any Person, including a “foreign official” (as defined by the FCPA), for the purpose of influencing any act or decision of such Person to unlawfully obtain or retain business or other advantage or (iii) taken any other action that would constitute an offer to pay, a promise to pay or a payment of money or anything else of value, or an authorization of such offer, promise or payment, directly or indirectly, to any Representative of another Person in the course of their business dealings with Company or any Subsidiary of Company, in order to unlawfully induce such Person to act against the interest of his or her employer or principal.

(b) None of Company, any of its Subsidiaries or any of their respective directors or officers, or, to the knowledge of Company, any employee of Company or any of its Subsidiaries, is, or in the last five years has been, subject to any actual or pending or, to the knowledge of Company, threatened civil, criminal, or administrative Proceedings, notices of violation, demand letters, settlements, or enforcement actions by any Governmental Authority, or made any voluntary disclosures to any Governmental Authority, involving Company or any of its Subsidiaries relating to applicable Bribery Legislation, including the FCPA.

(c) Company and each of its Subsidiaries has made and kept books and records, accounts and other records, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Company and each of its Subsidiaries in all material respects as required by the FCPA.

(d) Company and each of its Subsidiaries has instituted policies and procedures reasonably designed to ensure compliance with applicable Sanctions Laws (to the extent applicable to Company’s businesses), the FCPA and other applicable Bribery Legislation and maintain such policies and procedures in force.

(e) None of Company, any of its Subsidiaries or any of their respective directors or officers, or, to the knowledge of Company, any of their respective employees or contractors (i) is a Sanctioned Person, (ii) has, in the last five years, engaged in, has any plan or commitment to engage in, direct or indirect dealings with any Person who was at that time a Sanctioned Person or in any Sanctioned Country on behalf of Company or any of its Subsidiaries in violation of applicable Sanctions Law or (iii) has, in the last five years, violated, or engaged in any conduct sanctionable under, any Sanctions Law, nor to the knowledge of Company, been the subject of an investigation or allegation of such a violation or sanctionable conduct.

Section 4.24 Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) Company and its Subsidiaries maintain valid and enforceable insurance coverage in full force and effect with reputable insurers in such amounts and covering such risks as Company reasonably believes, based on past experience, is adequate for the businesses and operations of Company and its Subsidiaries, and (b) all premiums due thereunder have been paid. Neither Company nor any Subsidiary of Company has received notice of cancellation or termination with respect to any current third-party insurance policies or insurance Contracts (other than in connection with renewals or replacements of any such insurance policies or Contracts in the ordinary course of business) where such cancellation or termination would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.25 Transactions with Affiliates. From the Lookback Date through the date of this Agreement, there have been no transactions, or series of related transactions, agreements, arrangements or understandings in effect, nor are there as of the date hereof proposed transactions, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404(a) of Regulation S-K that have not been otherwise disclosed in Company SEC Documents filed prior to the date hereof.

Section 4.26 Antitakeover Statutes and United Kingdom Takeover Code. There are no “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state or other anti-takeover laws and regulations applicable to the Transaction or any other transactions contemplated by this Agreement. On the basis of the composition of the Company Board as of the date hereof, (a) the Takeover Code does not apply to Company, the Transaction or any other transactions contemplated by this Agreement, and (b) none of Company, the Transaction or any other transactions contemplated by this Agreement is subject to the jurisdiction of the Panel. The Company Board has determined in accordance with article 159.8 of the articles of association of Company that no offer or proposal is required to be made in accordance with Rule 15 of the Takeover Code.

Section 4.27 Opinions of Financial Advisors. Each of Centerview Partners LLP (“Centerview”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) has delivered its opinion to the Company Board to the effect that, as of the date of such opinion and based upon and subject to the various factors, limitations, qualifications and assumptions set forth therein, the Per Share Consideration to be paid to the holders of Company Ordinary Shares (other than (A) any Company Ordinary Shares which are registered in the name of or beneficially owned by Purchaser, any of its direct or indirect Subsidiaries or any of their respective nominees and (B) any Company Ordinary Shares held in treasury), pursuant to this Agreement is fair, from a financial point of view, to such holders. A written copy of each such opinion shall be delivered to Purchaser within one (1) Business Day after the date of this Agreement for informational purposes only.

Section 4.28 Finders’ Fees. Except for Centerview and Morgan Stanley, for which estimates of the fees payable to each such financial advisor have been provided to Purchaser prior to the date hereof, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Company or any of its Subsidiaries who is entitled to any finders or similar fee or commission from Company or any of its Affiliates in connection with execution of this Agreement or the transactions contemplated by this Agreement. On or prior to the date hereof, Company has made available to Purchaser an unredacted copy of the engagement letters or other agreements, in each case, as amended or modified, between the Company and each of Centerview and Morgan Stanley.

Section 4.29 No TID US Business. Neither the Company nor any of its Subsidiaries (i) produces, designs, tests, manufactures, fabricates, or develops any “critical technologies,” as that term is defined in 31 C.F.R. § 800.215; (ii) performs any of the functions set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure,” as defined in 31 C.F.R. § 800.212; or (iii) maintains or collects, directly or indirectly, “sensitive personal data,” as defined in 31 C.F.R. § 800.241, of U.S. citizens; and, therefore, neither the Company nor any of its Subsidiaries is a “TID U.S. business” within the meaning of that term in 31 C.F.R. § 800.248.

Section 4.30 No Other Representations and Warranties. Except for the representations and warranties made by Company in this Article IV (as qualified by the applicable items disclosed in the Company Disclosure Schedule in accordance with the introduction to this Article IV) and in the certificate to be delivered by Company pursuant to Section 8.2(d), neither Company nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Company or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Company or its Subsidiaries or any other matter furnished or provided to Purchaser or made available to Purchaser in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby. Company and its Subsidiaries disclaim any other representations or warranties, whether made by Company or any of its Subsidiaries or any of their respective Affiliates or Representatives. Company acknowledges and agrees that, except for the representations and warranties made by Purchaser in Article V and the certificate delivered by Purchaser pursuant to Section 8.3(c), neither Purchaser nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of any member of the Purchaser Group, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding any member of the Purchaser Group or any other matter furnished or provided to Company or made available to Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the transactions contemplated hereby or thereby. Company specifically disclaims that it is relying on or has relied on any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Purchaser and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Company as set forth below:

Section 5.1 Corporate Existence and Power. Purchaser is a corporation with general partners (Kommanditgesellschaft auf Aktien), duly incorporated and validly existing under the laws of Federal Republic of Germany. Purchaser has all requisite corporate power and authority required to own or lease all of its properties or assets and to carry on its business as now conducted, except where the failure to have such power and authority (a) has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect or (b) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the ability of Purchaser to perform its obligations under this Agreement or to consummate the Transaction. Purchaser is duly qualified to do business and, where applicable, is in good standing in each jurisdiction where such qualification and/or standing is necessary, except for those jurisdictions where failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

Section 5.2 Corporate Authorization. The execution, delivery and performance by Purchaser of this Agreement, the Support Agreements and the consummation by Purchaser of the transactions contemplated by this Agreement and the Scheme of Arrangement are within the corporate powers and authority of Purchaser and have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by Company) constitutes a valid, legal and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms (subject to the Bankruptcy and Equity Exceptions). No vote of Purchaser’s shareholders or the holders of any other Equity Securities of Purchaser or any of Purchaser’s Affiliates is necessary in connection with this Agreement and the consummation of the transactions contemplated by this Agreement and the Scheme of Arrangement. Neither Purchaser nor any of its Affiliates owns any Company Equity Securities.

Section 5.3 Governmental Authorization. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby and by the Scheme of Arrangement (including the Transaction) require no action by or in respect of, Consents of, or Filings with, any Governmental Authority other than (a) compliance with any applicable requirements of the HSR Act, (b) compliance with the Foreign Antitrust Laws set forth in Section 8.1(d) of the Company Disclosure Schedule, (c) compliance with any applicable U.S. or non-U.S. securities laws or stock exchange requirements, (d) compliance with the Companies Act, (e) the sanction of the Scheme of Arrangement by the Court and (f) any other actions, Consents or Filings the absence of which has not had or would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

Section 5.4 Non-Contravention. Assuming compliance with the matters referred to in Section 5.3 and the sanction of the Scheme of Arrangement by the Court, the execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby and thereby and by the Scheme of Arrangement (including the Transaction) do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Purchaser’s organizational documents, (b) contravene, conflict with or result in any violation or breach of any provision of any Applicable Law, (c) require any Consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Purchaser or any of its Subsidiaries is entitled under, any provision of any Contract or permit binding on Purchaser or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Purchaser or any of its Subsidiaries, except, in the case of clauses (b) through (d), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

Section 5.5 Information Supplied. The information provided by and relating to the Purchaser Group to be contained in the Scheme Document Annex, the Proxy Statement (including any amendment or supplement thereto) and any other documents filed or furnished with or to the Court or the SEC in each case in connection with the Transaction will not, on the date the Scheme Document Annex and the Proxy Statement (and any amendment or supplement thereto) are first made available to Company Shareholders in definitive form and on the date of the Scheme Meeting and the Company GM, as applicable, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing, Purchaser makes no representation or warranty with respect to statements made or incorporated by reference in the Proxy Statement or Scheme Document Annex (in each case, including any amendment or supplement thereto) which were not supplied in writing by or on behalf of Purchaser or any of its Affiliates specifically for inclusion or incorporation by reference therein.

Section 5.6 Litigation. There are no Proceedings pending or, to the knowledge of Purchaser, threatened against any member of the Purchaser Group, any present or, to the knowledge of Purchaser, former officers, directors or employees of the Purchaser Group in their respective capacities as such or any of the respective properties or assets of any member of the Purchaser Group, by or before (or, in the case of threatened Proceedings, that would be by or before) any Governmental Authority, that has had or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect; provided that, to the extent any such representations or warranties in the foregoing pertain to Proceedings that relate to the execution, delivery, performance or consummation of this Agreement or any of the transactions contemplated by this Agreement, such representations and warranties are made only as of the date hereof. There is no Order outstanding against any member of the Purchaser Group, any present or, to the knowledge of Purchaser, former officers, directors or employees of the Purchaser Group in their respective capacities as such, or any of the respective properties or assets of any of the Purchaser Group or, to the knowledge of Purchaser, threatened against or affecting any member of the Purchaser Group, any present or, to the knowledge of Purchaser, former officers, directors or employees of any member of the Purchaser Group in their respective capacities as such, or any of the respective properties or assets of any member of the Purchaser Group, that has had, or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect; provided that, to the extent any such representations or warranties in this sentence pertain to Orders that relate to the execution, delivery, performance or consummation of this Agreement or any of the transactions contemplated by this Agreement, such representations and warranties are made only as of the date hereof.

Section 5.7 Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Purchaser or any of its Subsidiaries who might be entitled to any finders or similar fee or commission from Purchaser or any of its Affiliates in connection with the execution of this Agreement or the transactions contemplated by this Agreement for which Company or any of its Subsidiaries may be obligated to make payment.

Section 5.8 Sufficiency of Funds. As of Closing, Purchaser shall have available to it cash on hand or other sources of immediately available funds sufficient to pay the aggregate Per Share Consideration, the aggregate Per ADS Consideration, the aggregate amounts payable to holders of Company Share Options and all other cash amounts payable pursuant to this Agreement and due at Closing, including any fees and expenses payable by Purchaser at the Closing. Purchaser expressly acknowledges and agrees that its obligations under this Agreement, including its obligations to consummate the Transaction or any of the other transactions contemplated by this Agreement, are not subject to, or conditioned on, the receipt, availability or funding of any financing or other source of funds.

Section 5.9 No Other Representations and Warranties. Except for the representations and warranties made by Purchaser in this Article V and in the certificate to be delivered by Purchaser pursuant to Section 8.3(c), neither Purchaser nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Purchaser or any other members of the Purchaser Group, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Purchaser or any other member of the Purchaser Group or any other matter furnished or provided to Company or made available to Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby. Purchaser and each other member of the Purchaser Group disclaims any other representations or warranties, whether made by any member of the Purchaser Group or any of their respective Affiliates or Representatives. Purchaser acknowledges and agrees that it has had an opportunity to discuss and ask questions regarding the business of Company and its Subsidiaries with management of Company, has had access to certain information regarding Company and its Subsidiaries, including in the “virtual data room” maintained by Company, as it has desired or requested to review and has conducted its own independent investigation of Company and its Subsidiaries and the transactions contemplated hereby. Purchaser acknowledges and agrees that, except for the representations and warranties made by Company in Article IV (as qualified by the applicable items disclosed in the Company Disclosure Schedule in accordance with the introduction to Article IV) and in the certificate to be delivered by Company pursuant to Section 8.2(d), neither Company nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Company or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Company or its Subsidiaries or any other matter furnished or provided to Purchaser or made available to Purchaser in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the transactions contemplated hereby or thereby. Purchaser specifically disclaims that it is relying on or has relied on any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.

ARTICLE VI

COVENANTS OF COMPANY

Section 6.1 Conduct of Company.

(a) From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement, except (w) as prohibited or required by Applicable Law, (x) as set forth in Section 6.1 of the Company Disclosure Schedule, (y) as otherwise required or expressly contemplated by this Agreement, or (z) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), Company shall, and shall cause each of its Subsidiaries to , (i) conduct its business in the ordinary course of business in all material respects and (ii) use commercially reasonable efforts to preserve intact in all material respects its business organization, keep available the services of its key employees and maintain its existing relations and goodwill with material customers, members, suppliers, licensors, licensees and other Third Parties with whom it has material business relations; provided that (A) no action or omission by Company or any of its Subsidiaries to the extent expressly permitted by an exception to Section 6.1(b) shall be deemed to be a breach of this Section 6.1(a) and (B) any failure to take any action prohibited by Section 6.1(b) shall not be deemed a breach of this Section 6.1(a). From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement, Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to take or cause to be taken the actions set forth in Section 6.1(a) of the Company Disclosure Schedule.

(b) From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement, except (x) as prohibited or required by Applicable Law, (y) as set forth in Section 6.1(b) of the Company Disclosure Schedule or (z) as otherwise required or expressly contemplated by this Agreement, without Purchaser’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed (except for any actions contemplated by clauses (i), (iii), (viii), (xvii), (xviii) and (xx), and, in the case of clause (xi)(B), shall be deemed to have been provided by Purchaser if it has not responded to a written request from Company for such consent within ten (10) Business Days of Purchaser’s receipt of such request), Company shall not, and shall cause each of its Subsidiaries not to:

(i) adopt or propose any change to its certificate of incorporation, articles of association or other organizational or constitutional documents (whether by merger, consolidation or otherwise) (including the Company Organizational Documents) or the Deposit Agreement;

(ii) acquire (including by merger, consolidation, takeover offer, scheme of arrangement or acquisition of securities or assets or by any other means) or authorize or announce an intention to so acquire, or enter into any agreements providing for any acquisitions of, any securities of or other equity interest in or assets comprising a business or division of any other Person, or otherwise engage in any consolidations or business combinations, except for (A) transactions solely between Company and a wholly owned Subsidiary of Company or solely between wholly owned Subsidiaries of Company or (B) subject to Section 6.1(c), any transaction involving cash consideration of less than $1,000,000 (including any “earnout”, deferred or contingent payments) in the aggregate for all such transactions;

(iii) authorize, declare, set aside, make or pay any dividends or distribution with respect to its shares or other Equity Securities (including any Company ADS) (whether in cash, assets, shares or other securities of Company or any of its Subsidiaries) (other than dividends or distributions made by any wholly owned Subsidiary of Company to Company or to any wholly owned Subsidiary of Company), or enter into any agreement or arrangement with respect to voting or registration;

(iv) split, combine, consolidate, subdivide, reduce, reclassify or redesignate any of its share capital or other Equity Securities, or issue or authorize the issuance of any of its share capital or other Equity Securities or any other securities in respect of, in lieu of or in substitution for, shares of its share capital or other Equity Securities (including any Company ADS) in Company or any Subsidiary of Company or redeem, purchase, cancel or otherwise acquire or offer to acquire any of its share capital or other Equity Securities, except for (1) the acceptance of Company Ordinary Shares or Company ADSs as payment of the exercise price of Company Share Options or for withholding Taxes in respect of Company Share Options, in each case, that are outstanding as of the date of this Agreement or that are granted after the date of this Agreement not in violation of this Agreement, (2) any such transaction involving Company and its wholly owned Subsidiary or only wholly owned Subsidiaries of Company or (3) transactions required to be taken by the Depositary or Company under the Deposit Agreement in accordance with its terms;

(v) issue, deliver, grant, sell, pledge, dispose of, charge, mortgage or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition, charging, mortgaging or encumbrance of, any shares, voting securities or other Equity Securities (including any Company ADS) in Company or any Subsidiary of Company or any securities convertible into or exchangeable or exercisable for any such shares, voting securities or Equity Securities (including any Company ADS) or take any action to cause to be exercisable or vested any otherwise unexercisable or unvested Company Share Option under any existing Company Equity Plan or otherwise (except as otherwise provided by the terms of any Company Equity Plan as in effect and outstanding as of the date of this Agreement), other than (A) issuances or grants of Company Ordinary Shares, Company ADSs or other securities as required pursuant to equity awards or obligations under the Company Equity Plans outstanding on the date of this Agreement in accordance with the terms of the applicable Company Equity Plan in effect on the date of this Agreement or granted after the date of this Agreement not in violation of this Agreement, (B) sales of Company Ordinary Shares or Company ADSs pursuant to the exercise of Company Share Options if necessary to effectuate an optionee’s direction upon exercise or pursuant to the settlement of Company Share Options in order to satisfy Tax withholding obligations, (C) transactions solely between Company and a wholly owned Subsidiary of Company or solely between wholly owned Subsidiaries of Company, or (D) transactions required to be taken by the Depositary or Company under the Deposit Agreement in accordance with its terms;

(vi) except as required by any Company Employee Plan as in existence as of the date hereof or established after the date hereof not in contravention of this clause (vi) or in accordance with the terms of this Agreement (provided that no such exception shall permit any Tax gross-up), (A) increase the compensation, fees or benefits payable or to become payable to any of its directors, executive officers or employees, other than annual merit-based increases to base salary in the ordinary course of business for employees who are not Senior Employees, (B) grant or pay or commit to grant or pay to any of its current or former directors, executive officers, employees or individual independent contractors any bonuses, incentive compensation, retention awards or increases in severance or termination pay or any gross-up, make-whole or other reimbursement of Taxes (including any Taxes imposed under Section 409A or 4999 of the Code) (any such gross-up, make-whole or reimbursement, a “Tax gross-up”), (C) establish, adopt, enter into, amend in any material respect or terminate any collective bargaining agreement or material Company Employee Plan, or establish, adopt, enter into or amend any Contract or Company Employee Plan to provide for any Tax gross-up, (D) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Equity Plan, (E) terminate the employment or engagement of any director or Senior Employee, other than for cause (as defined in the Company Equity Plans), or amend in any material respect or extend the terms of any such role or employment, (F) hire or promote any new Senior Employees other than to replace any departed employee, (G) provide any funding for any rabbi trust or similar arrangement or (H) enter into a Contract or relationship with a professional employer organization;

(vii) establish, adopt, enter into or amend any collective bargaining agreement or similar labor agreement;

(viii) liquidate (completely or partially), wind up, dissolve, place into administration or receivership, enter into any voluntary arrangement or other compromise with creditors, restructure, recapitalize or effect any other reorganization (including any restructuring, recapitalization or reorganization between or among any of Company or its Subsidiaries), or adopt any plan or resolution, or take any other action providing for any of the foregoing other than the winding up and dissolution of dormant or immaterial Subsidiaries of Company;

(ix) make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) loans solely among Company and its wholly owned Subsidiaries or solely among Company’s wholly owned Subsidiaries, (B) advances for reimbursable employee expenses or commission payments in the ordinary course of business, (C) the extension of trade credit in the ordinary course of business or (D) investments in cash equivalents and marketable securities in the ordinary course of business;

(x) (A) sell, lease, license, assign, abandon, permit to lapse, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any of its material properties, rights or assets (including shares in the capital of Company or its Subsidiaries), except (1) dispositions of obsolete or worthless equipment in the ordinary course of business, (2) non-exclusive licenses of Company Intellectual Property or Company Products entered into in the ordinary course of business, (3) pursuant to transactions solely among Company and its wholly owned Subsidiaries or solely among wholly owned Subsidiaries of Company, (4) sales of Company Products in the ordinary course of business, (5) as required for ordinary course prosecution actions with respect to Company Intellectual Property, including amending, or agreeing to amend, the scope of a claim of a pending patent application within any Company Registered IP, or filing a terminal disclaimer with respect to or abandoning a pending patent application or a claim thereof within any Company Registered IP as a result of the Company’s management of its intellectual property portfolio in the ordinary course of business, or (6) in an amount not to exceed $1,000,000 for all other such transactions entered into in reliance on this clause (6), or (B) take (or fail to take) any steps that would result in any registered Company Intellectual Property ceasing to be in force;

(xi) (A) enter into any Contract that would constitute a Company Material Contract or a Lease, in each case, if in effect on the date hereof, or materially modify, materially amend, extend or terminate (other than non-renewals or auto-renewals occurring in the ordinary course of business or termination at the end of the Contract term in accordance with the terms of the Contract) any Company Material Contract or any Lease; provided that, except with respect to Section 6.1(b)(xviii), this Section 6.1(b)(xi) shall not prohibit or restrict Company or any of its Subsidiaries from entering into a Contract to the extent that such Contract implements an action that is permitted by clause (B) below or any of the other subclauses of Section 6.1(b); or (B) enter into any Contract with a contract manufacturing organization, a contract development and manufacturing organization or a contract research organization unless (1) the Contracts entered into in accordance with this clause (xi)(B) obligate Company to make total aggregate payments of less than $5,000,000 and (2) are terminable by Company upon not more than 30 days prior written notice without payment of penalty amounts that, when combined with all other payments made under such Contracts, exceed $5,000,000 in the aggregate; provided (x) Company (and its Subsidiaries) shall not enter into more than two Contracts in total of the type described in this clause (xi)(B) and not more than one Contract with any of the types of entities described in this clause (xi)(B), (y) if applicable, Purchaser shall have the right to consent in advance to the sites selected to participate in the Phase 3 Clinical Trial for the Lead Product, and (z) with respect to any such Contract, Company shall consult with Purchaser (and consider in good faith any comments provided by Purchaser) regarding its terms;

(xii) make any capital expenditure or expenditures or enter into agreements or arrangements providing for capital expenditure or expenditures except (A) in amounts contemplated by Company’s capital budget set forth on Section 6.1(b)(xii) of Company Disclosure Schedule in the aggregate, (B) in connection with the repair or replacement of facilities, properties or assets destroyed or damaged due to casualty or accident or (C) pursuant to Contracts in effect on the date hereof;

(xiii) waive, release, assign, compromise or settle any Proceeding to which Company or any of its Subsidiaries is a defendant, other than the compromise or settlement of any Proceeding that (A) provides for the payment by Company or its Subsidiaries of an amount in cash not to exceed $250,000 individually or $500,000 (or any greater amount reflected or established as a reserve for such Proceeding on the Company Balance Sheet) in the aggregate, (B) does not impose any injunctive relief on Company or its Subsidiaries (other than customary confidentiality and de minimis contractual obligations in the applicable compromise or settlement agreement that are incidental to an award of monetary damages thereunder) and does not involve the admission of wrongdoing by Company or any of its Subsidiaries and (C) does not provide for the license of any material Intellectual Property Rights or the termination or modification or amendment of any license of material Company Intellectual Property;

(xiv) make any material change in financial accounting policies, practices, principles or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or Applicable Law;

(xv) make or change any material claim for research and development Tax relief or any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any income or other material Tax return, enter into any closing agreement with respect to Taxes, settle or compromise any income or other material Tax liability, or request or otherwise agree to an extension or waiver of the statute of limitations with respect to income or other material Taxes;

(xvi) incur, assume, guarantee, endorse or otherwise become liable for or modify in any material respects the terms of any Indebtedness for borrowed money or any derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements) or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (A) for the incurrence of any Indebtedness solely among Company and its wholly owned Subsidiaries or solely among wholly owned Subsidiaries of Company, (B) currency derivatives in the ordinary course of business and not for speculative purposes, or (C) the incurrence of other Indebtedness not to exceed $500,000 in the aggregate incurred pursuant to this clause (C);

(xvii) enter into any transactions or Contracts with any affiliate or other Person that would be required to be disclosed by Company under Item 404 of Regulation S-K of the SEC other than to the extent permitted under clause (v) or (vi) of this Section 6.1(b);

(xviii) (A) terminate any preclinical and clinical investigations, studies or clinical trials (“Clinical Trials”) in respect of any Company Product that are ongoing as of the date of the Agreement, other than as required by a Governmental Authority, Institutional Review Board, or equivalent, duly constituted under Applicable Law(s) (provided that the Company promptly notifies Purchaser of any such requirement), or as recommended by a safety monitoring committee to address a safety concern, or (B) initiate or commit to initiate (alone or with any third party) any new Clinical Trial in respect of any Company Product other than any Clinical Trial that would not result in aggregate expenditures (including clinical research organization fees, regulatory filing fees, study drug or materials, investigator fees, trial site costs and other outside expenses of such trials) over the course of such Clinical Trial of more than $1,000,000 and is pursuant to a Contract that is terminable by Company upon not more than 30 days prior written notice without penalty;

(xix) adopt or otherwise implement any shareholder rights plan, “poison-pill” or other comparable agreement with respect to any member of the Purchaser Group;

(xx) amend or modify the engagement letters of, or enter into new engagement letters with, any of the service providers set forth on Section 6.1(b)(xx) of the Company Disclosure Schedule in a manner that increases the fee or commission payable by the Company or any of the Company Subsidiaries thereunder; or

(xxi) agree or authorize, in writing or otherwise, to take any of the foregoing actions.

(c) Anything to the contrary set forth in this Agreement notwithstanding, Company shall be permitted to take commercially reasonable actions that would otherwise require the prior written consent of Purchaser under this Section 6.1 to the extent that Company reasonably deems such action to be reasonably necessary to prevent the occurrence of, or mitigate the immediate effects of, emergency situations or as may be reasonably necessary to address (i) significant risks to human health or safety or (ii) material damage to the environment, material equipment or other material assets of Company and its Subsidiaries; provided that Company shall give Purchaser prior written notice of any such action or omission to the extent reasonably practicable, which notice shall describe in reasonable detail the action or omission and the reason(s) that such action or omission is being taken, or omitted to be taken and take into account in good faith the reasonable suggestions of Purchaser with respect to such actions or omissions to be taken by Company, and, in the event that it is not reasonably practicable for Company to give the prior written notice described in this proviso, Company shall instead give such written notice to Purchaser promptly after such act or failure to act.

(d) In furtherance and not in limitation of any other provision of this Agreement, to the extent permitted by applicable Law, Company shall promptly inform Purchaser of any material developments (including the occurrence of any serious adverse event related to, or reasonably expected to be related to, any Company Product, and any material governmental inquiries or investigations), discussions or negotiations relating to any Company Product (including any protocol for any ongoing or planned Clinical Trial) between or with any Company Regulatory Agency. Without limiting the generality of the foregoing, to the extent permitted by Applicable Law, Company (i)(A) shall promptly inform Purchaser, as reasonably in advance as practicable under the circumstances, of any material meetings, filings, submissions or correspondence to be made by or on behalf of Company or with any Company Regulatory Agency, in each case, relating to any Company Product, and shall provide Purchaser with copies of any such filings, submissions or correspondence and (B) shall not carry out or agree to carry out any of the foregoing activities or communications without prior consultation with Purchaser, or, in the case of materials to be submitted to the FDA with respect to the Phase 3 Clinical Trial for the Lead Product, the prior consent of Purchaser (not to be unreasonably withheld, conditioned or delayed and which shall be deemed to have been given by Purchaser if (1) it has not responded to Company by 6 pm (ET) on the fifth (5th) Business Day of receiving any such materials for its review or (2) such consent has not been received from Purchaser by 6 pm (ET) on the fifth (5th) Business Day following the receipt by Purchaser of any such materials for its review so long as Company has (x) consulted in good faith with Purchaser regarding the contents of such materials, (y) considered in good faith Purchaser’s comments thereon, if any, and (z) with respect to any comments Company does not accept from Purchaser, discussed with Purchaser Company’s reasons for not accepting such comments).

(e) Nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct Company’s or any of its Subsidiaries’ businesses or operations, other than after the Closing, and prior to the Closing, Company and its Subsidiaries shall not be required to take any action or be prohibited from taking any action required or prohibited by this Agreement if the inclusion of such requirement or prohibition in this Agreement would reasonably be expected to violate Applicable Law (including any Antitrust Laws).

Section 6.2 No Solicitation by Company.

(a) From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement, except as otherwise set forth in this Section 6.2, Company (i) shall not, and shall cause its Subsidiaries and its and their respective directors and officers not to, (ii) shall direct its or their respective other Involved Representatives not to, and (iii) shall not authorize or direct its or their respective other Representatives to, directly or indirectly, take any action to (A) solicit, initiate, participate in, knowingly facilitate, knowingly assist, knowingly encourage, approve, endorse or recommend any Acquisition Inquiry or Acquisition Proposal, (B) furnish any information or documents to, or enter into, continue or participate in any discussions or negotiations with, any person other than Purchaser or its Representatives in respect of any Acquisition Proposal or Acquisition Inquiry, (C) enter into or adopt any letter of intent, heads of terms, memorandum of understanding or similar document, agreement, commitment or agreement in principle (whether written or oral, binding or nonbinding) with respect to an Acquisition Inquiry or Acquisition Proposal (other than an Acceptable Confidentiality Agreement), (D) recommend or approve or publicly propose to recommend, adopt or approve any Acquisition Proposal, (E) withdraw, or qualify, amend or modify in a manner adverse to Purchaser (or publicly propose to withdraw, or qualify, amend or modify in a manner adverse to Purchaser), the Company Board Recommendation, including requesting that the Court does not sanction the Scheme of Arrangement, informing the Court that the Company Board no longer supports the consummation of the Transaction or making any other statement or communication to the Court to the effect of any of the foregoing, (F) fail to include the Company Board Recommendation in the Proxy Statement, (G) if any Acquisition Proposal is structured as (x) a tender offer or exchange offer for the outstanding Company Ordinary Shares and is commenced pursuant to Rule 14d-2 under the 1934 Act or (y) a scheme of arrangement under Part 26 of the Companies Act 2006 or takeover offer under Part 28 of the Companies Act, fail to recommend, within ten (10) business days after such commencement, against acceptance by the Company Shareholders of such tender offer, exchange offer, scheme of arrangement or takeover offer (as applicable), (H) fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after Purchaser so requests in writing following (I) the public announcement of an Acquisition Proposal that is not structured as a tender offer or exchange offer as contemplated by clause (G) or (II) the public announcement of a material development regarding Company (provided that (x) Purchaser may only make such request once per publicly disclosed Acquisition Proposal and once if no Acquisition Proposal has been publicly disclosed and (y) Company shall not be required to do so to the extent it will contravene Applicable Law, including the fiduciary duties of the Company Board), or (I) resolve or agree to do any of the foregoing (any of the foregoing clauses (D)-(H) or clause (I) (to the extent relating to clauses (D)-(H)), a “Company Adverse Recommendation Change”); provided that, anything to the contrary in this Agreement notwithstanding, Company or any of its Representatives may, in response to an Acquisition Proposal (1) seek to clarify the terms and conditions of such Acquisition Proposal (including by requesting that an oral communication be made in writing), (2) inform such Third Party or its Representative of the restrictions imposed by the provisions of this Section 6.2 or (3) grant waivers, amendments or releases under any standstill restriction in effect as of the date hereof to the extent necessary to allow such Third Party to make a confidential Acquisition Proposal, in the case of this clause (3), if the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law. Company (x) shall, and shall cause its Subsidiaries and its and their respective directors and officers to, (y) shall direct its or their respective other Involved Representatives to, and (z) shall not authorize or direct its or their respective other Representatives to not, promptly cease any and all existing discussions or negotiations, if any, with any Third Party ongoing as of the date of this Agreement with respect to any Acquisition Proposal or Acquisition Inquiry. Company shall promptly instruct any such Third Party in possession of confidential information about Company or any of its Subsidiaries that was furnished by or on behalf of Company in connection with such discussions or negotiations for such Third Parties and its Representatives with respect to any Acquisition Proposal or Acquisition Inquiry within one year of the date hereof to return or destroy all such information promptly after the date hereof in accordance with the relevant confidentiality agreement between Company and such Third Party.

(b) The foregoing notwithstanding, if at any time prior to the Company Shareholder Approvals having been obtained (the “Company Approval Time”), the Company Board receives a bona fide written Acquisition Proposal made after the date of this Agreement that has not resulted from a Willful Breach of Section 6.2(a), the Company Board, directly or indirectly through its Representatives, may, if the Company Board (or any committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal is or would reasonably be expected to lead to a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law, (A) engage in negotiations or discussions with such Third Party and its Representatives and financing sources and (B) furnish to such Third Party and its Representatives and financing sources information relating to Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement; provided that all such information (to the extent that such information is material and non-public and has not been previously provided or made available to Purchaser) is provided or made available to Purchaser, as the case may be, substantially concurrently with the time it is provided or made available to such Third Party. An “Acceptable Confidentiality Agreement” means a confidentiality agreement (1) that (I) does not contain any provision that would prevent Company from complying with its obligation to provide disclosure to Purchaser pursuant to this Section 6.2 and (II) contains provisions that, in each case, are not materially less favorable to Company than those contained in the Confidentiality Agreement (provided that no such confidentiality agreement shall be required to contain any standstill or similar provisions) or (2) that is in effect as of the date of this Agreement.

(c) To the extent permitted by Applicable Law, Company shall notify Purchaser as promptly as reasonably practicable (but in no event later than one (1) Business Day) after receipt by Company or any of its Subsidiaries or, to the knowledge of Company, any of its or their external advisors of any bona fide Acquisition Proposal or bona fide Acquisition Inquiry, which notice shall be provided in writing and shall identify the material terms and conditions of, any such Acquisition Proposal or Acquisition Inquiry and the Person(s) making such Acquisition Proposal or Acquisition Inquiry, as the case may be. Company shall thereafter (i) keep Purchaser reasonably informed, on a reasonably current basis, of any material developments or changes in the status and details (including any changes to the type and amount of consideration) of any such Acquisition Proposal or Acquisition Inquiry and (ii) as promptly as reasonably practicable (but in no event later than one (1) Business Day after receipt) provide to Purchaser unredacted copies of any written proposals, indications of interest, draft agreements and other written materials providing the financial terms or other material terms and conditions of such Acquisition Proposal or Acquisition Inquiry exchanged between Company or any of its Subsidiaries or Representatives and the Person(s) making such Acquisition Proposal or Acquisition Inquiry or any of its Affiliates or its or their Representatives.

(d) Anything in this Section 6.2 to the contrary notwithstanding, prior to the Company Approval Time, if the Company Board receives a bona fide written Acquisition Proposal made after the date of this Agreement that has not resulted from a Willful Breach of Section 6.2(a) and the Company Board (or any committee thereof) determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action in response to such Superior Proposal would be inconsistent with its fiduciary duties under Applicable Law, the Company Board (or any committee thereof) may, subject to compliance with this Section 6.2(d), (i) make a Company Adverse Recommendation Change or (ii) terminate this Agreement in accordance with Section 9.1(d)(ii); provided that (A) Company shall first notify Purchaser in writing at least four (4) Business Days before taking such action that Company intends to take such action, which notice shall include an unredacted copy of such proposal relating thereto (and, to the extent not in writing, the material terms and conditions thereof and the identity of the Person(s) making any such Acquisition Proposal), (B) Company and its Representatives shall negotiate in good faith with Purchaser and its Representatives during such four (4) Business Day notice period, to the extent Purchaser affirmatively seeks to negotiate and makes itself reasonably available to negotiate, to enable Purchaser to propose revisions to the terms of this Agreement, (C) upon the end of such notice period, the Company Board (or any committee thereof) shall have considered in good faith any revisions to the terms of this Agreement committed to in a binding written proposal by Purchaser, and shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that such Superior Proposal would nevertheless continue to constitute a Superior Proposal if such revisions proposed by Purchaser were to be given effect and that the failure to take such action in response to such Superior Proposal would continue to be inconsistent with its fiduciary duties under Applicable Law and (D) in the event of any change, from time to time, to any of the material financial terms or any other material terms of such Superior Proposal, Company shall, in each case, have delivered to Purchaser an additional notice consistent with that described in clause (A) of this proviso and a new notice period under clause (A) of this proviso shall commence each time, except each such notice period shall be two (2) Business Days (instead of four (4) Business Days), during which time Company shall be required to comply with the requirements of this Section 6.2(d) anew with respect to each such additional notice, including clauses (A) through (D) above of this proviso. In no event shall Company’s compliance with its obligations pursuant to this Section 6.2(d) constitute a Company Adverse Recommendation Change.

(e) Anything in Section 6.2(a) to the contrary notwithstanding, at any time prior to the Company Approval Time, the Company Board (or any committee thereof) may make a Company Adverse Recommendation Change of the type described in clauses (D), (E), (F) or subsection (II) of clause (H) or (I) (to the extent relating to the foregoing clauses) of the definition thereof in response to an Intervening Event if the Company Board (or any committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel that the failure to make such Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; provided that, prior to taking either such action (i) Company shall first notify Purchaser in writing at least four (4) Business Days before taking such action that Company intends to take such action, which notice shall include a reasonably detailed description of such Intervening Event (including the facts and circumstances providing the basis for the determination by the Company Board (or any committee thereof) to effect such Company Adverse Recommendation Change), (ii) Company and its Representatives shall negotiate in good faith with Purchaser and its Representatives during such four (4) Business Day period, to the extent Purchaser affirmatively seeks to negotiate and makes itself reasonably available to negotiate, to enable Purchaser to propose revisions to the terms of this Agreement, (iii) Company and its Representatives shall provide to Purchaser and its Representatives all applicable information with respect to such Intervening Event reasonably requested by Purchaser to permit it to propose revisions to the terms of the Agreement, and (iv) upon the end of such notice period, the Company Board (or any committee thereof) shall have considered in good faith any such revisions to the terms of this Agreement committed to in a binding written proposal by Purchaser, and shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to make such Company Adverse Recommendation Change in response to such Intervening Event would continue to be inconsistent with its fiduciary duties under Applicable Law.

(f) Nothing contained in this Section 6.2 shall prevent the Company Board (or any committee thereof) from (i) taking and disclosing to the Company Shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the 1934 Act, (ii) making any required disclosure to the Company Shareholders if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law, (iii) making any “stop, look and listen” communication to Company Shareholders pursuant to Rule 14d-9(f) promulgated under the 1934 Act;, or (iv) making honest and complete disclosure to the Court or SEC at the hearing to sanction the Scheme of Arrangement as required by Applicable Law, and none of the actions in the foregoing clauses (i) through (iv) shall, in and of itself, constitute a Company Adverse Recommendation Change.

Section 6.3 Takeover Statutes. Company shall (a) take all action within its control necessary, if any, so that no “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws or regulations, or any similar provision of the Company Organizational Documents is or becomes applicable to the Transaction or any of the other transactions contemplated hereby, and (b) if any such anti-takeover law, regulation or provision is or becomes applicable to the Transaction or any other transactions contemplated hereby, cooperate and grant such approvals and take such actions within its control as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby. Company shall not take (or omit to take) any action which would reasonably be expected to result in (i) the United Kingdom City Code on Takeovers and Mergers applying to Company, the Transaction or any other transactions contemplated by this Agreement or (ii) the Transaction or any other transactions contemplated by this Agreement becoming subject to the jurisdiction of the United Kingdom Panel on Takeovers and Mergers.

Section 6.4 Access to Information.

(a) Upon reasonable advance written notice, during normal business hours during the period from the date of this Agreement to the earlier of the Effective Time or the valid termination of this Agreement, Company shall, and shall cause its Subsidiaries to, afford to each member of the Purchaser Group and their Representatives reasonable access to Company’s and its Subsidiaries’ properties, offices, personnel, Contracts, books, and records all other information concerning its businesses, properties and personnel (other than any of the foregoing to the extent specifically related to the negotiation and execution of this Agreement, or, except as expressly provided in Section 6.2, to any Acquisition Proposal or Acquisition Inquiry), in each case, as any member of the Purchaser Group or its designated relevant Representatives (as applicable) reasonably requests solely to the extent such request is made in furtherance of the consummation of the transactions contemplated hereby and in a manner so as to not unreasonably interfere with the normal business operations of Company or any of its Subsidiaries. During such period described in the immediately preceding sentence, upon reasonable advance written notice and subject to Applicable Law (including Antitrust Laws) and during normal business hours, Company shall instruct its pertinent Representatives to reasonably cooperate with the Purchaser Group in their review of any such information provided or made available pursuant to the immediately preceding sentence.

(b) Anything to the contrary in this Agreement notwithstanding:

(i) Company and its Subsidiaries shall not be required to provide such access or disclosure of information if it (A) would, as reasonably determined based on the advice of outside counsel, jeopardize any attorney-client, attorney-work product or other similar privilege with respect to such information, (B) would contravene any Applicable Law or confidentiality agreement with a third party entered into prior to the date hereof or after the date hereof in the ordinary course of business, (C) would result in the disclosure of any valuations of Company in connection with the transactions contemplated by this Agreement or any other strategic alternatives, or (D) would be for the purpose of disclosure of such information in any Proceeding between the Parties; provided that, in the case of clauses (A) through (C), Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to make appropriate substitute disclosure arrangements;

(ii) any physical access to the properties, offices, personnel or other information of Company and its Subsidiaries shall be conducted at Purchaser Group’s sole cost and expense, at a reasonable time during Company’s normal business hours, under the supervision of appropriate personnel of the Company and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company, and shall be subject to Company’s reasonable security measures and insurance requirements;

(iii) Purchaser shall not use any information obtained pursuant to this Section 6.5 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement; and

(iv) nothing in this Section 6.5 shall be construed to require Company, any of its Subsidiaries or any of their Representatives to prepare any financial statements, projections, reports, analyses, appraisals or opinions that are not readily available or permit any invasive testing.

(c) All information furnished pursuant to this Agreement shall be subject to the Confidentiality Agreement.

Section 6.5 Section 16 Matters. Prior to the Effective Time, Company and Purchaser shall each take all such steps as may be reasonably necessary or advisable (to the extent permitted under Applicable Law) to cause any dispositions of Company Ordinary Shares or Company ADSs (including derivative securities with respect to Company Ordinary Shares) resulting from the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the 1934 Act to be exempt under Rule 16b-3 promulgated under the 1934 Act.

ARTICLE VII

COVENANTS OF COMPANY AND PURCHASER

Section 7.1 Efforts, Filings, Consents and Approvals.

(a) Subject to the terms and conditions of this Agreement, each of Company and Purchaser shall (and each shall cause its Subsidiaries to) use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Transaction and other transactions contemplated hereby as promptly as reasonably practicable, including (i) (A) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all Filings as are necessary to consummate the Transaction and the other transactions contemplated hereby, (B) using reasonable best efforts to obtain, as promptly as practicable, and thereafter maintain, all Consents from any Governmental Authority or other Third Party that are necessary to consummate the Transaction or other transactions contemplated hereby, and to comply with the terms and conditions of each such Consent (including by supplying as promptly as reasonably practicable any additional information or documentary material that may be requested pursuant to the HSR Act, other applicable Antitrust Laws), and (C) cooperating with the other Party in their efforts to comply with their obligations under this Agreement, including in seeking to obtain as promptly as practicable any Consents necessary to consummate the Transaction or the other transactions contemplated hereby and (ii) using reasonable best efforts to (A) defend any lawsuit or other legal Proceeding, whether judicial or administrative, brought by any Governmental Authority or Third Party challenging this Agreement or seeking to enjoin, restrain, prevent, prohibit or make illegal consummation of the Transaction or any of the other transactions contemplated hereby and (B) contest any Order that enjoins, restrains, prevents, prohibits or makes illegal consummation of the Transaction or any of the other transactions contemplated hereby. This Section 7.1 shall not apply with respect to Filings with or the Consents of the Court to implement the Scheme of Arrangement, which shall be dealt with exclusively in accordance with Article III, or any Tax matters (or Filings in connection therewith), which shall be dealt with exclusively in accordance with Section 7.9.

(b) Except as otherwise required by Applicable Laws, Purchaser and Company shall have joint responsibility for the clearance strategy for obtaining required Consents of any Governmental Authority under applicable Antitrust Laws.

(c) In furtherance and not in limitation of the foregoing, each of Company and Purchaser shall, and each shall cause its Subsidiaries to, (x) as promptly as practicable following the date of this Agreement, and in any event within ten (10) Business Days after the date of this Agreement (unless otherwise agreed in writing), make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the Transaction and (y) as promptly as practicable following the date of this Agreement, and in any event within ten (10) Business Days after the date of this Agreement (unless otherwise agreed in writing), make all other Filings with any Governmental Authority that are necessary under this Agreement. In the event that Company or Purchaser receives a request for information or documentary material pursuant to the HSR Act or any similar inquiry or request under any other applicable Antitrust Law, each shall, and shall cause its respective Subsidiaries to, use reasonable best efforts (and shall cooperate with each other) to submit an appropriate response to such a request as promptly as reasonably practicable, and to make available their respective Representatives to, on reasonable request, any Governmental Authority in connection with (i) the preparation of any Filing made by or on their behalf to any Governmental Authority in connection with the Transaction or any of the other transactions contemplated hereby or (ii) any Governmental Authority investigation, review or approval process. Neither Party, nor any of its Subsidiaries, shall extend any waiting period under the HSR Act (by pull and refile or otherwise) or enter into any agreement with the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice or any other Governmental Authority not to consummate the Transaction or the other transactions contemplated by this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld, delayed or conditioned). Purchaser will be responsible for the payment of the applicable fees associated with all Filings with any Governmental Authority pursuant to Antitrust Laws.

(d) Subject to Applicable Laws relating to the sharing of information and the terms and conditions of the Confidentiality Agreement, each of Company and Purchaser shall, and each shall cause its Subsidiaries to, cooperate and consult with each other in connection with the making of all Filings pursuant to this Section 7.1, and shall keep each other apprised on a current basis of the status of matters relating to the completion of the Transaction and the other transactions contemplated hereby, including: (i) (A) as far in advance as practicable, notifying the other party of, and providing the other party with an opportunity to consult with respect to, any Filing or communication or inquiry it or any of its Affiliates intends to make with any Governmental Authority other than a Taxing Authority (or any communication or inquiry it or any of its Affiliates intends to make in connection therewith with any Third Party other than a Taxing Authority) relating to the matters that are the subject of this Agreement, (B) providing the other party and its counsel, prior to submitting any such Filing or making any such communication or inquiry, a reasonable opportunity to review, and considering in good faith the comments of the other party and such other party’s Representatives in connection with any such Filing, communication or inquiry, and (C) promptly following the submission of such Filing or making of such communication or inquiry, providing the other party with a copy of any such Filing, communication or inquiry, if in written form, or, if in oral form, a summary of such communication or inquiry; (ii) as promptly as practicable following receipt, furnishing the other party with a copy of any Filing or written communication or inquiry, or, if in oral form, a summary of any such communication or inquiry, it or any of its Affiliates receives from any Governmental Authority other than a Taxing Authority (or any communication or inquiry it receives from any Third Party in connection therewith) relating to matters that are the subject of this Agreement; and (iii) coordinating and reasonably cooperating with the other party in exchanging such information and providing such other assistance as the other party may reasonably request in connection with this Section 7.1. Company, Purchaser or their respective Representatives shall notify and consult with the other party in advance of any meeting or conference (including by telephone or videoconference) with any Governmental Authority other than a Taxing Authority, or any member of the staff of any such Governmental Authority, in respect of any Filing, Proceeding (including the settlement of any Proceeding) or other inquiry regarding the Transaction or any of the other transactions contemplated hereby and, to the extent not prohibited by such Governmental Authority, enable the other party to participate. Purchaser and Company may, as each deems advisable and necessary to comply with Applicable Law, reasonably designate any competitively sensitive material provided to the other under this Agreement as “outside counsel only”. Such materials and the information contained therein shall be given only to the outside legal counsel and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Purchaser or Company, as the case may be) or its legal counsel; provided that materials provided pursuant to this Agreement may be redacted (i) to remove references concerning the valuation of Company, (ii) as necessary to comply with contractual obligations or Applicable Law (so long as the disclosing Party has reasonably cooperated with the recipient Party and used its reasonable best efforts to permit disclosure to the extent permitted by Applicable Law) and (iii) as necessary to avoid privilege waiver (so long at the disclosing Party has reasonably cooperated with the recipient Party and used its reasonable best efforts to permit disclosure on a basis that does not waive such privilege with respect thereto).

(e) Anything to the contrary in this Agreement notwithstanding, Purchaser shall not, and shall cause its Subsidiaries not to, directly or indirectly (whether by merger, consolidation, takeover offer, scheme of arrangement or otherwise), acquire, purchase, lease or license or otherwise enter into a transaction or Contract with (or agree to acquire, purchase, lease or license or otherwise enter into a transaction or Contract with) any other Person if doing so could reasonably be expected to (i) impose any material delay in the satisfaction of, or increase materially the risk of not satisfying the conditions set forth in Section 8.1(c) (to the extent related to any Antitrust Law) or the conditions set forth in Section 8.1(d); (ii) materially increase the risk of any Governmental Authority entering an Order prohibiting or enjoining the consummation of the Transaction; or (iii) otherwise prevent or materially delay the consummation of the Transaction.

Section 7.2 Employee Matters.

(a) From the Closing Date through the 12 month anniversary of the Closing Date (the “Benefits Continuation Period”), Purchaser shall provide, or shall cause a Purchaser Subsidiary or Company to provide, to each individual who is employed by Company and its Subsidiaries immediately prior to the Effective Time, while such individual continues to be employed by Company, Purchaser or any of Purchaser’s Subsidiaries (including Subsidiaries of Company) during the Benefits Continuation Period (collectively, the “Affected Employees”) (i) an annual base salary or wage rate that is not less than the annual base salary or wage rate provided to such Affected Employee immediately prior to the Effective Time, (ii) short-term and long-term cash incentive opportunities (excluding any equity or equity-based incentives) that are, in each case, no less favorable than was provided to such Affected Employee immediately prior to the Effective Time and (iii) other compensation and employee benefits (excluding equity or equity-based compensation, change in control, transaction, retention, sale bonus or other special or non-recurring compensation, nonqualified deferred compensation, defined benefit pension benefits and retiree or other post-termination health or welfare benefits) that are no less favorable in the aggregate to such compensation and employee benefits (including retirement, employee health, AD&D, paid time off and life insurance benefits) that were provided to such Affected Employee immediately prior to the Effective Time, which obligation may be satisfied with respect to any particular compensation or benefit through the maintenance of the Company Employee Plan that provides such compensation or benefits (e.g., commission plans). During the Benefits Continuation Period, Purchaser shall, and shall cause its Subsidiaries to, provide each Affected Employee whose employment is terminated during the Benefits Continuation Period severance benefits that are no less favorable than the severance benefits under Company’s plans, agreements and arrangements as in effect immediately prior to Closing. Purchaser and Company hereby acknowledge and agree that the consummation of the Transactions shall constitute a “change in control”, “change of control”, “takeover”, “scheme” or term of similar import for purposes of any Company Employee Plan that contains such a term.

(b) Purchaser shall, and shall cause its Subsidiaries to, pay, in accordance with the terms of any Company Employee Plan, to each service provider of the Company and its Subsidiaries who participates in an annual incentive plan or similar incentive plan in respect of the fiscal year in which the Closing occurs (in addition to any amounts payable pursuant to the severance plans of Company and its Subsidiaries, as applicable) a cash bonus in respect of such fiscal year based on target performance (pro-rated, solely if the Closing occurs after December 31, 2026, based on the number of calendar days elapsed during such fiscal year through the Closing Date), payable at the time such bonus would otherwise have been paid (or, if earlier, upon such service provider’s termination from service without cause).

(c) With respect to any employee benefit plan in which any Affected Employee first becomes eligible to participate on or after the Effective Time (the “New Company Plans”), Purchaser shall: (i) waive all -preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such Affected Employee under any New Company Plan that is a health or welfare plan in which such Affected Employee may be eligible to participate after the Effective Time to the extent satisfied or waived under a comparable Company Employee Plan, (ii) recognize service of Affected Employees (to the extent credited by Company or its Subsidiaries in any comparable Company Employee Plan) accrued prior to the Effective Time for all purposes under (but not for the purposes of benefit accrual under any defined benefit pension plan) any New Company Plan in which such Affected Employees may be eligible to participate after the Effective Time, provided, however, that in no event shall any credit be given to the extent it would result in the duplication of benefits for the same period of service, and (iii) if applicable, cause to be credited, in any New Company Plan that is a health or welfare plan in which Affected Employees participate, any deductibles or out-of-pocket expenses incurred by such Affected Employee and such Affected Employee’s beneficiaries and dependents during the portion of the calendar year in which such Affected Employee first becomes eligible for the New Company Plan that occurs prior to such Affected Employee’s commencement of participation in such New Company Plan with the objective that there be no double counting during the first year of eligibility of such deductibles or out-of-pocket expenses. For the avoidance of doubt, upon any transition to New Company Plans or Purchaser Employee Plans that provide for benefits that are based on service credit, including without limitation, severance benefits and paid time off benefits, Affected Employees shall be credited with service accrued prior to the Effective Time for all relevant purposes under such plan(s).

(d) Effective as of no later than the day immediately preceding the Closing Date and contingent upon the occurrence of the Closing, Company shall, and shall cause its Subsidiaries to, terminate each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code and includes a cash or deferred arrangement under Section 401(k) of the Code (each, a “Company 401(k) Plan”), unless Purchaser provides written notice to Company no later than ten (10) Business Days prior to the Closing Date that any such Company 401(k) Plan shall not be terminated. If Purchaser does not provide such notice, Company shall provide Purchaser with evidence that each Company 401(k) Plan has been terminated pursuant to resolutions of the Company Board or the board of directors (or similar governing body) of its applicable Subsidiary, the form and substance of which shall be subject to the review and approval of Purchaser (such approval not to be unreasonably withheld, conditioned or delayed), not later than the day immediately preceding the Closing Date. If any Company 401(k) Plan is terminated pursuant to this Section 7.2(d), then Purchaser shall, or shall cause one of its Subsidiaries to, in respect of each Affected Employee who participated in such Company 401(k) Plan effective as of the time of its termination, designate a tax-qualified defined contribution plan with a cash or deferred arrangement under Section 401(k) of the Code in which such Affected Employee shall be eligible to participate effective as of the Closing Date.

(e) Nothing contained in this Section 7.2 or elsewhere in this Agreement, express or implied (i) shall cause either Purchaser or any of its Affiliates to be obligated to continue to employ any Person, including any Affected Employees, for any period of time following the Effective Time except as may be required by Applicable Law, (ii) shall prevent Purchaser or its Affiliates from revising, amending or terminating any Company Employee Plan, Purchaser Employee Plan or any other employee benefit plan, program or policy in effect from time to time, (iii) shall be construed as an amendment of any Company Employee Plan, Purchaser Employee Plan or any other employee benefit plan, program or policy in effect from time to time, or (iv) shall create any third-party beneficiary rights in any director, officer, employee or individual Person, including any present or former employee, officer, director or individual independent contractor of Company or any of its Subsidiaries (including any beneficiary or dependent of such individual).

Section 7.3 Public Announcements. The Parties agree that Purchaser and Company shall each issue an initial press release relating to this Agreement in forms mutually agreed to by Purchaser and Company. Thereafter until the Effective Time, Purchaser and Company shall consult with each other before issuing any additional press release, making any other public statement or scheduling any press conference, media engagements, conference call or meeting with investors or analysts with respect to this Agreement or the transactions contemplated hereby and, except as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release, make any such other public statement or schedule any such press conference, media engagement, conference call or meeting before such consultation (and, to the extent applicable, shall provide copies of any such press release, statement or agreement to the other Party and shall consider in good faith the comments of the other Party); provided that the restrictions set forth in this Section 7.3 shall not apply to any release or public statement; provided that the restrictions set forth in this Section 7.3 shall not apply to any release or public statement (a) in connection with an Acquisition Proposal or Company Adverse Recommendation Change and matters related thereto, (b) in connection with any dispute between the Parties regarding this Agreement, the Transaction or the other transactions contemplated hereby or (c) to the extent the information contained therein substantially reiterates (or is consistent with) previous releases, public disclosures or public statements made by Company and/or Purchaser in compliance with this Section 7.3.

Section 7.4 Director and Officer Liability.

(a) Purchaser agrees that, to the fullest extent permitted under Applicable Law, all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, existing as at the date of this Agreement in favor of the current or former directors and officers of Company or its Subsidiaries as provided in their respective articles of association or other organizational documents or in any agreement or deed of indemnity shall survive the Transaction and shall continue in full force and effect in accordance with their terms and Purchaser shall cause the Company to honor such rights. For a period of six years from the Effective Time, to the fullest extent permitted under Applicable Law, Purchaser shall cause Company and its Subsidiaries to maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of the articles of association or similar organizational documents of Company and its Subsidiaries in effect as at the date of this Agreement or in any indemnification agreements of Company or its Subsidiaries with any of their respective current or former directors or officers in effect as at the date of this Agreement, and to the fullest extent permitted under Applicable Law shall not permit Company or any of its Subsidiaries to amend, repeal or otherwise modify any such provisions or any such indemnification agreements or the exculpation, indemnification or advancement of expenses provisions of the organizational documents of Company or its Subsidiaries in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors or officers of Company or any of its Subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the disposition of such Proceeding or resolution of such claim. Following the Closing, Purchaser shall cause Company to comply with the terms of this Section 7.4(a).

(b) If Company elects, then Company shall, prior to the Effective Time, purchase a six-year prepaid “tail policy” providing insurance coverage, benefits and terms no less favorable to the Indemnified Parties than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time; provided that in no event shall the cost of such policy exceed 300% of the last annual premium paid by Company prior to the date hereof in respect of its directors and officers insurance policy (the “Maximum Amount”) (it being understood and agreed that Company or Purchaser, as applicable, shall, if the quoted premium for the “tail policy” exceeds the Maximum Amount, purchase as much coverage as reasonably practicable for the Maximum Amount).

(c) In the event that after the Effective Time (i) Purchaser, Company or any of their respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any Person, or (ii) Purchaser or any of its respective successors or assigns dissolves Company, then, and in each such case, proper provision shall be made so that the successors and assigns of Purchaser or Company, as applicable, shall assume all of the obligations thereof set forth in this Section 7.4.

(d) The obligations of Purchaser under this Section 7.4 shall not be terminated, amended or modified in any manner so as to adversely affect any Indemnified Party (including their successors, heirs and legal representatives) to whom this Section 7.4 applies without the consent of such Indemnified Party. It is expressly agreed that, notwithstanding any other provision of this Agreement that may be to the contrary, (i) the Indemnified Parties to whom this Section 7.4 applies shall be third-party beneficiaries of this Section 7.4, and (ii) this Section 7.4 shall survive consummation of the Transaction and shall be enforceable by such Indemnified Parties and their respective successors, heirs and legal representatives against Purchaser and its successors and assigns.

Section 7.5 Notices of Certain Events. Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Company, (a) of any notice or other communication received by such Party from any Governmental Authority or from any other Person alleging that the consent of such Person is or may be required in connection with the Transaction, the Scheme of Arrangement or the other transactions contemplated by this Agreement, if the failure of such Party to obtain such consent would reasonably be expected to be material to Company or Purchaser, (b) of any legal Proceeding commenced or, to any Party’s knowledge, threatened against, such Party or any of its Subsidiaries in connection with the Transaction, the Scheme of Arrangement or the other transactions contemplated by this Agreement or (c) the occurrence or existence of any fact, event or circumstance that will result in any of the conditions set forth in Article VIII not being able to be satisfied prior to the End Date; provided, however, that the delivery of any notice pursuant to this Section 7.5 shall not cure any breach of any representation or warranty requiring disclosure of such matter in the Company Disclosure Schedule. The failure to deliver any such notice shall not affect any of the conditions set forth in Article VIII or give rise to any right to terminate under Article IX.

Section 7.6 Stock Exchange Delisting. Each of Company and Purchaser agrees to cooperate with the other Party in taking, or causing to be taken, all actions necessary to delist each Company ADS from the Nasdaq and terminate its registration under the 1934 Act; provided that such delisting and termination shall not be effective until the Effective Time.

Section 7.7 Transaction Litigation. Each of Company and Purchaser shall promptly (and in any event, within one (1) Business Day) notify the other Party by notice to its outside legal counsel of any shareholder demands or Proceedings (including derivative claims) commenced against such Party, its Subsidiaries and/or its or its Subsidiaries’ respective directors or officers relating to this Agreement or any of the transactions contemplated hereby (excluding routine investigations by the Financial Industry Regulatory Authority) (collectively, “Transaction Litigation”) and shall keep the other Party informed on a reasonably current basis regarding any Transaction Litigation (including by promptly furnishing to such other Party and its Representatives such information relating to such Transaction Litigation as may reasonably be requested by the other Party and that would not reasonably be expected to result in the waiver of attorney client or other applicable legal privilege); provided, however, that such Party shall use its reasonable best efforts to provide an alternative means of disclosing or providing such information to the maximum extent that does not result in a loss of such legal privilege and in the event that such Party or any of its Subsidiaries does not provide access or information in reliance on this clause, such Party shall provide notice to the other Party that information is being withheld. Other than to the extent such Transaction Litigation relates to an Acquisition Proposal or Acquisition Inquiry or other matter in respect of which Company determines Company and Purchaser have adverse interests, Company shall give Purchaser the opportunity to consult with it regarding the defense and settlement of any Transaction Litigation, shall consider in good faith Purchaser’s advice with respect to such Transaction Litigation and shall give Purchaser the opportunity to participate (at Purchaser’s expense) in (but not control) the defense or settlement of such Transaction Litigation. Prior to the Effective Time, neither Company nor any of its Subsidiaries shall settle or offer to settle any Transaction Litigation without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 7.8 Switching. Purchaser may not elect to implement the acquisition of the entire issued share capital of Company as contemplated by this Agreement by means of a takeover offer within the meaning of Section 974 of the Companies Act at any time without Company’s prior written consent.

Section 7.9 Tax Matters.

(a) Company and Purchaser shall (and shall, in the case of Company, procure that each of its Subsidiaries and its and their Representatives shall and, in the case of Purchaser, procure that any other member of the Purchaser Group and its and their respective Representatives shall) provide such assistance and information as such other Party may reasonably request in connection with any matters relating to Tax in respect of the transactions contemplated by this Agreement, including in respect of any Tax rulings, clearances or consents that any such Party may consider necessary or desirable in connection with the transactions contemplated by this Agreement (excluding any Tax rulings, clearances or consents in connection with any UK stamp duty or stamp duty reserve tax, which shall be dealt with exclusively under Section 7.9(b) and Section 7.9(c) below).

(b) Unless otherwise agreed between the Parties, the Parties shall use reasonable best efforts to, as soon as reasonably practicable after the date hereof and in any event prior to the Closing, obtain confirmation from His Majesty’s Revenue & Customs that the Court Order shall not be subject to United Kingdom stamp duty or stamp duty reserve tax on the basis that the Court Order will not be the principal instrument of transfer, including providing each other with all such assistance and information as such other Party may reasonably request in connection therewith. For this purpose, Purchaser shall provide an undertaking to His Majesty’s Revenue & Customs that Purchaser will pay all applicable UK stamp duty on the relevant instrument of transfer, to the extent applicable.

(c) If Purchaser requests, Company shall provide such assistance and information as Purchaser may reasonably require in relation to the United Kingdom stamp duty and stamp duty reserve tax treatment of the transfer of the Depositary Shares to the DR Nominee, provided that (i) Purchaser shall reimburse any third-party costs of the Company in taking any action under this Section 7.9(c), (ii) Purchaser shall provide to Company drafts of any application for clearance that Purchaser may wish to make in connection with the United Kingdom stamp duty and stamp duty reserve tax treatment of the transfer of the Depositary Shares to the DR Nominee, and shall incorporate any reasonable comments thereon provided by Company, (iii) Purchaser and shall not submit any such application for clearance without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), and (iv) Purchaser may not elect for the transfer of the Depositary Shares to be transferred to the DR Nominee (and Company shall be under no obligation under this Section 7.9(c)) if such a transfer would, in the Company’s opinion (acting reasonably) (x) give rise to a liability for or in respect of United Kingdom stamp duty or stamp duty reserve tax on the Company (other than any such liability that Purchaser has borne or has agreed to bear, to Company’s reasonable satisfaction), (y) give rise to any greater liability in respect of any Tax on any Scheme Shareholder than would have been incurred on a transfer of the Depositary Shares to the Purchaser pursuant to the Scheme, or (z) deter, prevent or delay the completion of the Scheme of Arrangement or any steps necessary for the Company to procure the completion of the Scheme of Arrangement. In the event that Purchaser makes an application for clearance in accordance with this Section 7.9(c), Purchaser shall keep the Company updated regarding any developments in connection with such application, including by providing details of any questions posed by His Majesty’s Revenue & Customs in connection with such application and any proposed responses thereto (in respect of which Purchaser will incorporate any reasonable comments provided by the Company). Purchaser shall consult with the Company regarding the appointment of any DR Nominee (and any depositary on behalf of which such DR Nominee acts as nominee) and shall keep the Company updated regarding any developments in connection with such appointment and any other matters concerning the proposal for the Depositary Shares to be transferred to the DR Nominee.

(d) Except to the extent otherwise specified, and in particular except in connection with the Termination Fee (in respect of which the provisions of Sections 9.3(d)-(f) shall apply exclusively in relation to all matters relevant to VAT, and this Section 7.9(d) shall not apply), all sums payable pursuant to this Agreement shall be exclusive of any VAT.

(e) Company and Purchaser shall not, and shall cause any of the Company or the Company’s Subsidiaries or their respective Affiliates not to make any election or deemed election under Section 338 or Section 336 of the Code, under Treasury Regulations Section 301.7701-3, or under any comparable provision of Applicable Law, in each case, with respect to the Company or its Subsidiaries, and which would have effect for any taxable period or portion thereof ending on or prior to the Closing Date.

ARTICLE VIII

CONDITIONS TO THE TRANSACTION

Section 8.1 Conditions to the Obligations of Each Party. The obligations of Company and Purchaser to consummate the Transaction are subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver) of the following conditions:

(a) the Company Shareholder Approvals shall have been obtained;

(b) the Scheme of Arrangement shall have been sanctioned by the Court;

(c) (i) no Order shall have been issued by any court or other Governmental Authority of competent jurisdiction that remains in effect and enjoins, prevents or prohibits the consummation of the Transaction and (ii) no Applicable Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that remains in effect and prohibits or makes illegal consummation of the Transaction; and

(d) any applicable waiting period under the HSR Act shall have expired or been terminated and any applicable waiting period or other Consent under the Foreign Antitrust Laws set forth on Section 8.1(d) of the Company Disclosure Schedule relating to the Transaction shall have expired, been terminated or been obtained, as applicable.

Section 8.2 Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the Transaction are subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by Purchaser) of the following further conditions:

(a) Company shall have performed, in all material respects, its obligations hereunder required to be performed by it at or prior to the Closing;

(b) (i) the representations and warranties of Company contained in Section 4.1, Section 4.2, Section 4.5(b), Section 4.26 and Section 4.27 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date); (ii) the representations and warranties of Company contained in Section 4.5(a) shall be true and correct at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date), except for any de minimis inaccuracies measured relative to the total capitalization of Company, (iii) the representations and warranties of Company contained in Section 4.9(a)(ii) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing; and (iv) the other representations and warranties of Company contained in Article IV (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true and correct at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date), except, in the case of this clause (iv) only, where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(c) no Material Adverse Effect shall have occurred since the date of this Agreement and be continuing; and

(d) Purchaser shall have received a certificate from an executive officer of Company confirming the satisfaction of the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c).

Section 8.3 Conditions to the Obligations of Company. The obligation of Company to consummate the Transaction is subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by Company) of the following further conditions:

(a) Purchaser shall have performed, in all material respects, its obligations hereunder required to be performed by it at or prior to the Closing;

(b) the representations and warranties of Purchaser contained in Article V (disregarding all qualifications and exceptions contained therein relating to materiality or Purchaser Material Adverse Effect) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date), except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect; and

(c) Company shall have received a certificate from an executive officer of Purchaser confirming, on behalf of Purchaser, the satisfaction of the conditions set forth in Section 8.3(a) and Section 8.3(b).

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated and the Transaction and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time (notwithstanding receipt of the Company Shareholder Approvals):

(a) by mutual written agreement of Company and Purchaser;

(b) by either Company or Purchaser if:

(i) the Transaction has not been consummated on or before 11:59 p.m. London time on April 30, 2027 (the “End Date”); provided that the condition set forth in Section 8.1(b) is satisfied less than five Business Days before a date that would otherwise be the initial End Date, the End Date shall be automatically extended to the date that is five Business Days following such scheduled End Date; provided further that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any Party whose breach of any provision of this Agreement has been a primary cause of, or resulted in, the failure of the Transaction to be consummated by the End Date;

(ii) a court or other Governmental Authority of competent jurisdiction shall have issued an Order that permanently enjoins, prevents or prohibits the consummation of the Transaction and such Order shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any Party (A) whose breach of any provision of this Agreement has been a primary cause of, or resulted in, such Order or (B) that failed to comply, in any material respects, with its obligations under this Agreement to prevent the entry of or remove such Order;

(iii) if the Scheme Meeting or the Company GM (including, in each case, any postponements or adjournments thereof) shall have been completed and any Company Shareholder Approval actually voted on at such meeting shall not have been obtained;

(iv) if the Court declines or refuses to sanction the Scheme of Arrangement; provided that (x) if an appeal has been submitted by Purchaser or Company in respect of any such decline or refusal, the right to terminate the Agreement pursuant to this Section 9.1(b)(iv) may not be exercised until such appeal has been denied in a final determination and (y) no termination shall be permitted under this Section 9.1(b)(iv) if Section 3.3(c) applies, until such time as Purchaser and Company resolve that the relevant Scheme Technical Defect is not capable of being remedied or rectified; or

(c) by Purchaser:

(i) if a Company Adverse Recommendation Change shall have occurred;

(ii) if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Company set forth in this Agreement shall have occurred that would cause any condition set forth in Section 8.2(a) or Section 8.2(b) not to be satisfied, and such breach or failure to perform (A) is incapable of being cured by the End Date or (B) has not been cured by Company within the earlier of (x) 30 days following written notice to Company from Purchaser of such breach or failure to perform and (y) the End Date; provided that this Agreement may not be terminated pursuant to this Section 9.1(c)(ii) if Purchaser is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by Purchaser would cause any condition set forth in Section 8.3(a) or Section 8.3(b) not to be satisfied; or

(d) by Company:

(i) if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Purchaser set forth in this Agreement shall have occurred that would cause any condition set forth in Section 8.3(a) or Section 8.3(b) not to be satisfied, and such breach or failure to perform (A) is incapable of being cured by the End Date or (B) has not been cured by Purchaser within the earlier of (x) 30 days following written notice to Purchaser from Company of such breach or failure to perform and (y) the End Date; provided that this Agreement may not be terminated pursuant to this Section 9.1(d)(i) if Company is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by Company would cause any condition set forth in Section 8.2(a) or Section 8.2(b) not to be satisfied; or

(ii) prior to the Company Approval Time, if (A) the Company Board (or any committee thereof) shall have authorized the termination of this Agreement in accordance in all material respects with the terms set forth in Section 6.2(d) in order to enter into a definitive agreement providing for a Superior Proposal, and (B) substantially concurrently with such termination, Company enters into such definitive agreement; provided that, at or prior to, and as a condition to the effectiveness of such termination, Company pays (or causes to be paid) Purchaser the Termination Fee as and to the extent provided pursuant to Section 9.3(a).

Section 9.2 Notice and Effect of Termination. The Party desiring to terminate this Agreement pursuant to Section 9.1 (other than pursuant to Section 9.1(a)) shall give written notice of such termination to the other Party, which notice shall specify the relevant section and subsection of this Agreement pursuant to which such termination is made. If this Agreement is validly terminated pursuant to Section 9.1, this Agreement shall become void and of no effect without liability of any Party (or any of its Affiliates or its or their respective shareholders or Representatives) to the other Party, except as provided in Section 9.3; provided that neither Purchaser nor Company shall be released from any liabilities or damages arising out of any Fraud by such Party or a Willful Breach of this Agreement. The provisions of Section 4.29, Section 5.9, Section 7.4, this Section 9.2, Section 9.3, Article X (other than Section 10.12, except to the extent that Section 10.12 relates to the specific performance of the provisions of this Agreement that survive termination) and Annex A (to the extent related to the foregoing) shall survive any termination of this Agreement pursuant to Section 9.1. In addition, the termination of this Agreement shall not affect the respective obligations of Company and Purchaser under the Confidentiality Agreement.

Section 9.3 Termination Payment.

(a) (i) If this Agreement is terminated pursuant to (A) Section 9.1(c)(i) (Company Adverse Recommendation Change), or (B) Section 9.1(d)(ii) (Superior Proposal), or

(ii) if (A) this Agreement is terminated by Purchaser or Company pursuant to Section 9.1(b)(i) (End Date) or Section 9.1(b)(iii) (No Company Shareholder Approval) or by Purchaser pursuant to Section 9.1(c)(ii) (Material Breach), (B) a bona fide Acquisition Proposal or Acquisition Inquiry shall have been publicly announced or made publicly known after the date of this Agreement and shall not have been publicly withdrawn without qualification at least five Business Days prior to the Company GM and the Scheme Meeting, and (C) within twelve (12) months of the date this Agreement is so terminated, (I) Company enters into a definitive agreement with respect to a transaction the subject of an Acquisition Proposal with a Third Party (which transaction is ultimately consummated, regardless of whether such consummation is within such twelve (12) month period), or (II) a transaction that is the subject of an Acquisition Proposal with a Third Party is consummated; provided that, for purposes of this Section 9.3(a)(ii), all references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”, then, in either the case of clause (i) or clause (ii) of this Section 9.3(a), Company shall pay (or cause to be paid) by wire transfer of immediately available funds to Purchaser in cash a payment in an amount equal to $13 million (the “Termination Fee”) (x) in the case of Section 9.3(a)(i), (A) substantially concurrently with the termination of this Agreement in the case of a termination by Company if payment instructions have been designated by Purchaser by such time (and if not as soon as promptly as practicable thereafter) or (B) within two (2) Business Days following the later of such termination or the designation by Purchaser of payment instructions in the case of a termination by Purchaser and (y) in the case of Section 9.3(a)(ii), at or prior to the consummation of the transaction that is the subject of an Acquisition Proposal referred to therein.

(b) Any payment of the Termination Fee shall be made by wire transfer of immediately available funds (in U.S. dollars) to an account designated in writing by Purchaser and shall be required to be made by Company only after Purchaser has provided wire instructions to Company.

(c) The Parties agree and understand that in no event shall Company be required to pay the Termination Fee on more than one occasion. The Parties acknowledge that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated hereby, that, without these agreements, the Parties would not enter into this Agreement and that any amounts payable pursuant to this Section 9.3 do not constitute a penalty and that Company will not be entitled to argue that the Termination Fee is unenforceable or should be reduced in any manner. Accordingly, if Company fails to promptly pay any Termination Fee due pursuant to this Section 9.3, Company shall also pay any reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket legal fees and expenses) incurred by Purchaser in connection with a legal action to enforce this Agreement that results in a judgment for such amount against Company. Any Termination Fee not paid when due pursuant to this Section 9.3 shall bear interest from the date such amount is due until the date paid at an annual rate equal to the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment. Other than in the case of Fraud or Willful Breach by the Company, the amounts payable by Company pursuant to Section 9.3(a), together with any amounts payable pursuant to this Section 9.3(c) or Section 9.3(e), shall constitute liquidated damages and shall be the sole and exclusive monetary remedy of Purchaser and its Affiliates and their respective Representatives, in the event of a termination of this Agreement in connection with which the Termination Fee is payable by Company pursuant to Section 9.3(a) and the Termination Fee and any such additional amounts payable pursuant to this Section 9.3(c) and Section 9.3(e) are actually payable to Purchaser, for any and all losses and damages suffered as a result of the failure of the transactions contemplated hereby to be consummated or for any breaches or failures to perform by Company of its covenants and agreements hereunder.

(d) The Parties intend that any payment of any Termination Fee, being compensatory in nature, shall not be treated (in whole or in part) as consideration for a supply for the purposes of VAT and, accordingly, the Parties shall, and shall procure that the representative member of any VAT group of which it is a member shall, use reasonable best efforts to secure that the Termination Fee will not be subject to any VAT.

(e) If a Taxing Authority (or, following an appeal to a court or tribunal, such court or tribunal) finally determines that any payment of the Termination Fee constitutes all or part of the consideration for a supply made for VAT purposes in respect of which either (i) Purchaser (or the representative member of the VAT group of which it is a member) is liable to account for VAT or (ii) Company (or the representative member of the VAT group of which it is a member) is liable to account for VAT under the reverse charge mechanism, then:

(i) in the case of Section 9.3(e)(i), to the extent that such VAT is recoverable by Company (or the representative member of the VAT group of which it is a member) by way of repayment or credit as input tax, the amount of the sum payable by Company pursuant to this Section 9.3 shall be increased to such amount so that the amount of the sum (including any amount in respect of VAT), less the amount of such repayment or credit in respect of input tax, equals the amount of the sum had no such VAT arisen; and

(ii) in the case of Section 9.3(e)(ii), to the extent that any VAT chargeable on the supply is not recoverable by Company (or the representative member of the VAT group of which it is a member) by way of repayment or credit as input tax, the amount of the sum payable by Company to Purchaser pursuant to this Section 9.3 shall be reduced to such amount so that the aggregate of the sum (as so reduced) and such irrecoverable reverse charge VAT equals the amount of the sum had no such irrecoverable reverse charge VAT arisen.

(f) Any adjusting payment as may be required between the Parties to give effect to Section 9.3(e) shall be made fifteen (15) Business Days after the date on which the determination by the Taxing Authority (or court or tribunal, following an appeal) has been communicated to the relevant Party (together with such other evidence as it is reasonable in the circumstances to provide and the provision of a valid VAT invoice where appropriate) or, if later, five Business Days (y) in the case of Section 9.3(e)(i) (where relevant VAT is recoverable by Company) after the date on which such VAT is so recovered or (z) in the case of Section 9.3(e)(ii) before the date on which the irrecoverable VAT is required to be accounted for by Company. Company shall (or shall procure that the representative member of the VAT group of which it is a member shall) use its reasonable best efforts to obtain any available repayment or credit in respect of VAT (as referred to in this Section 9.3).

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices. All notices, requests and other communications to any Party hereunder shall be in writing sent via email or transmitted by national overnight courier, and shall be given,

If to Company, to:

Silence Therapeutics plc

12 Hammersmith Grove

London W6 7AP

United Kingdom

Attention:  Rhonda Hellums

Email:    r.hellums@silence-therapeutics.com

and

Silence Therapeutics plc

221 River Street, 9th Floor

Hoboken, NJ 07030

Attention:  Jaimin B. Shah

Email:    j.shah@silence-therapeutics.com

with a copy (which shall not constitute notice) to:

Cooley (UK) LLP

22 Bishopsgate

London, UK EC2N 4BQ

Attention:	Claire Keast-Butler

Courtney Thorne

Russell Anderson

Rita Sobral

Email:    ckeastbutler@cooley.com

cthorne@cooley.com

randerson@cooley.com

msobral@cooley.com

and

Cooley LLP

55 Hudson Yards

New York, NY 10001 USA

Attention:  William Sorabella

Email:    wsorabella@cooley.com

If to Purchaser or, following the Closing, Company, to:

Merck KGaA, Darmstadt, Germany

Frankfurter Strasse 250

64293 Darmstadt, Germany

Attention:  Group General Counsel

Email:    ma-legal-notices@merckgroup.com

with a copy (which shall not constitute notice) to:

Allen Overy Shearman Sterling US LLP

599 Lexington Avenue

New York, NY 10022 USA

Attention:  Clare O’Brien Derrick Lott

Email:    cobrien@aoshearman.com

derrick.lott@aoshearman.com

and

Allen Overy Shearman Sterling LLP

2 Broadgate

London, UK EC2M 2QS

Attention:  Matthew Appleton

Aoife Mac Dermott

Matthew Hamilton-Foyn

Email:    matthew.appleton@aoshearman.com

aoife.macdermott@aoshearman.com

matthew.hamilton-foyn@aoshearman.com

or to such other address as such Party may hereafter specify for the purpose of providing notice by like notice to the other Parties. All such notices, requests and other communications shall be deemed received (a) with respect to email, (i) on the date of dispatch by the sender thereof if sent prior to 6:00 p.m. recipient’s local time (based on the location of the recipient as specified in this Section 10.1) and (ii) on the Business Day following the date of dispatch by the sender thereof if sent after 6:00 p.m. recipient’s local time (based on the location of the recipient as specified in this Section 10.1), in each case, provided that no “bounce back” or similar message indicating non-delivery is received with respect thereto from the required recipient thereof, (b) three Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (c) one Business Day after sending, if sent by overnight courier, in each case to the required recipient set forth above.

Section 10.2 No Survival. The representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for any covenant or agreement that by its terms is to be performed in whole or in part after the Effective Time.

Section 10.3 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the Company Shareholder Approvals have been obtained, there shall be no amendment or waiver that would require the further approval of the Company Shareholders under Applicable Law without such approval having first been obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 10.4 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, except that all United Kingdom stamp duty and stamp duty reserve tax and any other similar or equivalent Taxes in any other jurisdiction that are payable in connection with the transfer of the Scheme Shares in connection with this Agreement, including, for the avoidance of doubt, in connection with the Court Order and any instrument of transfer executed in connection with or pursuant to the Court Order and in connection with any transfer to a DR Nominee (“Transfer Taxes”) shall be borne by Purchaser, and Purchaser shall, at its own expense, pay such Transfer Taxes and file all necessary documentation with respect to all such Transfer Taxes as soon as reasonably practicable.

Section 10.5 Third-Party Beneficiaries; Benefit; Assignment.

(a) Except as provided in this Section 10.5(a) or in Section 7.4 (and, following the Effective Time, the right of Company Shareholders to receive the applicable amounts payable to them under Article II, which such Persons shall be specifically permitted to enforce), nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties any rights or remedies hereunder; provided that, the Parties acknowledge and agree that, following the termination of this Agreement, Company (and not any Company Shareholder) may seek damages on behalf of the Company Shareholders, which may include damages based on a decrease in share or Company ADS value or lost premium, to the extent that recovery of damages is otherwise permitted by this Agreement.

(b) No Party may assign, delegate or otherwise directly or indirectly transfer any of its rights or obligations under this Agreement without the prior written consent of each of the other Parties; provided that Purchaser may assign, in its sole discretion, any and all of their rights, interests and obligations under this Agreement to any Affiliate of Purchaser, but no such assignment shall relieve Purchaser of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement will be void ab initio.

Section 10.6 Governing Law. This Agreement, and all disputes, claims, actions, suits or proceedings based upon, arising out of or related to this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules or principles that would result in the application of the law of any other state or jurisdiction; provided that (a) the Scheme of Arrangement and (b) the interpretation of the duties of directors of Company shall in each case of the foregoing clauses (a) or (b) be governed by, and construed in accordance with, the laws of England and Wales.

Section 10.7 Jurisdiction/Venue. Each of the Parties irrevocably and unconditionally agrees that any legal action or proceeding with respect to this Agreement, the transactions contemplated hereby or the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement, the transactions contemplated hereby or the rights and obligations arising hereunder brought by the other Parties or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably and unconditionally submits with regard to any such action or proceeding for itself and in respect of its property to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by Applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by Applicable Law, each of the Parties hereby consents to the service of process in accordance with Section 10.1 in any action relating to this Agreement or any of the transactions contemplated by this Agreement; provided that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Applicable Law. Without prejudice to any other permitted mode of service, each of the Parties irrevocably agrees that service of any claim form, notice or other document for the purpose of this Agreement shall be duly served upon it if delivered by hand or sent, postage pre-paid, by registered, certified or express mail or overnight courier service in the manner provided in Section 10.1 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof. Notwithstanding the foregoing in this Section 10.7, the Scheme of Arrangement shall be subject to the jurisdiction of the Court and any appellate courts therefrom, and not that of the above named courts.

Section 10.8 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

Section 10.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, including by facsimile, by email with .pdf attachments, or by other electronic signatures (including, DocuSign and AdobeSign), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed and delivered (by electronic communication, facsimile or otherwise) by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Agreement shall have no effect, and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 10.10 Entire Agreement. This Agreement, the Support Agreements and the Confidentiality Agreement constitute the entire agreement between the Parties with respect to the subject matter thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter thereof.

Section 10.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.12 Specific Performance. The Parties’ rights in this Section 10.12 are an integral part of the transactions contemplated by this Agreement. The Parties acknowledge and agree that irreparable harm would occur and that the Parties would not have any adequate remedy at law (a) for any breach of any of the provisions of this Agreement or (b) in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement (this being in addition to any other remedy to which they are entitled under this Agreement or under Applicable Law), without proof of actual damages, and each Party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Applicable Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. Nothing contained in this Section 10.12 shall require any Party to institute any Proceeding for (or limit any Party’s right to institute any Proceeding for) specific performance under this Section 10.12 before exercising any termination right under Section 9.1 (or pursuing the Termination Fee or damages), nor shall the commencement of any Proceeding pursuant to this Section 10.12 or anything contained in this Section 10.12 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Section 9.1 or pursue any other remedies under this Agreement that may be available then or thereafter. In the event that, prior to the End Date, any Party brings an action to enforce specifically the performance of the terms and provisions hereof by any other Party, the End Date shall automatically be extended by such other time period established by the court presiding over such action.

Section 10.13 Interpretation.

(a) The following rules of interpretation shall apply to this Agreement: (i) the words “hereof”, “hereby”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the table of contents and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof; (iii) references to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified; (iv) all Exhibits and schedules annexed to this Agreement or referred to in this Agreement, including the Company Disclosure Schedule, are incorporated in and made a part of this Agreement as if set forth in full in this Agreement; (v) any capitalized term used in any Exhibit or schedules annexed to this Agreement, including the Company Disclosure Schedule, but not otherwise defined therein shall have the meaning set forth in this Agreement; (vi) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders; (vii) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import; (viii) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (ix) references to any Applicable Law shall be deemed to refer to such Applicable Law as amended from time to time and to any rules or regulations promulgated thereunder; (x) references to any Person include the successors and permitted assigns of that Person; (xi) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (xii) references to “dollars” and “$” means U.S. dollars; (xiii) the term “made available” and words of similar import mean that the relevant documents, instruments or materials were (A) posted and made available to Purchaser on the applicable due diligence data site (or in any “clean room” or as otherwise provided on an “outside counsel only” basis) or provided via email or in person, in each case, prior to the execution and delivery of this Agreement (including materials provided to outside counsel); or (B) filed or furnished to the SEC prior to the date of this Agreement; (xiv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; (xv) the Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement, (xvi) references to Company Shareholders or other holders of Company Ordinary Shares shall be deemed to include holders of any Company ADS unless the context otherwise requires (it being understood, for the avoidance of doubt, that Company ADSs are not themselves being acquired under the Scheme of Arrangement and do not constitute Scheme Shares); and (xvii) the terms “or”, “any” and “either” are not exclusive.

(b) The inclusion of any information in the Company Disclosure Schedule shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Company Disclosure Schedule, that such information is required to be listed in the Company Disclosure Schedule, that such items are material to Company and its Subsidiaries, taken as a whole, or that such items have resulted in a Material Adverse Effect. The headings, if any, of the individual sections of the Company Disclosure Schedule are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement. The Company Disclosure Schedule is arranged in sections corresponding to the Sections of this Agreement merely for convenience, and the disclosure of an item in one section of the Company Disclosure Schedule, as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to all other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent on its face, notwithstanding the presence or absence of an appropriate section of the Company Disclosure Schedule with respect to such other representations or warranties or an appropriate cross reference thereto.

{Remainder of page intentionally left blank; signature pages follow.}

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MERCK KGAA, DARMSTADT, GERMANY
By:	/s/ Tina Sandmann
Name:	Tina Sandmann
Title:	Group General Counsel

By:	/s/ Roman Werth
Name:	Roman Werth
Title:	Head of M&A

[Signature Page to Transaction Agreement]

SILENCE THERAPEUTICS PLC
By:	Iain Ross
Name:	Iain Ross
Title:	Interim Principal Executive Officer and Chairman of the Board of Directors

[Signature Page to Transaction Agreement]

Annex A

DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

“1933 Act” means the U.S. Securities Act of 1933.

“1934 Act” means the U.S. Securities Exchange Act of 1934.

“Acquisition Inquiry” means any inquiry or request for non-public information from any Person (or Persons acting in concert) or Group, other than any member of the Purchaser Group, that would be reasonably expected to lead to, or be in anticipation of, an Acquisition Proposal.

“Acquisition Proposal” means any indication of interest, proposal or offer from any Person (or Persons acting in concert) or Group, other than any member of the Purchaser Group, providing for any (a) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of Company or any of its Subsidiaries (including securities of Subsidiaries) equal to more than 20% of the consolidated assets of Company and its Subsidiaries, taken as a whole, or to which more than 20% of the revenues or earnings of Company and its Subsidiaries, taken as a whole, on a consolidated basis are attributable for the most recent fiscal year for which audited financial statements are then available, (b) direct or indirect acquisition (whether by issuance or transfer and whether in a single transaction or a series of related transactions) of more than 20% of the outstanding voting or equity securities of Company, including Company ADSs (whether by voting power or number of shares), (c) takeover offer, scheme of arrangement, tender offer or exchange offer that, if consummated, would result in such Person or Group beneficially owning more than 20% of the outstanding voting or equity securities of Company, including Company ADSs (whether by voting power or number of shares), or (d) merger, consolidation, share exchange, scheme of arrangement, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction or series of related transactions involving Company or any of its Subsidiaries pursuant to which persons other than the shareholders of Company immediately preceding such transaction would hold more than 20% of the voting or equity securities in Company (including Company ADSs) or, as applicable, in such surviving, resulting or ultimate parent entity as a result of such transaction (in each case whether by voting power or number of shares).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“AI System” means a machine-based system (including both the implementing software and the weights developed through training) designed to operate with varying levels of autonomy and that may exhibit adaptiveness after deployment and that, for explicit or implicit objectives, infers, from the input it receives, how to generate outputs such as predictions, content, recommendations, or decisions that can influence physical or virtual environments.

“American Depositary Shares” means U.S. dollar-denominated securities held in deposit in a custodian bank and evidenced by physical certificates of ownership issued by a U.S. depositary bank.

“Antitrust Laws” means the Sherman Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, the HSR Act and all other national, federal, state, domestic, and foreign Applicable Laws in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

“Applicable Law” means, with respect to any Person, any federal, state, foreign national or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, executive order, Order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding on or applicable to such Person, as the same may be amended from time to time unless expressly specified otherwise in this Agreement, or interpretations thereof.

Annex A - 1

“Balance Sheet Date” means June 30, 2026.

“Bribery Legislation” means all Applicable Laws relating to the prevention of bribery, corruption and money laundering, including the FCPA, the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation, the United Kingdom Bribery Act 2010 and the United Kingdom Proceeds of Crime Act 2002 and the Irish Criminal Justice (Corruption Offences) Act 2018.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York, Frankfurt, Germany or London, England are authorized or required by Applicable Law to close.

“Code” means the U.S. Internal Revenue Code of 1986.

“Companies Act” means the United Kingdom Companies Act 2006 and any statutory instruments made under it, and every statutory modification or re-enactment thereof for the time being in force.

“Company 2018 Equity Plan” means either of the Company 2018 Long-Term Incentive Plan (including the CSOP Options Schedule thereto) with US Employee Sub-Plan and the Company 2018 Non-Employee Long-Term Incentive Plan with US Non-Employee Sub-Plan, each as amended and/or amended and restated from time to time.

“Company 2023 Equity Plan” means the Company 2023 Equity Incentive Plan with Non-Employee Sub-Plan and CSOP Sub-Plan.

“Company ADS” means an American depositary share representing, as of the date hereof, a beneficial ownership interest in three Company Ordinary Shares on deposit with the Depositary (or a Depositary Custodian under the Deposit Agreement), subject to the terms and conditions of the Deposit Agreement.

“Company Balance Sheet” means the unaudited condensed consolidated statement of financial position of Company and its Subsidiaries as of the Balance Sheet Date, and the footnotes to such statement, in each case set forth in Company’s quarterly report for the fiscal quarter ended on the Balance Sheet Date as filed with the SEC on Form 10-Q.

“Company CSOP Option” means a Company Share Option granted with the intention that it qualifies as a “company share option” for the purposes of Schedule 4 to ITEPA.

“Company Disclosure Schedule” means the Company Disclosure Schedule delivered to Purchaser on the date of this Agreement.

“Company Employee Plan” means any (a) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not such plan is sponsored or maintained in the United States, (b) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (c) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, workers’ compensation, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case whether or not written (i) that is sponsored, maintained, administered, contributed to or entered into by Company or any of its Subsidiaries for the current or future benefit of any director, officer, employee, worker or individual consultant (including any former director, officer, employee, worker or individual consultant) of Company or any of its Subsidiaries or (ii) for which Company or any of its Subsidiaries has any direct or indirect liability and, in each case, other than any arrangement sponsored or maintained by a Governmental Authority, to which contributions are required by Applicable Law.

Annex A - 2

“Company Equity Plans” means the Company 2018 Equity Plans and the Company 2023 Equity Plan.

“Company GM” means the general meeting of the Company Shareholders (and any adjournment or postponement thereof) to be convened in connection with the Scheme of Arrangement in order to vote on the Company Shareholder Resolution, expected to be held as soon as the preceding Scheme Meeting shall have been concluded (it being understood that if the Scheme Meeting is adjourned or postponed, the Company GM shall be correspondingly adjourned or postponed).

“Company Intellectual Property” means the Intellectual Property Rights owned or purported to be owned by Company or its Subsidiaries, including the Company Registered IP.

“Company Ordinary Shares” means the ordinary shares in the capital of Company, each with a par value £0.05 per share (which, for the avoidance of doubt, shall include ordinary shares in the capital of Company held by the Depositary (or a Depositary Custodian) under the Deposit Agreement and underlying the Company ADSs).

“Company Other Share Option” means a Company Share Option other than a Company Exercised CSOP Option.

“Company Platform” means Company’s proprietary mRNAi GOLDTM (GalNAc Oligonucleotide Discovery) platform consisting of siRNA gene silencing product candidates designed to precisely target specific disease-associated genes.

“Company Product” means each product or product candidate that is being researched, tested, developed, commercialized, manufactured, sold, distributed or otherwise exploited by or on behalf of Company or any of its Subsidiaries, including the Lead Product.

“Company Regulatory Agency” means any Governmental Authority that regulates the quality, identity, strength, purity, safety, efficacy, or manufacturing of the Company Products,

“Company Share Option” means any option to acquire Company ADSs outstanding under a Company Equity Plan.

“Company Shareholder” means a holder of Company Ordinary Shares from time to time (being, for the avoidance of doubt, a registered holder of Company Ordinary Shares as shown from time to time on Company’s register of members).

“Company Shareholder Approvals” means (i) the approval of the Scheme of Arrangement by a majority in number representing not less than three-fourths (75%) in value of the members or class of members (as the case may be) present and voting either in person or by proxy at the Scheme Meeting and (ii) the passing of the Company Shareholder Resolution by members representing not less than three-fourths (75%) of the total voting rights of eligible members present and voting either in person or by proxy at the Company GM.

“Company Shareholder Meetings” means the Scheme Meeting and the Company GM.

“Company Shareholder Resolution” means the special resolution to amend the Company Organizational Documents and approve such other matters as may be necessary to facilitate the implementation of the Transaction and/or the Scheme of Arrangement, substantially in the form set out in Annex C with or subject to any modification or addition which Purchaser and Company may mutually agree.

“Confidentiality Agreement” means the confidentiality letter agreement dated as of August 18, 2026 between Purchaser and Company.

Annex A - 3

“Consent” means any consent, approval, waiver, license, permit, variance, certificate, registration, exemption, franchise, clearance, authorization, acknowledgment, Order or other confirmation.

“Contract” means any contract, agreement, obligation, understanding or instrument, lease, license, concession, franchise, note, option, bond, mortgage, indenture, trust document, loan, insurance policy or other legally binding commitment or undertaking of any nature; provided that “Contracts” shall not include any Company Employee Plan.

“Court” means the High Court of Justice of England and Wales.

“Deposit Agreement” means the deposit agreement, dated as of September 4, 2020, by and among Company, the Depositary and all holders and beneficial owners of the Company ADSs issued thereunder, as such agreement is amended, modified or supplemented from time to time.

“Depositary” means The Bank of New York Mellon, a New York banking corporation, or such other entity as may from time to time act as the “Depositary” (as such term is defined in the Deposit Agreement).

“Depositary Shares” means those Scheme Shares in respect of which the registered holder (as shown in the register of members of Company) is the Depositary or a Depositary Custodian holding those Scheme Shares for the Depositary in accordance with the Deposit Agreement.

“DR Nominee” means such company falling within Section 67(6) and Section 93(3) of the United Kingdom Finance Act 1986 as Purchaser may appoint in order to act as transferee of the Depositary Shares pursuant to the Scheme of Arrangement.

“Environmental Law” means any Applicable Law (a) regulating or relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or the health of persons, including protection of the health and safety of employees (as such relates to exposure to hazardous or toxic substances, materials or wastes, pollutants or contaminants) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, packaging, production, Release or disposal of toxic or hazardous substances, materials, wastes, pollutants or contaminants or (b) imposing liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other law of similar effect.

“Environmental Permits” means all Company Permits required by Environmental Law of Company or any of its Subsidiaries for the operation of its respective businesses or the ownership, operation or lease of its real property, including the Real Properties.

“Equity Securities” means, with respect to any Person, (a) any shares in the share capital or other equity securities of, or other membership, partnership or other ownership interest in, such Person, including American Depositary Shares, (b) any securities of such Person convertible into or exchangeable for shares in the share capital or other equity securities of, or other membership, partnership or other ownership interests in, such Person or any of its Subsidiaries, (c) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any share capital or other equity securities of, or other membership, partnership or other ownership interests in, or securities convertible into or exchangeable for share capital or other equity securities of, or other membership, partnership or other ownership interests in, such Person or any of its Subsidiaries, or (d) any restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any share capital or other equity securities of, other membership, partnership or other ownership interests in, such Person or any of its Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974.

Annex A - 4

“ERISA Affiliate” means, with respect to any entity, any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977.

“Filing” means any registration, petition, statement, application, schedule, form, declaration, notice, notification, report, submission or other filing, including as the case may be, for the avoidance of doubt, pre-notification to competition authorities.

“Fraud” means intentional common law fraud under the Laws of the State of Delaware with respect to the representations and warranties set forth in this Agreement.

“GAAP” means United States generally accepted accounting principles.

“GMP Regulations” means the applicable Laws for current Good Manufacturing Practices promulgated by the FDA under the FDCA or PHS Act, the European Commissions or the European Medicines Agency under the European Union guidelines to Good Manufacturing Practice for medicinal products and any other applicable Governmental Authority in each jurisdiction where the Company or a third party acting on its behalf is undertaking a Clinical Trial or any manufacturing activities as of or prior to the Effective Time.

“Governmental Authority” means any national, transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, tribunal, agency, commission or official, including any political subdivision thereof, or any non-governmental self-regulatory agency, commission or authority and any arbitral tribunal.

“Group” means a “group” as defined in Section 13(d) of the 1934 Act.

“Hazardous Substance” means any substance, material or waste that is listed, defined, designated or classified or that is otherwise regulated by any Governmental Authority with jurisdiction over the environment as hazardous, toxic, radioactive, dangerous, harmful or a “pollutant” or “contaminant” or words of similar meaning under any Environmental Law, including petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, with respect to any Person, (a) all obligations for borrowed money, whether current, short-term or long-term and whether secured or unsecured; (b) all obligations evidenced by bonds, debentures, notes or similar instruments, including any lability in respect of mandatorily redeemable or purchasable capital stock or securities convertible into capital stock; (c) all indebtedness of others secured by any Lien on owned or acquired property, whether or not the indebtedness secured thereby has been assumed; (d) all finance and capital lease obligations and all synthetic lease obligations; (e) all obligations, contingent or otherwise, of such Person as an account party in respect of financial guaranties, letters of credit, letters of guaranty, surety bonds and other similar instruments whether or not drawn; (f) all obligations under securitization transactions; (g) all obligations representing the deferred and unpaid purchase price of property (other than trade payables incurred in the ordinary course of business); (h) all obligations, contingent or otherwise, in respect of bankers’ acceptances, whether or not drawn; (i) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination); and (j) guarantees in respect of Indebtedness described in clauses (a) through (i), including guarantees of another person’s Indebtedness or any obligation of another person which is secured by assets of Company or any of its Subsidiaries.

“Indemnified Party” means each current or former director or officer of Company or any of its Subsidiaries or each person who has served as a manager, director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of Company or any of its Subsidiaries, in each case, together with such person’s heirs, executors or administrators.

Annex A - 5

“Institutional Review Board” means the entity defined in 21 C.F.R. § 50.3(i).

“Intellectual Property Rights” means any and all common law or statutory rights anywhere in the world arising under or associated with: (a) patents, patent applications, statutory invention registrations, registered designs, and similar or equivalent rights in inventions (“Patents”); (b) trademarks, service marks, trade dress, trade names, logos, and other designations or indicia of origin (“Marks”); (c) domain names, uniform resource locators, social media handles, and other names, identifiers, and locators associated with internet addresses, sites, and services; (d) copyrights and any other equivalent rights in works of authorship (whether or not registerable, including rights in software as a work of authorship) (“Copyrights”); (e) trade secrets and industrial secret rights in confidential or proprietary business or technical information, including know-how, formulations, formulae, technical, research, clinical and other data, in each case, that derives independent economic value, whether actual or potential, from not being known to other Persons (“Trade Secrets”); (f) all rights in data, data collections and databases and documentation related thereto, (g) applications for, registrations of, and divisions, continuations, continuations-in part, provisionals and extensions thereof, continuing prosecution applications, counterparts, substitutions, re-examinations, reissuances, renewals, extensions, restorations and reversions of the foregoing clauses (a) through (f) above; and (g) other similar or equivalent intellectual property or proprietary rights anywhere in the world, including the right to enforce and recover damages for the infringement, misappropriation, misuse or other violation of any of the foregoing.

“Intervening Event” means any Effect that (a) is material to Company and its Subsidiaries (taken as a whole) that was not known to or reasonably foreseeable by the Company Board as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known by the Company Board as of the date of this Agreement), (b) does not result from a breach of this Agreement by Company, (c) does not relate to clearance of the Transaction or the expiration or termination of any waiting period under the Antitrust Laws, (d) does not relate to changes in the Company ADS price, in and of itself, (e) does not relate to the fact that, in and of itself, Company exceeds any internal or published projections, estimates or expectations of Company’s revenue, earnings or other financial performance or results of operations for any period (provided the underlying cause of clause (d) or (e) may constitute an Intervening Event to the extent not otherwise excluded by this definition), (f) does not relate to (1) the results of, or any data derived from, any pre-clinical or clinical testing being conducted by or on behalf of Company or any of its Subsidiaries or any of their respective collaboration partners or any announcement relating thereto, (2) any action or announcement by any Governmental Authority that relates to any of the assets or programs of Company or its Subsidiaries or (3) any other regulatory, preclinical, clinical or manufacturing events, occurrences, circumstances, changes, effects or developments relating to any Company Product and (g) does not relate to or involve any Acquisition Inquiry, any Acquisition Proposal or any inquiry or communications relating thereto.

“Involved Representatives” means, with respect to any Person, its Representatives that are or would reasonably be involved in the evaluation, negotiation or implementation of the Transaction or any transaction that is the subject of an Acquisition Proposal.

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

“knowledge” means (a) with respect to Company, the knowledge of those individuals set forth in Section 1.1(a) of the Company Disclosure Schedule and (b) with respect to Purchaser, the knowledge of Purchaser’s Group General Counsel Tina Sandmann, after reasonable inquiry to the direct report of such individual with primary responsibility for the relevant matter.

“Lead Product” has the meaning set forth in Section 1.1(b) of the Company Disclosure Schedule.

“Licensed Intellectual Property” means any and all Intellectual Property Rights owned by a Third Party and licensed (including sublicensed) or otherwise granted to Company of any of its Subsidiaries.

“Lien” means, with respect to any share, security, property or asset (as applicable), any mortgage, lien, pledge, charge, security interest, hypothecation, right of preemption, right of first refusal, contract for sale, easement, right of way, encroachment, occupancy right, community property interest or restriction of any nature or other encumbrance, whether voluntarily incurred or arising by operation of Applicable Law.

Annex A - 6

“Lookback Date” means January 1, 2024.

“Material Adverse Effect” means any event, change, effect, circumstance, fact, development or occurrence (each, an “Effect”) that, individually or when taken together with all other Effects, has had, or would be reasonably expected to have, a material adverse effect on the business, operations, assets, liabilities or financial condition of Company and its Subsidiaries, taken as a whole; provided, however, that no Effect to the extent resulting from, arising out of or relating to any of the following, either alone or in combination, shall be deemed to constitute a Material Adverse Effect or shall be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect: (a) any changes in economic conditions in the United Kingdom, the United States or any other country or jurisdiction(s) or other general business, financial or market conditions, (b) any changes in conditions generally affecting the industry in which Company or any of its Subsidiaries operate, (c) fluctuations in the value of any currency, (d) regulatory, legislative or political conditions or conditions in securities, credit, financial, debt or other capital markets (including changes in tariffs, interest or inflation rates), in each case in the United Kingdom, the United States or any other country or jurisdiction, (e) any adoption, implementation, promulgation, repeal, modification, amendment, authoritative interpretation or change of any Applicable Law of or by any Governmental Authority or any recommendations, statements or other pronouncements made, published or proposed by professional medical organizations, (f) any changes in GAAP (or authoritative interpretations thereof), (g) geopolitical conditions, the outbreak or escalation of hostilities, civil or political unrest, any acts of war, sabotage, national or international calamity, terrorism, cyberattack or cyberterrorism, or any escalation or worsening of the foregoing, (h) any epidemic, pandemic, hurricane, earthquake, flood, tornados or other natural disasters, acts of God or any other force majeure event (or any worsening of any of the foregoing), (i) any decline, in and of itself, in the market price or trading volume of the Company ADSs or any other outstanding security or debt obligation of Company (provided that any Effects giving rise to or contributing to such decline that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect), (j) any failure, in and of itself, by Company or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions, revenues, earnings or other financial or operating metrics for any period (provided that any Effects giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect), (k) the execution and delivery of this Agreement, the public announcement (including any leaks or unintentional announcements) or the pendency of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement (including the Transaction), the taking of any action (or omitting to take any action) required by this Agreement or the identity of, or any facts or circumstances relating to, Purchaser or any of its Subsidiaries, including the impact of any of the foregoing on the relationships, contractual or otherwise, of Company or any of its Subsidiaries with any Governmental Authority, customers, suppliers, partners, distributors, payors, officers, employees or other material business relations (provided that this clause (k) shall not apply with respect to the representations and warranties in Section 4.1, Section 4.3 and Section 4.4 or with respect to the condition to Closing contained in Section 8.2(b), to the extent it relates to such representations and warranties), (l) any claims, actions, suits or proceedings arising from allegations of a breach of fiduciary duty or violation of securities laws, in each case relating to this Agreement or the transactions contemplated hereby (including the Transaction), (m) the availability or cost of financing to Purchaser or any of its Subsidiaries or any breach by Purchaser of this Agreement, or (n) with respect to any Company Product, in each case, to the extent not involving any wrongdoing or fraud by Company or its Subsidiaries, (i) any rejection or refusal of, any request to refile or any delay in obtaining or making any regulatory application or filing or any adverse finding from a dispute resolution process with any Governmental Authority, (ii) any pre-clinical or clinical studies, tests or results or announcements thereof, (iii) any decision or action by any Governmental Authority (or other payor) with respect to pricing and/or reimbursement, (iv) any delay, hold or termination of any Clinical Trial or any delay, hold or termination of any planned application for marketing approval, or (v) other than with respect to Company Products that have received marketing approval, any increased incidence or severity of any previously identified side effects, adverse effects, adverse events or safety observations or reports of new side effects, adverse effects, adverse events or safety observations, but excluding in the case of this clause (n) side effects, adverse effects, adverse events or safety observations events that result in a broad based product recall of, or withdrawal from the market of, any Company Product, except that the matters referred to in clauses (a) through (h) may be taken into account (unless not excluded by another clause of this definition) to the extent that the impact of any such Effect on Company and its Subsidiaries, taken as a whole, is materially and disproportionately adverse relative to the impact of such Effect on companies operating in the industry in which Company and its Subsidiaries operate, and then such Effect may be taken into account solely to the extent of such disproportionate impact.

Annex A - 7

“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent).

“ordinary course of business” means an action taken, or omitted to be taken, in the ordinary course of Company’s and its Subsidiaries’ business consistent with past practice.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Lien” means (a) any Liens for Taxes (i) not yet due and payable or (ii) that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established to the extent required in accordance with GAAP, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising by operation of Applicable Law in the ordinary course of business for amounts not yet delinquent, (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, in each case in the ordinary course of business, (d) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that do not materially detract from the value or the use of the property subject thereto, (e) statutory landlords’ liens and liens granted to landlords under any lease, (f) non-exclusive licenses granted under Intellectual Property Rights in the ordinary course of business to service providers, consultants or vendors entered into for the provision of services, (g) any purchase money security interests, equipment leases or similar financing arrangements, (h) any Liens that do not secure a liquidated amount, have been incurred in the ordinary course of business and that would not individually or in the aggregate materially impact the business operations of the applicable Party, (i) Liens that would be discharged or released at or prior to Closing or (j) in the case of Liens applicable to Company or any of its Subsidiaries, any Liens which are disclosed on the Company Balance Sheet or the notes thereto or in Section 1.1(c) of the Company Disclosure Schedule.

“Person” means any individual, corporation, partnership, limited liability partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of such government or political subdivision (in each case whether or not having separate legal personality).

“Personal Data” means any and all information that can reasonably be used to identify an individual natural person or household, including information that identifies or could be used to identify, alone or in combination with other information, an individual natural person or an individual natural person’s device or browser, including name, physical address, telephone number, email address, financial account number, passwords or PINs, device identifier or unique identification number, government-issued identifier (including social security number and driver’s license number), medical, health or insurance information, gender, date of birth, educational or employment information, religious or political views or affiliations and marital or other status (to the extent any of these data elements can reasonably be associated with an individual natural person or household, or is linked to any such data element that can reasonably be associated with an individual natural person or household). Personal Data also includes any information defined as “personal data,” “personally identifiable information,” “personal information,” or “protected health information” under any Applicable Law, including any Privacy Legal Requirement.

“Privacy Commitments” means (a) any contractual obligation to third parties with respect to Personal Data, and (b) any legally binding commitment (including any legally binding privacy policy) with respect to collection, processing, maintenance or transfer of Personal Data.

“Privacy Legal Requirement” means all Applicable Laws that pertain to the privacy or the processing of Personal Data, including, to the extent applicable, (i) HIPAA, (ii) the California Consumer Privacy Act, (iii) U.S. state data security laws and regulations such as the New York SHIELD Act, the Massachusetts Standards for the protection of personal information of residents of the Commonwealth, 201 CMR 17, all state data breach notification laws, and state biometric privacy laws, (iv) applicable requirements of comparable state and foreign Applicable Laws such as the EU Data Protection Directive 95/46/EC of 24 October 1995 (in respect of the period prior to 25 May 2018), the EU General Data Protection Regulation 2016/679/EU of April 27, 2016 and all corresponding member state legislation (in respect of the period on and from 25 May 2018), the EU ePrivacy Directive 2002/58/EC of 12 July 2002 concerning the processing of personal data and the protection of privacy in the electronic communications sector as amended by Directive 2006/24/EC and Directive 2009/136/EC and the related implementing legislation of the EU Member States, (v) (in respect of the period on and from 25 May 2018) the United Kingdom’s Data Protection Act 2018 and (in respect of the period prior to 25 May 2018) the United Kingdom’s Data Protection Act 1998 and (vi) Section 5 of the Federal Trade Commission Act as it applies to the receipt, access, use, disclosure, and security of consumer Personal Data.

Annex A - 8

“Proceeding” means all actions, suits, claims, hearings, arbitrations, litigations, mediations, audits, investigations, examinations or other similar proceedings, in each case, by or before any Governmental Authority.

“Purchaser Employee Plan” means any (a) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not such plan is sponsored or maintained in the United States, (b) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (c) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, workers’ compensation, supplemental unemployment benefits or -postemployment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case whether or not written (i) that is sponsored, maintained, administered, contributed to or entered into by Purchaser or any of its Subsidiaries for the current or future benefit of any director, officer, employee, individual consultant (including any former director, officer, employee, worker or individual consultant) of Purchaser or any of its Subsidiaries or (ii) for which Purchaser or any of its Subsidiaries has any direct or indirect liability and, in each case, other than any arrangement sponsored or maintained by a Governmental Authority to which contributions are required by Applicable Law.

“Purchaser Group” means Purchaser and other any direct or indirect Subsidiaries of Purchaser from time to time.

“Purchaser Material Adverse Effect” shall mean any Effect that would reasonably be expected to prevent, materially delay or materially impair the ability of Purchaser to perform its respective obligations under this Agreement or consummate the Transaction or the other transactions contemplated hereby.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of February 2, 2024, by and among Company and the Investors (as defined therein).

“Release” means any spill, discharge, leaking, pouring, dumping or emptying, dumping, injection, deposit, disposal, dispersal, leaching or migration into or through the environment (including soil, ambient air, surface water, groundwater and surface or subsurface strata).

“Relevant Benefits” means any pension, lump sum, gratuity or other like benefit provided or to be provided in connection with past service, retirement, death, or any change in the nature of the service of any employee or officer.

“Representatives” means, with respect to any Person, its and its Subsidiaries’ officers, directors, employees, financial advisors, attorneys, accountants, auditors, consultants and other agents, advisors and representatives.

“Residual Shares” has the meaning given to it in the Scheme of Arrangement.

“Sanctioned Country” means any country or territory that is the subject or target of comprehensive sanctions, which currently includes Cuba, Iran, North Korea, the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions in Ukraine and, before July 1, 2025, Syria.

Annex A - 9

“Sanctioned Person” means any Person with whom dealings are restricted or prohibited under any Sanctions Laws, including the Sanctions Laws of the United States, the United Kingdom, the European Union or the United Nations, including (a) any Person identified in any list of Sanctioned Persons maintained by (i) the United States Department of Treasury, Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security or the United States Department of State, (ii) His Majesty’s Treasury of the United Kingdom, (iii) any committee of the United Nations Security Council, or (iv) the European Union, (b) any Person located, organized, or resident in, organized in any Sanctioned Country, or a Governmental Authority or government instrumentality of, any Sanctioned Country or Venezuela and (c) any Person directly or indirectly 50% or more owned or controlled by, or acting for the benefit or on behalf of, a Person described in clause (a) or (b).

“Sanctions Laws” means all Applicable Laws concerning economic sanctions, including embargoes, export restrictions, import restrictions, the ability to make or receive international payments, the freezing or blocking of assets of targeted Persons, the ability to engage in transactions with specified Persons or countries or the ability to take an ownership interest in assets of specified Persons or located in a specified country, including any Applicable Laws threatening to impose economic sanctions on any person for engaging in proscribed behavior.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Scheme Meeting” means such meeting(s) (and any adjournment or postponement thereof) convened with the permission of the Court pursuant to section 896 of the Companies Act for the purpose of considering and, if thought fit, approving (with or without modification) the Scheme of Arrangement.

“Scheme of Arrangement” means the proposed scheme of arrangement of Company under Part 26 of the Companies Act to effect the Transaction pursuant to this Agreement, substantially in the form set out in Annex B, with or subject to any modification, addition or condition which (a) Purchaser and Company mutually agree and which (if required) is approved by the Court or (b) is otherwise imposed by the Court and mutually acceptable to Purchaser and Company each acting reasonably and in good faith, in each case in accordance with the Companies Act and this Agreement.

“Scheme Shareholders” has the meaning given to it in the Scheme of Arrangement.

“Scheme Shares” has the meaning given to it in the Scheme of Arrangement.

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Employee” means any employee of Company or any of its Subsidiaries at the level of vice president or higher.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person. For purposes of this Agreement, a Subsidiary shall be considered a “wholly owned Subsidiary” of a Person as long as such Person directly or indirectly owns all of the securities or other ownership interests (excluding any securities or other ownership interests held by an individual director or officer required to hold such securities or other ownership interests pursuant to Applicable Law) of such Subsidiary.

“Superior Proposal” means any bona fide, written Acquisition Proposal made after the date of this Agreement by any Person (or Persons acting in concert) or Group (other than any member of the Purchaser Group) (with all references to “20%” in the definition of Acquisition Proposal being deemed to be references to “50%”) on terms that the Company Board (or any committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, and taking into account all the terms and conditions of the Acquisition Proposal that the Company Board (or any committee thereof) considers to be appropriate (including the identity of the Person(s) making the Acquisition Proposal and the expected timing and likelihood of consummation, conditions to consummation and availability of necessary financing (including, if a cash transaction (in whole or in part), the availability of such funds and the nature, terms and conditionality of any committed financing)), is (a) more favorable from a financial point of view to Company Shareholders than the Transaction and (b) is reasonably capable of being completed on the terms proposed.

Annex A - 10

“Tax” means any income, capital gains, sales, use, goods and services, ad valorem, payroll, withholding, excise, transfer, social security, value added, stamp, stamp duty reserve, environmental or profits taxes, and any other levies, imposts, duties or tariffs, in each case in the nature of a tax and imposed by any Governmental Authority, together with any interest and penalties, imposed with respect thereto.

“Taxing Authority” means any Governmental Authority that has the power to impose, assess, determine, administer or collect any Taxes.

“Third Party” means any Person or Group, other than Company, Purchaser or any of their respective Subsidiaries or Representatives.

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

“VAT” means (i) any value added tax imposed by the United Kingdom Value Added Tax Act 1994; and (ii) any other Tax of a similar nature, whether imposed pursuant to Council Directive 2006/112/EC in any member state of the European Union, or otherwise, or any similar or comparable Tax imposed elsewhere (including, for the avoidance of doubt, any sales, use, goods, services, turnover and consumption Taxes).

“Willful Breach” means a material breach of, or a failure to perform, any representation, warranty, covenant or agreement set forth in this Agreement, in each case, that is the consequence of a deliberate act or failure to act by a Party that knows, or could reasonably be expected to have known, that the taking of such act or failure to act could result in a material breach of any such representation or warranty, covenant or agreement.

Terms Defined Elsewhere. Each of the following terms is defined in the Section set forth opposite such term:

Defined Term	Paragraph
Acceptable Confidentiality Agreement	Section 6.2(b)
Affected Employees	Section 7.2(a)
Agreement	Preamble
Ancillary Scheme Documentation	Section 3.1(b)
Bankruptcy and Equity Exceptions	Section 4.2(a)
Benefits Continuation Period	Section 7.2(a)
Capitalization Date	Section 4.5(a)
Centerview	Section 4.27
Clinical Trials	Section 6.1(b)(xviii)
Closing	Section 1.2
Closing Date	Section 1.2
Company	Preamble
Company 401(k) Plan	Section 7.2(d)
Company Adverse Recommendation Change	Section 6.2(a)
Company Approval Time	Section 6.2(b)
Company Board Recommendation	Section 4.2(b)
Company Exercised CSOP Option	Section 2.3(b)
Company Material Contract	Section 4.15(a)
Company Organizational Documents	Section 4.1
Company Payment Fund	Section 2.1(b)
Company Permits	Section 4.12
Company Registered IP	Section 4.19(a)
Company Regulatory Permits	Section 4.14(a)
Company SEC Documents	Section 4.7(a)
Counsel	Section 3.1(h)
Court Documentation	Section 3.1(g)
Court Order	Section 1.3

Annex A - 11

Defined Term	Paragraph
Depositary Custodian	Recitals
Effective Time	Section 1.3
End Date	Section 9.1(b)(i)
FDA	Section 4.14(a)
FDCA	Section 4.14(a)
Foreign Antitrust Laws	Section 4.3
Forms of Proxy	Section 3.1(b)
internal controls	Section 4.7(f)
Leases	Section 4.20(c)
Maximum Amount	Section 7.4(b)
Morgan Stanley	Section 4.27
Nasdaq	Section 4.3
New Company Plans	Section 7.2(c)
Non-U.S. Plan	Section 4.17(i)
Option Exercise Documents	Section 2.3(b)
Other Required Filing	Section 3.1(c)
Panel	Recitals
Parties	Preamble
Paying Agent	Section 2.1(b)
Per ADS Consideration	Recitals
Per Share Consideration	Recitals
PHSA	Section 4.14(a)
Proxy Statement	Section 3.1(a)
Purchaser	Preamble
Real Properties	Section 4.20(c)
Regulation S-K	Section 4.10
Scheme Document Annex	Section 3.1(a)
Scheme Technical Defect	Section 3.3(c)
Support Agreement	Recitals
Takeover Code	Recitals
Tax gross-up	Section 6.1(b)(vi)
Technical Revision	Section 3.3(c)
Termination Fee	Section 9.3(a)(ii)
Transaction	Recitals
Transaction Documentation	Section 3.1(d)
Transaction Litigation	Section 7.7
Transfer Taxes	Section 10.4

Annex A - 12

Annex B

FORM OF SCHEME OF ARRANGEMENT

THE SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE	CR-2026-[●]

BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES

COMPANIES COURT (ChD)

IN THE MATTER OF SILENCE THERAPEUTICS PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

SCHEME OF ARRANGEMENT

(under Part 26 of the Companies Act 2006)

Between

SILENCE THERAPEUTICS PLC

and

THE SCHEME SHAREHOLDERS

(as hereinafter defined)

(A)	In this Scheme, unless inconsistent with the subject or context, the following expressions shall have the following meanings:

“Acquisition” means the proposed acquisition by the Purchaser of the entire issued and to be issued share capital of the Company to be implemented by way of this Scheme;

“Applicable Law” means, with respect to any person, any federal, state, foreign, national or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, executive order, Order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding on or applicable to such person, as the same may be amended from time to time;

“Average Market Exchange Rate” means the average USD : GBP exchange rate to be calculated by dividing the total amount of U.S. dollars converted by the Purchaser pursuant to the Currency Conversion Facility by the total amount of GBP received by the Purchaser pursuant to such currency conversion trades less any applicable and properly incurred transaction, foreign exchange and dealing costs, taxes or commissions associated with such conversion;

Annex B - 1

“Business Day” means a day, other than a Saturday, Sunday, public or bank holiday, or other day on which commercial banks in New York City, New York, USA, Frankfurt, Germany, or London, England are authorised or required by Applicable Law to close;

“certificated” or “in certificated form” means a share or security of the Company which is not in uncertificated form;

“Companies Act” means the Companies Act 2006;

“Company” means Silence Therapeutics plc, a public limited company incorporated in England and Wales with registered number 02992058;

“Company 2018 Equity Plan” means either of the Company 2018 Long-Term Incentive Plan (including the CSOP Options Schedule thereto) with US Employee Sub-Plan and the Company 2018 Non-Employee Long-Term Incentive Plan with US Non-Employee Sub-Plan, each as amended and/or amended and restated from time to time;

“Company 2023 Equity Plan” means the Company 2023 Equity Incentive Plan with Non-Employee Sub-Plan and CSOP Sub-Plan;

“Company ADS” means an American depositary share representing, as of the date hereof, a beneficial ownership interest in three Company Ordinary Shares on deposit with the Depositary (or a Depositary Custodian under the Deposit Agreement), subject to the terms and conditions of the Deposit Agreement, and “Company ADSs” shall be construed accordingly;

“Company Equity Plans” means the Company 2018 Equity Plan and the Company 2023 Equity Plan;

“Company Ordinary Shares” means the ordinary shares in the capital of the Company, each with a par value £0.05 per share (which, for the avoidance of doubt, shall include ordinary shares in the capital of the Company held by the Depositary (or a Depositary Custodian) under the Deposit Agreement and underlying the Company ADSs);

“Company Payment Fund” has the meaning given to it in paragraph 6.3;

“Company Share Options” means any option to acquire Company ADSs outstanding under a Company Equity Plan;

“Court” means the High Court of Justice in England and Wales;

“Court Order” means the order of the Court sanctioning this Scheme under section 899 of the Companies Act;

“CREST” means the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear in accordance with the Relevant System of which Euroclear is the “Operator” (as such term is defined in the Regulations);

“Currency Conversion Facility” means a facility under which an eligible Scheme Shareholder (other than the Depositary or any other entity which may hold legal title to the Company Ordinary Shares underlying the Company ADSs) may elect to receive the Per Share Consideration in GBP;

Annex B - 2

“Currency Election” means an election under the Currency Conversion Facility to receive the Per Share Consideration in GBP instead of USD which is made by eligible Scheme Shareholders in accordance with paragraph 3 and the instructions set out in the Proxy Statement;

“Deposit Agreement” means the deposit agreement, dated as of September 4, 2020, by and among the Company, the Depositary and all holders and beneficial owners of the Company ADSs issued thereunder, as such agreement is amended, modified or supplemented from time to time;

“Depositary” means The Bank of New York Mellon, a New York banking corporation, or such other entity as may from time to time act as the “Depositary” (as such term is defined in the Deposit Agreement);

“Depositary Custodian” means, to the extent that the Depositary is not itself the registered holder of the relevant Scheme Shares that underly the Company ADSs, whichever nominee, custodian or other entity is the Scheme Shareholder in respect of such Scheme Shares;

“Depositary Shareholder” has the meaning given to it in paragraph 7.1;

“Depositary Shares” means those Scheme Shares in respect of which the registered holder (as shown in the register of members of the Company) is the Depositary or a Depositary Custodian holding those Scheme Shares for the Depositary in accordance with the Deposit Agreement;

“Effective Date” means the date on which this Scheme becomes effective in accordance with paragraph 11.1;

“Effective Time” means the time on the Effective Date at which this Scheme becomes effective in accordance with paragraph 11.1;

“Euroclear” means Euroclear UK & International Limited, incorporated in England and Wales with registered number 02878738;

“Excluded Shares” means:

(i)	any Company Ordinary Shares which are registered in the name of or beneficially owned by the Purchaser or by any member of the Purchaser Group or by any of their respective nominees; and

(ii)	any Company Ordinary Shares held in treasury.

in each case, as at the Scheme Record Time;

“Governmental Authority” means any national, transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency, commission or official, including any political subdivision thereof, or any non-governmental self-regulatory agency, commission or authority and any arbitral tribunal;

“holder” means a registered holder and includes any person(s) entitled by transmission;

“Latest Practicable Date” means close of business on [●], 2026, being the latest practicable date prior to the date of this Scheme;

Annex B - 3

“Lien” means, with respect to any Scheme Share, any mortgage, lien, pledge, charge, security interest, hypothecation, right of pre-emption, right of first refusal, contract for sale or restriction of any nature or other encumbrance, whether voluntarily incurred or arising by operation of Applicable Law;

“Member” means a member of the Company entered on the register of members of the Company on any relevant date;

“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent);

“Paying Agent” means such commercial bank or trust company as is appointed by the Purchaser as paying agent prior to the Effective Date in accordance with the provisions of the Transaction Agreement;

“Per Share Consideration” has the meaning given to it in paragraph 2.1;

“person” means any individual, corporation, partnership, limited liability partnership, limited liability company, association, trust or other entity or organisation, including a government or political subdivision or an agency or instrumentality of such government or political subdivision (in each case whether or not having separate legal personality);

“Proxy Statement” means the proxy statement sent to the Scheme Shareholders published by the Company on [●], 2026 in connection with this Scheme;

“Purchaser” means Merck KGaA, Darmstadt, Germany, a corporation with general partners (Kommanditgesellschaft auf Aktien) incorporated under the laws of the Federal Republic of Germany and registered with the commercial register under number AG Darmstadt HRB 6164;

“Purchaser Group” means the Purchaser and any direct or indirect Subsidiaries of the Purchaser from time to time;

“Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755), as amended from time to time;

“Relevant System” means any computer-based system, and procedures, which enable title to units of a share or security to be evidenced and transferred without a written instrument, and which facilitate supplementary and incidental matters in accordance with the Regulations;

“Residual Shares” means the Scheme Shares excluding the Depositary Shares;

“Scheme” means this scheme of arrangement in its present form or with or subject to any modification, addition or condition: (i) as may be agreed between the Company and the Purchaser and which (if required) is approved by the Court; or (ii) which is otherwise imposed by the Court and mutually acceptable to the Company and the Purchaser, each acting reasonably and in good faith;

“Scheme Meeting” means such meeting(s) (and any adjournment or postponement thereof) convened with the permission of the Court pursuant to section 896 of the Companies Act for the purpose of considering and, if thought fit, approving (with or without modification) this Scheme;

“Scheme Record Time” means 6:00 p.m. (London time) on the Business Day immediately prior to the Effective Date or such later time as the Company and the Purchaser may agree;

Annex B - 4

“Scheme Shareholders” means the holders of Scheme Shares whose names appear in the register of members of the Company at the Scheme Record Time;

“Scheme Shares” means the Company Ordinary Shares:

(i)	in issue at the date of this document;

(ii)	(if any) issued after the date of this document and prior to the Voting Record Time; and

(iii)

(if any) issued at or after the Voting Record Time and prior to the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by this Scheme or in respect of which the holders thereof shall have agreed in writing to be bound by this Scheme, in each case, remaining in issue at the Scheme Record Time but excluding any Excluded Shares;

“Subsidiary” means, with respect to any person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such person (and a Subsidiary shall be considered a “wholly owned Subsidiary” of a person as long as such person directly or indirectly owns all of the securities or other ownership interests (excluding any securities or other ownership interests held by an individual director or officer required to hold such securities or other ownership interests pursuant to Applicable Law) of such Subsidiary), and “Subsidiaries” shall be construed accordingly;

“Transaction Agreement” means the transaction agreement between the Company and the Purchaser dated as of [●], 2026, agreeing to certain matters in connection with the Acquisition and the matters contemplated by this Scheme, as such may be amended from time to time;

“uncertificated” or “in uncertificated form” means any share or other security of the Company in respect of which title is evidenced and transferred by means of a Relevant System;

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland;

“United States” means the United States of America; and

“Voting Record Time” means 6.00 p.m. (London time) on the day which is two days before the date of the Scheme Meeting or, if the Scheme Meeting is adjourned, 6.00 p.m. (London time) on the day which is two days before the date of such adjourned meeting, in each case excluding any day that is not a Business Day.

(B)	“U.S. dollar”, “USD” or “$” means the lawful currency of the United States.

(C)	“GBP” or “£” means the lawful currency of the United Kingdom.

(D)	References to paragraphs and sub-paragraphs are to paragraphs and sub-paragraphs of this Scheme.

(E)	As at the Latest Practicable Date, the issued share capital of the Company was [●] Company Ordinary Shares, all of which are credited as fully paid up and none of which were held in treasury.

Annex B - 5

(F)

As at the Latest Practicable Date, there are outstanding and subsisting: (i) Company Share Options to acquire Company ADSs equivalent to [●] Company Ordinary Shares in aggregate; and (ii) additional Company ADSs reserved for issuance under the Company Equity Plans equivalent to [●] Company Ordinary Shares in aggregate.

(G)	As at the date of this Scheme, no Company Ordinary Shares are registered in the name of or beneficially owned by the Purchaser or any other member of the Purchaser Group.

(H)

The Purchaser has agreed, subject to the terms of the Transaction Agreement, to appear by counsel at the hearing to sanction this Scheme and to undertake to the Court to be bound by, the terms of this Scheme insofar as it relates to the Purchaser and to execute and do, or procure to be executed and done, all such documents, acts and things as may be necessary or desirable to be executed or done by the Purchaser for the purposes of giving effect to this Scheme.

(I)	References to times are to the time in London (United Kingdom).

Scheme

1.	Transfer of the Scheme Shares

1.1

Upon and with effect from the Effective Time, the Purchaser shall, in accordance with paragraph 1.2, acquire all of the Scheme Shares fully paid, with full title guarantee, free from all Liens (other than transfer restrictions arising under applicable securities laws) and together with all rights at the Effective Time or thereafter attached or relating thereto, including voting rights and the right to receive and retain all dividends and other distributions (if any) and any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) thereon.

1.2	For the purposes of the acquisition:

1.2.1

the Scheme Shares shall be transferred to the Purchaser and such transfer shall be effected by means of a form (or forms) of transfer or other instrument(s) or instruction(s) of transfer, including, for the avoidance of doubt, any stock transfer form or block transfer form (or any number of the foregoing); and

1.2.2

to give effect to such transfer(s), any person may be appointed by the Purchaser as attorney and/or agent and shall be authorised as such attorney and/or agent on behalf of each of the Scheme Shareholders concerned to execute and deliver as transferor such form(s) of transfer or other instrument(s) or instruction(s) of transfer of, whether as a deed or otherwise give any instruction(s) to transfer, the Scheme Shares and every form, instrument or instruction of transfer so executed or instruction so given shall be as effective as if it had been executed or given by the holder (or holders) of the Scheme Shares thereby transferred. Each such form of transfer or other instrument or instruction shall be deemed to be the principal instrument of transfer of the relevant Scheme Shares and the equitable or beneficial interest in the Scheme Shares shall only be transferred together with the legal interest in such Scheme Shares, pursuant to such form, instruction or instrument of transfer.

1.3

From the Effective Time and pending the transfer of the Scheme Shares pursuant to paragraphs 1.1 and 1.2 and the updating of the register of members of the Company to reflect such transfer, each Scheme Shareholder:

1.3.1	irrevocably appoints the Purchaser (and/or each of its agents and directors) as such Scheme Shareholder’s attorney and/or agent:

Annex B - 6

1.3.1.1

to exercise or direct the exercise of (in place of and to the exclusion of the relevant Scheme Shareholder) any voting rights attached to the Scheme Shares held by such Scheme Shareholder and any or all other rights and privileges attaching to such Scheme Shares (including without limitation the right to receive any distribution or other benefit accruing or payable in respect thereof and the right to requisition the convening of a general meeting of the Company or of any class of its shareholders); and

1.3.1.2

to sign on behalf of such Scheme Shareholder such documents, and to do such things, as may, in the opinion of the Purchaser and/or each of its agents and directors, be necessary or desirable in connection with the exercise of any voting rights and any or all rights and privileges attaching to such Scheme Shares (including, without limitation, any consent to short notice of a general or separate class meeting or form of proxy or forms of proxy in respect of such Scheme Shares appointing any person nominated by the Purchaser to attend general and separate class meetings of the Company and to exercise or refrain from exercising the votes attaching to the Scheme Shares as the Purchaser thinks fit (in its absolute discretion));

1.3.2

authorises the Company and/or its agents to send to the Purchaser any notice, circular, warrant or other document or communication which may be required to be sent to such Scheme Shareholder as a Member (including any share certificate(s) or other document(s) of title issued as a result of any conversion of their Scheme Shares into certificated form) and to pay to the Purchaser any dividend or other distribution or other benefit accruing or payable in respect of the Scheme Shares, which may be required to be sent or paid to it as a member of the Company; and

1.3.3

agrees not to exercise any votes or any other rights attaching to the relevant Scheme Shares without the consent of the Purchaser, and irrevocably undertakes not to appoint a proxy or representative for or to attend any general meeting or separate class meeting of the Company.

1.4	The authorities granted by each Scheme Shareholder pursuant to paragraph 1.2 and paragraph 1.3 shall be treated for all purposes as having been granted by deed.

1.5

The Company shall, subject to the stamping of any relevant form(s) of transfer or other instrument(s) or instruction(s) of transfer (if applicable), including, for the avoidance of doubt, any stock transfer form or block transfer form, register, or procure the registration of, any transfer(s) of shares effected in accordance with paragraphs 1.1 and 1.2.

2.	Consideration for the transfer of the Scheme Shares

2.1

Subject to and in exchange for the transfer of the Scheme Shares as provided in paragraph 1, as soon as reasonably practicable following the Effective Time, the Purchaser shall, subject as hereinafter provided, pay, or procure that there shall be paid, a cash amount to or for the account of each Scheme Shareholder of $[●] ([●] U.S. dollars, [●] U.S. cents), without interest, for each Scheme Share held by that Scheme Shareholder (the “Per Share Consideration”).

2.2

If, between the date of the Transaction Agreement and the Effective Time, the outstanding Company Ordinary Shares shall have been changed to, or exchanged for, a different number or class of shares or securities by reason of any share dividend, bonus issue, scrip dividend, subdivision, reorganisation, merger, consolidation, reclassification, redesignation, recapitalisation, share split, reverse share split, combination or exchange of shares, or a share or scrip dividend shall be declared with a record date

Annex B - 7

within such period, or any similar event shall have occurred (or if the number of Company Ordinary Shares represented by each Company ADS shall have been changed pursuant to the Deposit Agreement), then the amount of the Per Share Consideration shall be appropriately adjusted in accordance with the provisions of the Transaction Agreement to provide to the Purchaser and the Scheme Shareholders the same economic effect as contemplated by the Transaction Agreement prior to such event.

3.	[Currency Conversion Facility

3.1

Subject to the terms and conditions set out in this Scheme and in the Proxy Statement, each Scheme Shareholder (other than the Depositary Shareholder) may elect under the Currency Conversion Facility to receive the Per Share Consideration which is payable to them in accordance with paragraph 2.1 in GBP at the Average Market Exchange Rate obtained by the Purchaser (or any agent appointed by it) through one or more market transactions over one or more Business Days following the Scheme Record Time (but before the relevant payment date specified pursuant to the terms of this Scheme), by making a valid Currency Election. The aggregate GBP amount due to any such Scheme Shareholder shall be rounded up or down to the nearest British penny and each Scheme Shareholder shall receive the same amount of GBP for each Scheme Share.

3.2

A Currency Election may only be made in respect of a Scheme Shareholder’s entire holding of Scheme Shares, save that a CREST nominee operating a pooled account may make a Currency Election in respect of part of its holding provided that the election represents the total number of Scheme Shares held by the person on whose behalf the instruction is given.

3.3

Any Scheme Shareholder who does not make a valid Currency Election by the time specified in the Proxy Statement (or whose Currency Election is determined by the Purchaser to be invalid or incomplete) shall receive the Per Share Consideration in USD, provided that the Purchaser may, in its absolute discretion, treat any Currency Election that is not entirely in order as valid.

3.4	Elections made by Scheme Shareholders under the Currency Conversion Facility will not affect entitlements of Scheme Shareholders who do not make any such election.

3.5	The validity (or invalidity) of elections under the Currency Conversion Facility shall be determined in the absolute discretion of the Purchaser.]

4.	Share certificates and register of members of the Company

4.1

With effect from and as of the Effective Time, all certificates representing Scheme Shares in certificated form shall cease to have effect as documents of title to the Scheme Shares comprised therein and each Scheme Shareholder shall be bound, at the request of the Purchaser, to deliver up the same to the Purchaser or to any person appointed by the Purchaser to receive the same or, as the Purchaser may direct, to destroy the same.

4.2

With effect from and as of the Effective Time, the Company shall procure that Euroclear shall be instructed to cancel the entitlements of Scheme Shareholders to Scheme Shares in uncertificated form and, following such cancellation, the Company’s registrars shall be authorised to re-materialise entitlements to such Scheme Shares.

4.3

On or as soon as reasonably practicable after the Effective Time and subject to the completion of such transfers, forms, instruments or instructions as may be required in accordance with paragraph 1 and the payment of any UK stamp duty thereon (to the extent required), the Company shall procure that appropriate entries shall be made in the register of members of the Company to reflect the transfer of the Scheme Shares in accordance with paragraph 1.

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5.	Appointment of Paying Agent

Prior to the Effective Time, the Purchaser shall appoint the Paying Agent to effect the technical implementation of the settlement of the Per Share Consideration to: (i) all Scheme Shareholders other than the Depositary Shareholder; and (ii) at the Purchaser’s option, the Depositary Shareholder.

6.	Settlement of Per Share Consideration in relation to Residual Shares

6.1	This paragraph 6 shall only apply in relation to the settlement of the Per Share Consideration in respect of Residual Shares to Scheme Shareholders other than the Depositary Shareholder.

6.2

At or prior to the Effective Time, the Purchaser shall procure the deposit with the Paying Agent, for the benefit of the Scheme Shareholders (other than the Depositary Shareholder), of cash in an amount equal to the aggregate amount of the Per Share Consideration less the Per Share Consideration due to the Depositary Shareholder.

6.3

All cash deposited with the Paying Agent pursuant to paragraph 6.2 for the benefit of Scheme Shareholders (other than the Depositary Shareholder) shall hereinafter be referred to as the “Company Payment Fund”, provided that, to the extent that the Purchaser elects to utilise the Paying Agent for the payment of the Per Share Consideration to the Depositary Shareholder pursuant to paragraph 7.2, such Per Share Consideration will also form part of the Company Payment Fund.

6.4	No interest shall be paid or shall accrue for the benefit of Scheme Shareholders on the Per Share Consideration payable in respect of the Residual Shares.

6.5

In respect of the settlement of the Per Share Consideration pursuant to this paragraph 6, the Purchaser shall cause the Paying Agent to, as soon as practicable after the Effective Date, and in any event not later than 14 days after the Effective Date:

6.5.1

in the case of Residual Shares which, at the Scheme Record Time, are in certificated form, despatch or procure to be despatched to each person entitled thereto payment by way of cheque in accordance with the provisions of paragraph 6.7 for the aggregate Per Share Consideration payable to that person pursuant to paragraph 2.1 and in accordance with any Currency Election made by that person (rounded up or down to the nearest U.S. cent or British penny, as applicable), provided that the Purchaser and the Paying Agent reserve the right to make payment (or procure the making of payment) of the said sums by bank transfer in accordance with paragraph 6.8 if reasonably necessary; and

6.5.2

in the case of Residual Shares which, at the Scheme Record Time, are in uncertificated form, arrange for (or procure the arrangement of) the creation of an assured payment obligation in favour of the appropriate CREST account(s) of each person entitled thereto in accordance with the CREST assured payment arrangements in respect of the aggregate Per Share Consideration payable to that person pursuant to paragraph 2.1 and in accordance with any Currency Election made by that person (rounded up or down to the nearest U.S. cent or British penny, as applicable), provided that: (a) the Purchaser and the Paying Agent reserve the right to make the payment (or procure the making of payment) of the said sums by bank transfer in accordance with paragraph 6.8 if reasonably necessary; and (b) the Purchaser and the Paying Agent reserve

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the right to make payment (or procure the making of payment) of the said sums by cheque in accordance with paragraph 6.8 if, in the reasonable opinion of the Purchaser, it is reasonably necessary to do so (including in circumstances where a Scheme Shareholder holding Residual Shares in uncertificated form has not made a valid Currency Election and such Scheme Shareholder does not have an active USD cash memorandum account in place in CREST at the Scheme Record Time).

6.6	As from the Effective Time, each holding of Residual Shares credited to any stock account in CREST shall be disabled and all Residual Shares will be removed from CREST in due course.

6.7

Any physical deliveries by the Paying Agent or by any other person to the Scheme Shareholders (other than the Depositary Shareholder) pursuant to this Scheme (whether of cheques, notices, documents of title, certificates or otherwise) shall be effected by sending the same by post to the applicable Scheme Shareholders entitled thereto at their respective registered addresses as appearing in the register of members of the Company at the Scheme Record Time or, in the case of joint holders, to the address of the holder whose name stands first in such register in respect of the joint holding concerned at such time. None of the Company, the Purchaser, any member of the Purchaser Group, the Paying Agent or any of their respective agents or nominees shall be responsible for any loss or delay in the transmission of any cheques or payments (including bank transfers), notices, documents of title, certificates or any other documents sent in accordance with this paragraph 6.7 (or, in the case of bank transfers, to the bank accounts referred to in paragraph 6.8 below) which shall be sent at the risk of the person or persons entitled thereto.

6.8

All cheques delivered by the Paying Agent pursuant to this Scheme shall be in U.S. dollars (or, where applicable, GBP in accordance with any Currency Election made by the applicable Scheme Shareholder) [and drawn on a United Kingdom clearing bank] and shall be made payable to the person to whom, in accordance with the foregoing provisions of this paragraph 6, the cheque is sent (save that, in the case of joint holders, the Purchaser and the Paying Agent reserve the right to make the cheque payable to the holder whose name stands first in the register of members of the Company), and the encashment of any such cheque shall be a complete discharge of the Purchaser’s obligations (and those of the Purchaser’s respective agents or nominees) under this Scheme to pay (or procure the payment of) the monies represented thereby. None of the Company, the Purchaser or their respective agents or nominees shall be responsible for any loss or delay in the transmission of any cheques sent in accordance with this paragraph 6.8 which shall be sent at the risk of the person or persons entitled to them.

6.9

In respect of any payments to Scheme Shareholders by bank transfer, the Purchaser shall transfer, or procure the transfer of, the relevant sums in U.S. dollars (or, where applicable, GBP in accordance with any Currency Election made by the applicable Scheme Shareholder) to such bank account as may be (or have been) nominated by the relevant Scheme Shareholder, and such transfer shall be a complete discharge of the Purchaser’s obligations under this Scheme to pay (or procure the payment of) such monies. The creation of an appropriate assured payment obligation as set out in paragraph 6.5.2 shall be a complete discharge of the Purchaser’s obligations under this Scheme with reference to cash payments through CREST.

6.10

Any portion of the Company Payment Fund which has not been transferred to the Scheme Shareholder to which it is due within twelve months of the Effective Date shall be delivered to the Purchaser or its designee(s) promptly upon demand by the Purchaser (it being understood that no such delivery shall affect any legal right that a Scheme Shareholder may have to receive the Per Share Consideration), and thereafter such Scheme Shareholder shall be entitled to look only to the Purchaser for, and the Purchaser shall remain liable for, delivery of any outstanding Per Share Consideration provided any such claim is made within 12 years from the Effective Date.

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6.11	The preceding paragraphs of this paragraph 6 shall take effect subject to any prohibition or condition imposed by law.

7.	Settlement of Per Share Consideration in relation to Depositary Shares

7.1

This paragraph 7 shall only apply in relation to the settlement of Per Share Consideration in respect of Depositary Shares to the Scheme Shareholder which is the holder (as shown in the register of members of the Company) of the Depositary Shares (the “Depositary Shareholder”).

7.2

At or as promptly as practicable following the Effective Time, the Purchaser shall (or shall procure that the Paying Agent shall) pay to the Depositary Shareholder (or, if so nominated by the Depositary Shareholder at least five Business Days before the Effective Date, the Depositary) cash in an amount equal to the aggregate Per Share Consideration payable to the Depositary Shareholder pursuant to paragraph 2.1 (rounded up or down to the nearest U.S. cent).

7.3	No interest shall be paid or shall accrue for the benefit of the Depositary Shareholder on the Per Share Consideration payable in respect of the Depositary Shares.

7.4

As from the Effective Time, each holding of Depositary Shares credited to the Depositary Shareholder’s stock account in CREST shall be disabled and all Depositary Shares will be removed from CREST in due course.

7.5

All cash payments to the Depositary Shareholder (or, if so nominated by the Depositary Shareholder at least five Business Days before the Effective Date, the Depositary) pursuant to this paragraph 7 shall be transferred by the Purchaser (or, at the Purchaser’s direction, by the Paying Agent or any nominee of the Purchaser) in U.S. dollars to such bank account as the Depositary Shareholder shall inform the Purchaser of in writing at least five Business Days prior to the Effective Date. Such transfer shall be a complete discharge of the Purchaser’s obligations under this Scheme to pay (or procure the payment of) such monies. Neither the Purchaser nor any member of the Purchaser Group nor the Paying Agent nor the Company shall have any responsibility or liability under this Scheme for the onward distribution or transmission to the holders of Company ADSs, or to any other person, of the Per Share Consideration due to the Depositary Shareholder (it being understood that this sentence does not affect the Company’s obligations under the Deposit Agreement).

8.	Withholding rights

The provisions of paragraphs 2, 3, 5, 6 and 7 shall be subject to any prohibition or condition imposed by Applicable Law. Without prejudice to the generality of the foregoing, the provisions of section [2.4] of the Transaction Agreement (Withholding Rights) shall apply in respect of the payment of the Per Share Consideration.

9.	Cessation of rights

With effect from and on the Effective Time, the Scheme Shareholders shall, in accordance with this Scheme, cease to have any rights with respect to the Scheme Shares, except the right to receive the Per Share Consideration in exchange for the Scheme Shares as set out in paragraph 2.1.

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10.	Mandates and dividends

All mandates including those relating to the payment of dividends on any Scheme Shares and other instructions (including communications preferences) given to the Company by Scheme Shareholders in force at the Scheme Record Time relating to Scheme Shares shall, as from the Effective Date, cease to be valid.

11.	Effective Time

11.1	This Scheme shall become effective as soon as a copy of the Court Order shall have been delivered to the Registrar of Companies in England and Wales for registration.

11.2

Unless this Scheme shall have become effective on or before the End Date (as defined in the Transaction Agreement) or such later date as the Company and the Purchaser may agree, and the Court may allow, this Scheme shall never become effective.

12.	Modification

The Company and the Purchaser may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition which the Court may think fit to approve or impose. For the avoidance of doubt, no modification of the Scheme shall be made once the Scheme has taken effect.

13.	Governing law

This Scheme, and all rights and obligations arising out of or in connection with it, is governed by the laws of England and Wales and is subject to the exclusive jurisdiction of the English Courts.

Dated: [●] 2026

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Annex C

FORM OF COMPANY SHAREHOLDER RESOLUTION

Special resolution

1.

THAT, for the purpose of giving effect to the scheme of arrangement dated [•], 2026 between the Company and the holders of Scheme Shares (as defined in such scheme of arrangement), a print of which has been produced to this meeting and for the purposes of identification signed by the chairperson of this meeting, in its original form or with or subject to any modification, addition or condition as may be agreed from time to time (including, for the avoidance of doubt, after the date of this resolution) between the Company and Merck KGaA, Darmstadt, Germany (the “Purchaser”) and which (if required) is approved by the High Court of Justice in England and Wales (the “Court”), or which is otherwise imposed by the Court and is mutually acceptable to the Company and the Purchaser each acting reasonably and in good faith (the “Scheme”):

1.1

the directors of the Company (or a duly authorised committee of the directors) be and are hereby authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect; and

1.2	with effect from the passing of this resolution, the articles of association of the Company be and are hereby amended by the adoption and inclusion of the following new article [160]:

“160. Scheme of Arrangement

160.1

In this article, references to the “Scheme” are to the scheme of arrangement under Part 26 of the 2006 Act between the Company and the holders of Scheme Shares (as defined in the scheme of arrangement) dated [•], 2026 in its original form or with or subject to any modification, addition or condition as may be agreed between the Company and Merck KGaA, Darmstadt, Germany (the “Purchaser”) and which (if required) is approved by the Court, or which is otherwise imposed by the Court and is mutually acceptable to the Company and the Purchaser each acting reasonably and in good faith and, save as defined in this article, expressions defined in the Scheme shall have the same meanings in this article.

160.2

Notwithstanding any other provision of these articles or the terms of any resolution, whether ordinary or special, passed by the Company in a general meeting, if the Company issues any shares or transfers any shares out of treasury (other than to any member of the Purchaser Group or a nominee of any such person (each such person, a “Purchaser Company”)) at or after the Voting Record Time but before the Scheme Record Time, such shares shall be issued, transferred or registered subject to the terms of the Scheme (and shall be Scheme Shares for the purposes of the Scheme) and the original or any subsequent holder or holders of such shares shall be bound by the Scheme accordingly.

160.3

Subject to the Scheme becoming effective, and notwithstanding any other provision of these articles or the terms of any resolution, whether ordinary or special, passed by the Company in a general meeting, if any shares in the capital of the Company are issued, transferred out of treasury or transferred to any person (including on an exercise of an option over such shares) other than under the Scheme or to a Purchaser Company (a “New Member”) after the Scheme Record Time (such shares being the “Post-Scheme Shares”), such New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) will be obliged, upon the Scheme becoming effective (or, if later, upon the issue or transfer of the Post-Scheme Shares to such New Member), to transfer immediately all of its Post-Scheme Shares free of all encumbrances to the Purchaser (or to such other person as may be nominated by the Purchaser) who shall be obliged to acquire (or procure the acquisition by such other person of)

Annex C - 1

all of the Post-Scheme Shares. In exchange for the transfer of the Post-Scheme Shares, the Purchaser (or such other person as has been nominated by the Purchaser) shall subject to the terms of Article 160.4 pay or procure the payment to the New Member of the same Per Share Consideration that the New Member would have been entitled to receive pursuant to the Scheme had each Post-Scheme Share been a Scheme Share after the deduction of any tax and national insurance or social security contributions which an employer or any other company is required to withhold or account for in respect of either that consideration or the issue or transfer of such shares.

160.4

If, after the Effective Time, the Company Ordinary Shares shall have been changed to, or exchanged for, a different number or class of shares or securities by reason of any share dividend, bonus issue, scrip dividend, subdivision, reorganisation, merger, consolidation, reclassification, redesignation, recapitalisation, share split, reverse share split, combination or exchange of shares, or a share or scrip dividend shall be declared with a record date falling after the Effective Time, or any similar event shall have occurred, then the amount of any Per Share Consideration due to a New Member for each Post-Scheme Share pursuant to Article [160.3] above shall be appropriately adjusted by the directors of the Company in such manner as the auditors of the Company may determine to be appropriate to provide the Purchaser and the New Members holding any Post-Scheme Share(s) with the same economic effect as contemplated by the Scheme prior to such event. References in this article to shares shall, following such adjustment, be construed accordingly.

160.5

To give effect to any transfer of Post-Scheme Shares required by this article, the Company may appoint any person as attorney and/or agent (the “agent”) for the New Member to execute and deliver as transferor such form(s) of transfer or other instrument(s) or instruction(s) of transfer on behalf of the New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) in favour of the Purchaser (or such other person as the Purchaser may nominate) and do all such other things and execute and deliver all such documents or deeds as may in the opinion of the agent be necessary or desirable to vest the Post-Scheme Shares in the Purchaser (or such other person as the Purchaser may nominate) and pending such vesting to exercise all such rights attaching to the Post-Scheme Shares as the Purchaser may direct. If an agent is so appointed, the New Member shall not thereafter (except to the extent that the agent fails to act in accordance with the directions of the Purchaser) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed in writing by the Purchaser, and the Company may send to the agent any notice, circular, warrant or other document or communication which may otherwise be required to be sent to the New Member as a member of the Company.

160.6

The Company may give good receipt for the Per Share Consideration for the Post-Scheme Shares and may register the Purchaser (or such other person as the Purchaser may nominate) as holder of the Post-Scheme Shares and issue to the Purchaser certificate(s) for the same. The agent shall be empowered to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the New Member (or any subsequent holder). The Company shall not be obliged to issue a certificate to the New Member for any Post-Scheme Shares.

160.7

The Purchaser shall settle (or procure the settlement) of the Per Share Consideration within 14 days of the transfer of the Post-Scheme Shares by the New Member to the Purchaser (or to such other person as the Purchaser may nominate).

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160.8

Notwithstanding any other provision of these articles, neither the Company nor its directors shall register the transfer of any Scheme Shares effected between the Scheme Record Time and the Effective Time (other than to a Purchaser Company or a nominee of a Purchaser Company pursuant to the Scheme).

160.9	If the Scheme shall not have become effective by the date referred to in paragraph [11.2] of the Scheme, this article shall be of no effect.”

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Exhibit 10.1

VOTING AND TRANSACTION SUPPORT AGREEMENT

FOR COMPANY SECURITYHOLDERS

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 18, 2026, by and between Merck KGaA, Darmstadt, Germany, a German corporation with general partners (“Purchaser”), and each securityholder of Silence Therapeutics plc, a public limited company incorporated under the laws of England and Wales (the “Company”) listed on Schedule A hereto (“Securityholder”). Capitalized terms used but not defined herein have the respective meanings given to them in the Transaction Agreement (as defined below).

RECITALS:

A. Securityholder is the legal or beneficial owner of the securities of the Company (including Company ADSs and Company Other Share Options), or is otherwise able to control the exercise of all rights, including voting rights attaching to the number of securities as set forth opposite Securityholder’s name on Schedule A hereto (such securities, together with any other securities of the Company acquired by Securityholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Securities”).

B. On the terms and subject to the conditions set forth in the Transaction Agreement, by and between Purchaser and the Company, dated as of the date hereof (as amended, restated or supplemented from time to time, the “Transaction Agreement”), Purchaser will acquire the entire issued and to be issued share capital of the Company by means of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 (the “Scheme of Arrangement”).

C. In order to induce Purchaser to enter into the Transaction Agreement and in consideration of the execution thereof by Purchaser, Securityholder, solely in Securityholder’s capacity as holder of the Subject Securities, has entered into this Agreement and agrees to be bound hereby.

NOW THEREFORE, in consideration of the promises and the covenants and agreements set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. No Transfer of Subject Securities. During the term of this Agreement, Securityholder shall not, other than with the prior written consent of Purchaser, cause or permit any Transfer (as defined below) of any of the Subject Securities, otherwise permit any Liens to be created on any of the Subject Securities, or enter into any agreement, option or arrangement, incur any obligation or give any indication of intent with respect to a Transfer of any of the Subject Securities. Following the date hereof, during the term of this Agreement and except as required by this Agreement, Securityholder shall not deposit (or permit the deposit of) any Subject Securities in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any of the Subject Securities or in any way grant any other Person any right whatsoever with respect to the voting or disposition of the Subject Securities (excluding, for the avoidance of doubt, the Depositary). For purposes hereof, a Person shall be deemed to have effected a “Transfer” of Subject Securities if such Person directly or indirectly: (a) sells, pledges, assigns, transfers, encumbers, grants an option with respect to, or otherwise disposes of any Subject Securities (or any beneficial ownership therein or portion thereof), including by operation of law or otherwise, and including pursuant to any derivative transaction; (b) enters into any Contract with respect to the direct or indirect sale, pledge, assignment, transfer, encumbrance, grant of an option with respect to or other disposition of any Subject Securities (or any beneficial ownership therein or portion thereof); or (c) consents to any of the foregoing, in each case other than pursuant to ordinary course prime brokerage relationships. Notwithstanding the foregoing, Securityholder may make [(i) if Securityholder is an individual, transfers by will or by operation of law or other transfers for estate-planning purposes or charitable purposes, (ii) with respect to Securityholder’s Company Share Options, if any, which expire on or prior to the termination of this Agreement, exercises, transfers, sale, or other disposition of such Company Share Options or, if applicable, Subject Securities on exercise of such Company Share Options to the Company as payment for the (A) exercise price of Securityholder’s Company Share Options and (B) any amount of Tax applicable to the exercise, transfers, sale or other disposition of Securityholder’s Company Share Options, (iii) if Securityholder is a partnership or limited liability company, a transfer to one or more partners or members of Securityholder or to an affiliated corporation, trust or other entity under common control with Securityholder, or if Securityholder is a trust, a transfer to a beneficiary,] (iv) transfers to a transferee or (v) the exchange of Company ADSs for Company Ordinary Shares, or vice versa, in accordance with the Deposit Agreement; provided that a transfer pursuant to clause (i), (iii)

or (iv) above shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing to be bound by each of the terms of, and to assume all of the obligations of Securityholder under, this Agreement with respect to the Subject Securities so transferred by executing and delivering a joinder agreement, in form and substance reasonably acceptable to Purchaser; provided further that, for the avoidance of doubt, Company Ordinary Shares or Company ADSs issued pursuant to clause (v) above shall immediately constitute Subject Securities hereunder. If any voluntary or involuntary transfer of any Subject Securities covered hereby shall occur (including a transfer or disposition permitted by Section 1(i) through Section 1(v), sale by a Securityholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect, notwithstanding that such transferee is not a Securityholder and has not executed a counterpart hereof or joinder hereto. Except as otherwise expressly permitted by this Section 1, Securityholder hereby agrees not to request that the Company or the Depositary register the Transfer of any certificated or uncertificated interest representing any or all of the Subject Securities and Securityholder authorizes the Company and the Depositary to impose stop orders to prevent the Transfer of any of the Subject Securities in violation of this Agreement.

2. Agreement to Vote Shares.

(a) From and after the date hereof and during the term of this Agreement, at any meeting of Company Shareholders called to seek the Company Shareholder Approvals or at any adjournment or postponement thereof, in any action by written consent or in any other circumstances upon which Securityholder’s vote, consent or other approval with respect to the approval of the Transaction is sought, Securityholder shall, in each case to the fullest extent that the Subject Securities are entitled to vote thereon, (x) appear at such meeting or otherwise cause the Subject Securities to be counted as present thereat for purposes of calculating a quorum (including by completing a Form of Proxy) and (y) vote (or cause to be voted (including by way of a Form of Proxy)), as applicable, all of the Subject Securities then owned by the Securityholder that are then entitled to be voted: (i) in favor of: (A) the Scheme of Arrangement at the Scheme Meeting (or any adjourned or postponed meeting thereof), (B) the Company Shareholder Resolution at the Company GM (or any adjourned or postponed meeting thereof); (C) any proposal to adjourn or postpone the Scheme Meeting and/or the Company GM to a later date if there are not sufficient votes to approve the Scheme of Arrangement and/or the Company Shareholder Resolution; and (D) any other resolution necessary or desirable to implement the Transaction, and (ii) against: (A) any resolution to approve an Acquisition Proposal (including any resolution to approve a scheme of arrangement or matters connected to a scheme of arrangement relating thereto) or any of the transactions contemplated thereby, (B) any action, proposal, transaction, or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Transaction Agreement or of Securityholder under this Agreement, (C) any action, proposal, transaction, or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transaction or the fulfillment of the conditions to Closing under the Transaction Agreement, including any resolution that purports to approve or give effect to a proposal by a person other than Purchaser to acquire (or have issued to it) any shares or other securities of the Company (whether by way of scheme of arrangement or otherwise) or any assets of the Company (D) any reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, (E) any change in the membership of the Company Board, unless approved by Purchaser, or (F) any amendment, alternation or variation of (or any resolution to amend, alter or vary) the Company Organizational Documents other than as proposed in the Company Shareholder Resolution at the Company GM.

(b) Securityholder agrees that the Subject Securities then owned by the Securityholder that are entitled to be voted shall be voted (or caused to be voted) as set forth in the preceding sentence whether or not such Securityholder’s vote, consent or other approval is sought on only one or on any combination of the matters set forth in this Section 2 and at any time or at multiple times during the term of this Agreement. Securityholder hereby revokes any and all previous proxies granted with respect to the Subject Securities (and Securityholder hereby represents that any such prior proxy is revocable).

(c) For the avoidance of doubt, nothing in this Agreement shall require Securityholder to vote in any manner with respect to any amendment to the Transaction Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Transaction Agreement, in any such case, in a manner that diminishes the Per Share Consideration to be received by Company Shareholders. Notwithstanding anything in this Agreement to the contrary, Securityholder shall remain free to vote (or execute proxies with respect to) the Subject Securities with respect to any matter not covered by Section 2(a) in any manner that Securityholder deems appropriate.

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(d) In the event that the Scheme of Arrangement is modified or amended in accordance with the terms of the Scheme of Arrangement or the Transaction Agreement, Securityholder confirms and agrees that (except where such modification or amendment would be less favorable to Securityholders than those set out in the Transaction Agreement as of the date hereof) this Agreement shall continue to be binding mutatis mutandis in respect of the Subject Securities.

3. Opportunity to Review. Securityholder acknowledges receipt of the Transaction Agreement and represents that he, she, or it has had (a) the opportunity to review, and has read, reviewed and understands, the terms and conditions of the Transaction Agreement and this Agreement, and (b) the opportunity to review and discuss the Transaction Agreement, the Transactions and this Agreement with his, her or its own advisors and legal counsel.

4. Confidentiality and Public Disclosure. From the date of this Agreement until the Closing, the Securityholder shall not make any public announcements regarding this Agreement, the Transaction Agreement or the transactions contemplated hereby or thereby; provided, however, that nothing herein shall be deemed to prohibit such public announcement (a) that the Company and Purchaser agree upon, (b) is required by any Applicable Law or competent regulatory authority or (c) is required by obligations pursuant to any listing agreement with any national securities exchange or stock market. Securityholder understands and confirms that, until the Transaction has been announced, the fact that the Transaction is under consideration and the terms and conditions of the Transaction constitute inside information, and Securityholder shall keep such information strictly confidential save as required by any Applicable Law or competent regulatory authority. Securityholder hereby authorizes Purchaser and the Company to publish and disclose its identity and ownership of the Subject Securities and the nature of its obligations under this Agreement in the initial press release contemplated by Section 7.3 of the Transaction Agreement, any announcement or disclosure required by Applicable Law, the Court or the SEC and in the Forms of Proxy or the Proxy Statement.

5. Representations and Warranties of Securityholder. Securityholder hereby represents and warrants, as of the date hereof, as follows:

(a) Securityholder (i) is the legal or beneficial owner of the Subject Securities, free and clear of any liens, adverse claims, charges or other encumbrances of any nature whatsoever (other than pursuant to (A) restrictions on transfer under applicable securities laws, (B) this Agreement, (C) the Deposit Agreement and (D) ordinary course prime brokerage relationships), and (ii) does not beneficially own any securities of the Company (including Company ADSs) other than as set forth opposite its name on Schedule A.

(b) Except with respect to obligations under the Company Organizational Documents, as applicable, Securityholder has the sole right to Transfer, to vote (or cause to be voted) and to direct (or cause to be directed) the voting of the Subject Securities, and none of the Subject Securities are subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of the Subject Securities (other than restrictions on transfer under applicable securities laws), except as set forth in this Agreement, the Transaction Agreement or the Deposit Agreement.

(c) Securityholder (i) if not a natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery by Securityholder of this Agreement, the consummation by Securityholder of the transactions contemplated hereby and the compliance by Securityholder with the provisions hereof have been duly authorized by all requisite corporate, company, partnership or other action on the part of Securityholder, and no other corporate, company, partnership or other proceedings on the part of Securityholder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof.

(d) This Agreement has been duly executed and delivered by Securityholder, constitutes a valid and binding obligation of Securityholder and, assuming due authorization, execution and delivery by the other parties hereto, is enforceable against Securityholder in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

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(e) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in (i) any violation or breach of, or default (with or without notice or lapse of time, or both) under, any provision of the organizational documents of Securityholder, if applicable, (ii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Securityholder or its properties or assets, or (iii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any material contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Securityholder is a party or by which Securityholder or Securityholder’s assets are bound, in the case of each of clauses (i) through (iii), to the extent such violation, breach or other action would prevent, enjoin or materially delay the performance by such Securityholder of its, his or her obligations under this Agreement.

(f) If the Subject Securities set forth on Schedule A constitute community property under Applicable Law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, Securityholder’s spouse. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement. Other than as provided in the Transaction Agreement and except for any filings by Securityholder with the SEC, the execution, delivery and performance by Securityholder of this Agreement do not require any action by or in respect of, or any notice, report or other filing by Securityholder with or to, or any consent, registration, approval, permit or authorization from, any Governmental Authority, other than any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, prevent, delay or impair Securityholder’s ability to perform its obligations hereunder.

(g) There is no Action pending or, to the knowledge of Securityholder, threatened against or affecting (i) Securityholder or any of its properties or assets (including the Subject Securities) or (ii) any of its controlled Affiliates or any of their respective properties or assets, in each case before (or, in the case of threatened Actions, that would be before) or by any Governmental Authority or arbitrator that would reasonably be expected to, individually or in the aggregate, prevent or delay or impair the consummation by Securityholder of the transactions contemplated by this Agreement or otherwise adversely impact Securityholder’s ability to perform its obligations hereunder on a timely basis.

(h) No investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Company or any of its Subsidiaries in respect of this Agreement or the Transaction based upon any arrangement or agreement made by or on behalf of Securityholder in Securityholder’s capacity as such.

(i) Securityholder understands and acknowledges that Purchaser is entering into the Transaction Agreement in reliance upon Securityholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of Securityholder contained herein. Securityholder understands and acknowledges that the Transaction Agreement governs the terms of the Transaction.

(j) Securityholder acknowledges and agrees that other than the representations expressly set forth in this Agreement or the Transaction Agreement, Purchaser has not made, and is not making, any representations or warranties to Securityholder with respect to Purchaser, the Transaction Agreement or any other matter. Securityholder hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

6. Representations and Warranties of Purchaser; Acknowledgment. Purchaser hereby represents and warrants, as of the date hereof, as follows:

(a) Purchaser (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery by Purchaser of this Agreement, the consummation by Purchaser of the transactions contemplated hereby and the compliance by Purchaser with the provisions hereof have been duly authorized by all requisite corporate, company, partnership or other action on the part of Purchaser, and no other corporate, company, partnership or other proceedings on the part of Purchaser are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof.

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(b) This Agreement has been duly executed and delivered by Purchaser, constitutes a valid and binding obligation of Purchaser and, assuming due authorization, execution and delivery by the other parties hereto, is enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

(c) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in (i) any violation or breach of, or default (with or without notice or lapse of time, or both) under, any provision of the organizational documents of Purchaser, (ii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Purchaser or its properties or assets, or (iii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any material contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Purchaser is a party or by which Purchaser or Purchaser’s assets are bound, in the case of each of clauses (i) through (iii), to the extent such violation, breach or other action would prevent, enjoin or materially delay the performance by such Purchaser of its, his or her obligations under this Agreement.

(d) Purchaser acknowledges and agrees that other than the representations and warranties expressly set forth in this Agreement, no Securityholder or any of his, her or its affiliates is making any representations or warranties to Purchaser with respect to such Securityholder or any of his, her or its affiliates (other than, if applicable, the Company and its Subsidiaries), the Transaction Agreement or any other matter. Purchaser hereby specifically disclaims reliance upon any representations or warranties of Securityholder or any of his, her or its affiliates (other than, if applicable, the Company and its Subsidiaries), other than the representations expressly set forth in this Agreement.

7. Termination. This Agreement and the representations, warranties and obligations of the parties hereto shall terminate automatically upon the earliest of (a) as to the Securityholder, the Effective Time, (b) such date and time as the Transaction Agreement shall have been validly terminated in accordance with Article IX thereof, (c) as to Securityholder, such date and time as any amendment to the Transaction Agreement is effected without the Securityholder’s prior written consent that (i) decreases the amount, or changes the form, of, consideration payable under the Transaction Agreement such that the financial terms of the Transaction are less favorable to Securityholders than those set out in the Transaction Agreement as of the date hereof, or (ii) imposes any additional conditions on the consummation of the Transaction or the payment of the Per Share Consideration to Company Shareholders, or (d) as to Securityholder, the written agreement of Purchaser and Securityholder. In the event of the termination of this Agreement, this Agreement shall forthwith become null and void and all rights and obligations of each party hereto shall cease; provided, however, that (i) Sections 10 through 19 shall survive such termination, and in the case of Section 11, only with respect to specific performance of the other surviving provisions, and (ii) no termination of this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any Willful Breach of this Agreement that occurred prior to such termination.

8. No Solicitation; General Covenants.

(a) Subject to Section 10, during the term of this Agreement, Securityholder (i) shall not, and shall cause its Subsidiaries and its and their respective directors and officers not to and (ii) shall not authorize, direct, knowingly encourage, knowingly facilitate or permit any of its other Representatives to, in the case of each of (i) and (ii), directly or indirectly, take any action to (A) solicit, initiate, knowingly facilitate, approve, endorse or recommend any Acquisition Inquiry or Acquisition Proposal; (B) furnish any information or documents to, or participate in any discussions or negotiations with, any person other than Purchaser or its Representatives in respect of any Acquisition Proposal or Acquisition Inquiry; (C) enter into any letter of intent, agreement, or agreement in principle with respect to an Acquisition Inquiry or Acquisition Proposal; (D) solicit proxies with respect to an Acquisition Proposal (other than the Transaction and the Scheme of Arrangement) or otherwise encourage or assist any Person in taking or planning any action that is reasonably likely to compete with, restrain, or otherwise serve to interfere with or inhibit

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the timely consummation of the Transactions in accordance with the terms of the Transaction Agreement; (E) initiate a shareholders’ vote or action by written consent of the Company’s shareholders with respect to an Acquisition Proposal, or convene, requisition, or join in convening or requisitioning any general or class meeting of the Company relating to any Acquisition Proposal; (F) take any action that a Representative of the Company is prohibited from taking pursuant to Section 6.2(a) of the Transaction Agreement; (G) accept, in respect of the Subject Securities, any offer made or proposed (whether to be implemented by way of a contractual offer, or otherwise) for any securities in the Company by any person other than Purchaser; (H) vote, in respect of the Subject Securities, in favor of any offer made or proposed (whether to be implemented by way of a scheme of arrangement or otherwise) for any securities in the Company by any person other than Purchaser; or (I) make or solicit any person other than Purchaser to make any offer to acquire the whole or any part of the issued or to be issued share capital of the Company. In addition, Securityholder agrees to vote against any Acquisition Proposal at any meeting to implement such Acquisition Proposal.

(b) Securityholder shall not (i) enter into any contract that violates or conflicts in any material respect with or would reasonably be expected to violate or conflict in any material respect with, or result in or give rise to a violation of or conflict in any material respect with, the Securityholder’s representations, warranties, covenants and obligations under this Agreement or (ii) take any action that would be reasonably expected to restrict or otherwise affect in any material respect the Securityholder’s legal power, authority and right to comply with and perform the Securityholder’s covenants and obligations under this Agreement.

(c) Securityholder hereby agrees not to commence or participate in any Action or claim, whether derivative or otherwise, against Purchaser, the Company or any of their respective Affiliates, or their respective boards of directors or members thereof or officers, relating to the negotiation, execution or delivery of this Agreement or the Transaction Agreement, or the consummation of the Transaction, including any such claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (ii) alleging a breach of any fiduciary duty of the Company Board in connection with the Transaction Agreement or the Transaction, and Securityholder hereby agrees to take all actions necessary to opt out of any class in any class action relating to the foregoing; provided that the foregoing shall not limit Securityholder from (A) participating as a defendant or asserting counterclaims in response to any claims commenced against Securityholder relating to this Agreement, the Transaction Agreement or the Transaction or (B) asserting a claim against Purchaser for breach of this Agreement or the Transaction Agreement.

(d) Securityholder shall promptly notify Purchaser of (i) any fact, change or development occurring or arising after the date hereof that causes, or would reasonably be expected to cause, any breach of any representation, warranty, covenant or agreement of Securityholder hereunder and (ii) any dealing or change in the number of Subject Securities.

(e) In the event that Securityholder acquires legal or beneficial ownership of, or the power to vote or direct the voting of, any additional Company Ordinary Shares, Company ADSs or other voting interests with respect to the Company, such securities or voting interests shall, without further action of the parties, be deemed Subject Securities and subject to the provisions of this Agreement, the number of Subject Securities set forth on Schedule A shall be deemed amended accordingly, and such securities or voting interests shall automatically become subject to the terms of this Agreement. Securityholder shall promptly notify Purchaser of any such event.

(f) In the event of any share split, share dividend or distribution, reorganization, recapitalization, readjustment, reclassification, combination, consolidation, exchange of shares or the like of the share capital of the Company on, of or affecting the Subject Securities, then the terms of this Agreement shall apply to the Equity Securities of the Company received in respect of the Subject Securities by Securityholder immediately following the effectiveness of the events described in this Section 8(g), as though they were Subject Securities hereunder.

9. No Agreement as Director or Officer. Securityholder makes no agreement or understanding in this Agreement in Securityholder’s capacity as a director or officer of the Company or any of their respective subsidiaries (if Securityholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Securityholder in Securityholder’s capacity as such a director or officer, including in exercising rights under the Transaction Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict Securityholder from exercising Securityholder’s fiduciary duties as an officer or director to the Company or the Company Shareholders.

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10. Successors, Assigns and Transferees Bound. Without limiting Section 1 hereof in any way, each Securityholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Securities from the date hereof through the termination of this Agreement and shall, to the extent permitted by Applicable Laws, be binding upon any Person to which legal or beneficial ownership of the Subject Securities shall pass, whether by operation of law or otherwise, including Securityholder’s heirs, guardians, administrators, successors or permitted assigns, and Securityholder further agrees to take all reasonable actions necessary to effectuate the foregoing.

11. Remedies. Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause the non-breaching party irreparable harm. Accordingly, each party hereto agrees that in the event of any breach or threatened breach of this Agreement, the non-breaching party, in addition to any other remedies at law or in equity each may have, shall be entitled to equitable relief, including injunctive relief and specific performance, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. Each party hereto hereby waives and agrees not to assert any objections to any remedy referred to in this Section 11 (including any objection on the basis that there is an adequate remedy at law or that an award of such remedy is not an appropriate remedy for any reason at law or equity).

12. Notices. All notices and other communications hereunder shall be in writing sent via email or transmitted by national overnight courier, and shall be given: if to Purchaser, to its address or email address set forth in Section 10.1 of the Transaction Agreement and if to Securityholder, to the address or email address set forth on Schedule A hereto or to such other address or email address as such party may hereafter specify for the purpose of providing notice to the other party hereto. All such notices, requests and other communications shall be deemed received (a) with respect to email, on the date of dispatch by the sender thereof (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto from the required recipient thereof), (b) three Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (c) one Business Day after sending, if sent by overnight courier, in each case to the required recipient as set forth above.

13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

14. Entire Agreement/Amendment. This Agreement (including the provisions of the Transaction Agreement referenced herein) represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed and delivered by the parties hereto.

15. Governing Law. This Agreement, and all disputes, claims, actions, suits or proceedings based upon, arising out of or related to this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules or principles that would result in the application of the law of any other state or jurisdiction. Each of the parties irrevocably and unconditionally agrees that any legal action or proceeding with respect to this Agreement, the transactions contemplated hereby or the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement, the transactions contemplated hereby or the rights and obligations arising hereunder brought by the other parties or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within

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the State of Delaware). Each of the parties hereby irrevocably and unconditionally submits with regard to any such action or proceeding for itself and in respect of its property to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by Applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by Applicable Law, each of the parties hereby consents to the service of process in accordance with Section 12 in any action relating to this Agreement or any of the transactions contemplated by this Agreement; provided, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Applicable Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

16. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a Contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations and any applicable provision of the Company Organizational Documents, the Transaction Agreement and the Transactions, (b) the Transaction Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

17. Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile, by email with .pdf attachments, or by other electronic signatures (including, DocuSign and AdobeSign), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18. Further Assurances. Securityholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws, to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Securityholder shall execute (or procure the execution of) all such documents or do (or procure the doing of) such acts and things as may be necessary or desirable to be executed or done by Securityholder for the purposes of giving Purchaser the full benefit of Securityholder’s undertakings hereunder.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

[SECURITYHOLDER]

By:

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

MERCK KGAA, DARMSTADT, GERMANY

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

SCHEDULE A

Name and Address of Securityholder	Company Ordinary Shares	Company ADSs	Company Other Share Options

Exhibit 99.1

Silence Therapeutics Enters into Agreement to be Acquired by Merck KGaA, Darmstadt, Germany

All-Cash Transaction Values Silence Therapeutics at Approximately $1.3 Billion

Price of$20.00 Per ADS in Cash

Represents 130% Premium to Silence’s Closing ADS Price on October 16, 2026

Transaction Delivers Significant, Immediate and Certain Cash Value to Silence Shareholders and ADS Holders

LONDON, UK, October 19, 2026 – Silence Therapeutics plc (Nasdaq: SLN) (“Silence”), a biotechnology company developing precision engineered medicines using its proprietary siRNA technology, today announced that it has entered into a definitive agreement with Merck KGaA, Darmstadt, Germany, pursuant to which Merck KGaA, Darmstadt, Germany has agreed to acquire Silence in an all-cash transaction with an enterprise value of $1.1 billion and an equity value of approximately $1.3 billion, subject to the satisfaction of customary closing conditions.

Under the terms of the agreement, Merck KGaA, Darmstadt, Germany will acquire all outstanding ordinary shares of Silence. Upon completion of the transaction, Silence shareholders will receive $20.00 in cash per American Depositary Share (“ADS”), with each ADS representing three ordinary shares of Silence (or $6.6667 per ordinary share). The all-cash consideration represents a 130% premium to Silence ADS’s closing price on Friday, October 16, 2026 and an 82% premium to the 30-day volume-weighted average price of $10.99.

“We are pleased to have reached this agreement with Merck KGaA, Darmstadt, Germany, which is the result of a competitive sale process and delivers significant, immediate and certain value to our shareholders,” said Iain Ross, Interim Principal Executive Officer and Chairman of the Silence Board. “This transaction follows potentially best-in-class Phase 2 polycythemia vera data for Divesiran and reflects the important progress we have made advancing our differentiated siRNA pipeline. It also provides a new home for our innovative programs within Merck KGaA, Darmstadt, Germany, placing Divesiran with a company that has the scale, resources and commercial capabilities to accelerate its Phase 3 development and bring this potentially best-in-class siRNA therapy to patients in need. We are incredibly grateful to our employees for their dedication and contributions in building Silence into the company it is today.”

“The planned acquisition of Silence Therapeutics will strengthen our capabilities to serve patients with targeted specialty and rare diseases,” said Kai Beckmann, Chairman of the Executive Board and Group CEO of Merck KGaA, Darmstadt, Germany. “Following the acquisition of SpringWorks Therapeutics last year, we continue to transform our pipeline toward areas of high specialization and unmet medical need, with an ongoing commitment to external innovation. The proposed transaction follows Merck KGaA, Darmstadt, Germany’s strategic priority to address attractive end markets also through M&A, creating value over the mid- to long-term.”

Transaction Details

The transaction will be effected by means of a U.K. scheme of arrangement under Part 26 of the UK Companies Act 2006. The transaction is expected to close in the first quarter of 2027, and is subject to Silence shareholder approval, sanction by the High Court of Justice of England and Wales (the “Court”) and other customary closing conditions, including regulatory approvals. The transaction was unanimously approved by the Silence Board of Directors.

Certain securityholders of Silence, holding approximately 14% of Silence’s voting power, have entered into a voting and support agreement with Merck KGaA, Darmstadt, Germany, pursuant to which the securityholders have agreed, among other things, to vote their beneficially owned voting securities of Silence in favor of the transaction.

Advisors

Morgan Stanley & Co. LLC and Centerview Partners are serving as financial advisors, Cooley LLP is acting as legal counsel and Joele Frank, Wilkinson Brimmer Katcher is acting as strategic communications advisor.

About PV

PV is a rare, myeloproliferative neoplasm – a type of blood cancer - characterized by the excessive production of red blood cells, often resulting in elevated hematocrit levels. Elevated hematocrit above 45-percent is associated with a four-times higher rate of death from cardiovascular and thrombotic events. PV is associated with a range of burdensome symptoms including fatigue, cognitive disturbance and pruritus and additionally, longer term can transform to myelofibrosis and Acute Myeloid Leukemia. The aim of treatment is to maintain hematocrit less than 45%, a level that is associated with a reduced incidence of thrombosis and CV-associated death. The current standard of care includes repeated phlebotomies to reduce hematocrit and/or cytoreductive agents to reduce red blood cell production. There are currently no approved therapies that specifically target red blood cells and hematocrit.

About Divesiran

Divesiran is Silence’s wholly owned siRNA product candidate developed from its proprietary mRNAi GOLD™ platform that “silences” TMPRSS6 expressed almost exclusively in the liver. TMPRSS6 is a negative regulator of hepcidin, the body’s master regulator of iron metabolism including its absorption, distribution, and storage. By silencing TMPRSS6 in PV patients, Divesiran aims to increase hepcidin production and release by liver hepatocytes, leading to the restriction of iron to the bone marrow and, thus, reducing the excessive production of red blood cells, a process dependent on availability of iron. Divesiran has FDA Fast Track and Orphan Drug designations for PV.

About Silence Therapeutics

Silence Therapeutics is a global clinical-stage biotechnology company committed to transforming people’s lives by silencing diseases through precision engineered medicines created with proprietary siRNA (short interfering RNA) technology. Silence leverages its mRNAi GOLD™ platform to create innovative siRNA therapies designed to precisely target and silence genes that cause disease. The Company is advancing a growing pipeline of siRNA product candidates targeting areas of high unmet need across rare and common diseases where treatments are limited or inadequate. For more information, please visit https://www.silence-therapeutics.com/.

About Merck KGaA, Darmstadt, Germany

Merck KGaA, Darmstadt, Germany, a leading science and technology company, operates across life science, healthcare and electronics. More than 62,000 employees work to make a positive difference to millions of people’s lives every day by creating more joyful and sustainable ways to live. From providing products and services that accelerate drug development and manufacturing as well as discovering unique ways to treat the most challenging diseases to enabling the intelligence of devices – the company is everywhere. In 2025, Merck KGaA, Darmstadt, Germany, generated sales of € 21.1 billion in 65 countries.

The company holds the global rights to the name and trademark “Merck” internationally. The only exceptions are the United States and Canada, where the business sectors of Merck KGaA, Darmstadt, Germany, operate as MilliporeSigma in life science, EMD Serono in healthcare and EMD Electronics in electronics. Since its founding in 1668, scientific exploration and responsible entrepreneurship have been key to the company’s technological and scientific advances. To this day, the founding family remains the majority owner of the publicly listed company.

All Merck KGaA, Darmstadt, Germany, press releases are distributed by e-mail at the same time they become available on the EMD Group website. In case you are a resident of the USA or Canada, please go to www.emdgroup.com/subscribe to register for your online, change your selection or discontinue this service.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Silence by Merck KGaA, Darmstadt, Germany pursuant to the transaction agreement. In connection with the proposed transaction, Silence intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). Silence may also file other relevant documents with the SEC regarding the proposed transaction. The definitive proxy statement (if and when available) (the “Proxy Statement”) will be mailed to shareholders of Silence. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF SILENCE, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K. COMPANIES ACT 2006) AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and securityholders will be able to obtain free copies of the Proxy Statement (if and when available) and other documents containing important information about Silence and the proposed transaction, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Silence will be available free of charge on the investor relations section of Silence’s website (https://www.silence-therapeutics.com/).

Participants in the Solicitation

Silence and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Silence’s securityholders in connection with the proposed transaction. Information about Silence’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Non-Executive Director Remuneration” contained in Silence’s proxy statement on Schedule 14A for its 2026 Annual General Meeting filed with the SEC on April 29, 2026. To the extent holdings of Silence’s securities by its directors or executive officers have changed since the applicable “as of” date described in its 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Silence securityholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC. These filings, when available, may be obtained free of charge on the investor relations section of Silence’s website (https://www.silence-therapeutics.com/) or on the SEC’s website (https://www.sec.gov).

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of federal securities laws regarding the Company, including, but not limited to, statements related to the proposed acquisition of the Company by Merck KGaA, Darmstadt, Germany and the anticipated timing, results and benefits thereof, the timing of the filing of the Proxy Statement in connection with the proposed acquisition, the ability to obtain shareholder approval, the potential therapeutic benefits of and future plans for Divesiran; and other statements that are not historical facts. These forward-looking statements can generally be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond the Company’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: (i) Merck KGaA, Darmstadt, Germany’s and the Company’s ability to complete the transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and shareholder approvals, the sanction of the High Court of Justice of England and Wales and satisfaction of other closing conditions to consummate the acquisition; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction and the possibility that competing acquisition proposals will be made; (iii) risks related to diverting the attention of the Company’s management from ongoing business operations; (iv) significant transaction costs and/or unknown or inestimable liabilities; (v) the risk of shareholder or other litigation in connection with the proposed transaction, including resulting expense or delay; (vi) pharmaceutical product development and the uncertainty of clinical success; (vii) the regulatory approval process, including the risks that the Company may be unable to submit anticipated regulatory filings on the timeframe anticipated, or at all, or that the Company may be unable to obtain regulatory approvals of any of its product candidates in a timely manner or at all; (viii) disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; (ix) costs and expenses related to the proposed acquisition; (x) effects relating to the announcement of the acquisition or any further announcements or the consummation of the acquisition on the market price of the Company’s American Depositary Shares or ordinary shares; (xi) regulatory initiatives and changes in tax laws; (xii) market volatility; and (xiii) other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Proxy Statement and other filings made by the Company from time to time with the SEC. These filings, when available, will be available on the investor relations section of the Company’s website (https://silence-therapeutics.com/) or on the SEC’s website (https://www.sec.gov). The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contacts

Silence Therapeutics plc

Gem Hopkins, VP, Head of IR and Corporate Communications

ir@silence-therapeutics.com

Tel: +1 (646) 637-3208

Aaron Palash / Alexandra Benedict

Joele Frank, Wilkinson Brimmer Katcher

Tel: +1 (212) 355-4449